                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
     Genesys Telecommunications Laboratories, Inc. Common Stock
     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
     Up to a maximum of           shares of Genesys Communications Laboratories,
     Inc.
     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     $
     ---------------------------------------------------------------------------
(5)  Total fee paid:
     $
     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:
    ----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
(3)  Filing Party:

     ---------------------------------------------------------------------------
(4)  Date Filed:

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

                                      LOGO

      TO THE SHAREHOLDERS OF GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

      On September 27, 1999, Genesys Telecommunications Laboratories, Inc.'s board of directors approved a merger agreement between Alcatel and Genesys. The merger agreement provides for the merger of Genesys with a newly formed, wholly owned subsidiary of Alcatel.

      You will receive either Alcatel ADSs or cash in exchange for your Genesys common stock in the merger. The number of Alcatel ADSs or the amount of cash into which each share of your Genesys common stock will be converted depends on the average closing price of an Alcatel ADS during the 10-trading-day period ending 2 trading days prior to the special meeting of Genesys shareholders. That price is referred to as the "average closing price." If the average closing price of an Alcatel ADS is:

      - less than $33.00 and greater than $27.00, each share of Genesys common stock will be converted into 1.667 Alcatel ADSs;

      - $33.00 or greater, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $55.00 by the average closing price;

      - $27.00 or less, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $45.00 by the average closing price.

      In addition, if the average closing price of an Alcatel ADS is $24.00 or less, Alcatel may, at its option, deliver $45.00 in cash to Genesys shareholders instead of Alcatel ADSs.

      Each Alcatel ADS represents one-fifth of a share of Alcatel common stock. Alcatel ADSs are listed on the New York Stock Exchange under the trading symbol "ALA," and on December 17, 1999 Alcatel ADSs closed at $40.625 per ADS.

      The merger cannot be completed unless the holders of a majority of Genesys common stock entitled to vote adopt the merger agreement. Only shareholders who hold their shares of Genesys common stock at the close of business on December 16, 1999 will be entitled to vote at the special meeting.

      AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTERESTS AND DECLARED THE MERGER ADVISABLE. GENESYS' BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND RECOMMENDS ITS ADOPTION BY YOU.

      This proxy statement/prospectus provides you with detailed information concerning Alcatel, Genesys and the merger. Please give all of the information contained in the proxy statement/prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROXY STATEMENT/PROSPECTUS.

      Please use this opportunity to take part in the affairs of Genesys by voting on the adoption of the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

      We appreciate your interest in Genesys and consideration of this matter.

                                        Ori Sasson
                                        President and Chief Executive Officer

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF ALCATEL COMMON STOCK OR THE ALCATEL ADSS TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED WHETHER THIS PROXY STATEMENT/PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This proxy statement/prospectus is dated December 20, 1999 and was first mailed to shareholders on or about December 21, 1999.

Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA 94103
Telephone: (415) 437-1171
Facsimile: (415) 437-1260

                                      LOGO

                           Notice of Special Meeting

                 Genesys Telecommunications Laboratories, Inc.
                               1155 Market Street
                        San Francisco, California 94103

                   Notice of Special Meeting of Shareholders

Date:   January 21, 2000
Time:   11:00 AM
Place:  1155 Market Street
       San Francisco, CA 94103

                            ------------------------

      At the meeting you will be asked:

      1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of September 27, 1999, by and among Eden Merger Corp., a wholly owned subsidiary of Alcatel, Alcatel and Genesys Telecommunications Laboratories, Inc., pursuant to which Eden Merger Corp. will merge with and into Genesys and Genesys will survive the merger as a wholly owned subsidiary of Alcatel. You will receive either Alcatel ADSs or cash in exchange for your Genesys common stock in the merger. The number of Alcatel ADSs or the amount of cash into which each share of your Genesys common stock will be converted depends on the average closing price of an Alcatel ADS during the 10-trading-day period ending 2 trading days prior to the special meeting of Genesys shareholders. That price is referred to as the "average closing price." If the average closing price of an Alcatel ADS is:

      - less than $33.00 and greater than $27.00, each share of Genesys common stock will be converted into 1.667 Alcatel ADSs;

      - $33.00 or greater, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $55.00 by the average closing price;

      - $27.00 or less, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $45.00 by the average closing price.

      In addition, if the average closing price of an Alcatel ADS is $24.00 or less, Alcatel may, at its option, deliver $45.00 in cash to Genesys shareholders instead of Alcatel ADSs.

      Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

      2. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

      The attached proxy statement/prospectus contains a more complete description of these items of business. Only holders of record of Genesys common stock at the close of business on December 16, 1999, the record date, are entitled to vote on the matters listed in this notice of special meeting. You may vote in person at the Genesys Special Meeting even if you have returned a proxy.

                                        By Order of the Board of Directors
                                        of Genesys Telecommunications
                                        Laboratories, Inc.

                                        Richard DeGolia
                                        Senior Vice President, Business
                                        Development & Strategic Planning, Acting
                                        General Counsel and Corporate Secretary
                                        San Francisco, California
                                        December 20, 1999

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
ENFORCEABILITY OF CIVIL LIABILITIES
AGAINST FOREIGN PERSONS..............     1
PRESENTATION OF FINANCIAL
  INFORMATION........................     1
SUMMARY..............................     2
  The Companies......................     2
  The Special Meeting................     2
  The Merger.........................     3
SELECTED HISTORICAL FINANCIAL DATA...     7
  Alcatel............................     7
  Genesys............................     9
RISK FACTORS.........................    10
FORWARD-LOOKING INFORMATION..........    13
EXCHANGE RATE INFORMATION............    14
COMPARATIVE PER SHARE DATA...........    15
COMPARATIVE STOCK PRICES AND
  DIVIDENDS..........................    16
THE COMPANIES........................    18
  Alcatel............................    18
  Genesys............................    24
  Eden Merger Corp...................    25
THE SPECIAL MEETING..................    26
  Date, Time and Place...............    26
  Purpose............................    26
  Record Date........................    26
  Quorum and Required Vote...........    26
  Abstentions and Broker Nonvotes....    26
  Security Ownership of Management...    26
  Solicitation of Proxies and
     Expenses........................    27
  Dissenters' Rights.................    27
  Availability of Independent
     Accountants.....................    29
THE MERGER...........................    30
  General............................    30
  Background of the Merger...........    30
  Alcatel's Reasons for the Merger...    32
  Genesys' Reasons for the Merger....    32
  Opinion of Genesys' Financial
     Advisor.........................    34
  Recommendation of Genesys' Board of
     Directors.......................    39
  Interests of Certain Persons in the
     Merger..........................    39
  Material U.S. Federal Income Tax
     Consequences....................    42
  Accounting Treatment...............    45
  Regulatory Approvals...............    45
  Certain Securities Laws
     Considerations..................    45
  Dividends..........................    45
  Stock Exchange Listing.............    46

                                       PAGE
                                       ----
CERTAIN PROVISIONS OF THE MERGER
  AGREEMENT..........................    47
  Closing and Effective Time of the
     Merger..........................    47
  Merger Consideration...............    47
  Fractional Shares..................    48
  Dissenting Shares..................    48
  Employee Stock Options, Restricted
     Stock and Employee Benefit
     Matters.........................    48
  Exchange of Share Certificates.....    48
  Representations and Warranties.....    49
  No Solicitation....................    50
  Certain Filings....................    51
  Conditions to the Consummation of
     the Merger......................    51
  Termination of the Merger
     Agreement.......................    53
  Fees and Expenses..................    54
  Conduct of Business by Genesys.....    55
  Conduct of Business by Alcatel.....    56
  Amendments; Modifications and
     Waiver..........................    56
  Indemnification....................    56
THE VOTING AGREEMENT.................    58
  Agreement to Vote in Favor of the
     Merger..........................    58
  Representations and Warranties of
     the Individual Shareholders.....    58
  Representations and Warranties of
     Alcatel.........................    59
DESCRIPTION OF ALCATEL SHARES........    60
  General............................    60
  Changes in Capital Stock...........    60
  Form, Holding and Transfer of
     Alcatel Shares..................    61
  Holdings Exceeding Certain
     Percentages.....................    61
  Liquidation Rights.................    62
DESCRIPTION OF ALCATEL AMERICAN
  DEPOSITARY SHARES..................    63
  American Depositary Receipts.......    63
  Deposit and Withdrawal of Alcatel
     Shares..........................    63
  Pre-release of ADRs................    63
  Dividends, Other Distributions and
     Rights..........................    64
  Record Dates.......................    65
  Notices and Reports................    65
  Voting of the Underlying Alcatel
     Shares..........................    65
  Inspection of Transfer Books.......    66
  Changes Affecting Deposited
     Securities......................    66
  Charges of The Bank of New York....    66

                                       PAGE
                                       ----
Amendment and Termination of the
Deposit Agreement....................    67
  Transfer of ADRs...................    67
NATURE OF TRADING MARKET.............    69
  Trading Practices and Procedures on
     the Paris Bourse................    69
  Alcatel Share Price Information....    70
  Trading on the New York Stock
     Exchange........................    70
  Trading by Alcatel in its Shares...    70
COMPARISON OF SHAREHOLDER RIGHTS.....    72
  Size of the Board; Term of
     Office..........................    72
  Nomination and Election of
     Directors.......................    72
  Qualifications of Directors and
     Employee Directors..............    73
  Duties and Powers of the Board and
     Board Voting....................    73
  Removal of Directors and Filling of
     Vacancies.......................    74
  Liability of Directors.............    74
  Limitation on Directors' Liability
     and Indemnification of Officers
     and Directors...................    75
  Loans to Directors.................    76
  Shareholders' Meetings.............    76
  Shareholder Action by Written
     Consent.........................    78
  Shareholders' Proposals............    78

                                       PAGE
                                       ----
  Shareholder Suits..................    79
  Appraisal Rights...................    79
  Preferential Subscription Rights...    79
  Stock Repurchases..................    80
  Antitakeover Statutes..............    80
  Conflict-of-interest
     Transactions....................    81
  Dividends..........................    81
SECURITIES OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT
  OWNERSHIP OF SECURITIES............    83
LEGAL MATTERS........................    84
EXPERTS..............................    84
WHERE TO FIND MORE INFORMATION.......    85
INDEX TO ALCATEL'S UNAUDITED INTERIM
  CONSOLIDATED FINANCIAL
  STATEMENTS.........................   F-1
ANNEXES
Annex A -- Agreement and Plan of
  Merger and Reorganization dated as
  of September 27, 1999..............   A-1
Annex B -- Opinion of Goldman Sachs &
  Co.................................   B-1
Annex C -- Voting Agreement dated as
  of September 27, 1999..............   C-1
Annex D -- Dissenters' Rights under
  the California Corporation Code....   D-1

          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      Alcatel is a French societe anonyme organized under the laws of the Republic of France. Most of Alcatel's directors and officers, as well as certain of the experts named herein, are not residents of the United States, and a substantial portion of the assets of Alcatel and its directors and officers is located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to realize against them upon judgments of courts of the United States predicated upon any civil liability provisions of the U.S. federal securities laws. If an original action is brought in France, predicated solely upon the U.S. federal securities laws, French courts may not have the requisite jurisdiction to grant the remedies sought. Actions brought in France for enforcement of judgments of U.S. courts rendered against French persons referred to in the second sentence of this paragraph would require these French persons to waive their right to be sued in France only under Article 15 of the French Civil Code. Alcatel believes that none of these French persons have waived their right with respect to actions predicated solely upon U.S. federal securities laws. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.

                     PRESENTATION OF FINANCIAL INFORMATION

      In connection with the introduction of a single European currency (the "euro" or "E") on January 1, 1999, Alcatel converted its share capital into euro and has begun publishing its consolidated financial statements in euro, beginning with its consolidated financial statements for the year ended December 31, 1998. Alcatel published its consolidated financial statements for the years ended December 31, 1994 through 1997 in French francs ("francs" or "FF"). Solely for the reader's convenience, Alcatel's consolidated financial statements for these years have been translated into euro using the fixed exchange rate of E 1.00 = FF 6.55957. Solely for the reader's convenience, this proxy statement/prospectus presents translations of certain euro amounts into U.S. dollars ("dollars" or "$") at the Noon Buying Rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for December 30, 1999 of E 0.9934 = $1.00 ($ 1.0066 =
E 1.00). On June 30, 1999, the date of the Unaudited Interim Consolidated Financial Statements, the Noon Buying Rate was E 0.97 = $1.00 ($1.0310 =
E 1.00). You should not consider these translations as representations that the euro amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. See "EXCHANGE RATE INFORMATION" for information concerning the French franc to dollar exchange rate from January 1, 1994 through December 31, 1998 and the euro to dollar exchange rate from January 1, 1999 through December 15, 1999.

                                    SUMMARY

      This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which you have been referred. See "WHERE TO FIND MORE INFORMATION."

THE COMPANIES

ALCATEL
54, rue La Boetie
75008 Paris
France
(33) 1-40-76-10-10

     Alcatel is a world leader in providing telecommunications equipment and systems. Alcatel's businesses are organized into five segments, which provide:

     -  networking for full service network operators;

     - high-speed Internet and optics for voice, data and multimedia communications;

     -  systems and products for enterprises and consumers;

     -  telecom components; and

     -  cables and turnkey energy systems.

Alcatel had consolidated net sales of E 21.3 billion in 1998 and E 10.1 billion in the first half of 1999. Alcatel has activities in 130 countries and employs approximately 120,000 people. After a series of U.S. acquisitions in 1998 and 1999, the United States has become Alcatel's largest telecom market.

GENESYS
1155 Market Street
San Francisco, California 94103
United States
(415) 437-1100

     Genesys is a leading provider of enterprise-wide interaction management solutions for both traditional brick and mortar organizations and e-business. Genesys' products are designed to allow an organization to optimally manage its customer interactions and employee communications to increase productivity, lower costs and achieve greater customer satisfaction and loyalty by extending the capabilities of an organization's internet, computer, telecommunications and database systems. With the ability to integrate multiple communications media, the Genesys suite of products supports customer interactions via e-mail, the Internet and traditional voice, thereby enabling consistent customer contact regardless of the communications channel. As of November 30, 1999, Genesys had licensed its products to approximately 650 end users worldwide.

EDEN MERGER CORP.
c/o Alcatel USA
1000 Coit Road
Plano, Texas 75075
United States
(972) 519-3000

     Eden Merger Corp. was incorporated in the State of California in September 1999 for the purpose of consummating the merger. Eden Merger Corp. has limited assets, has no operations and has not carried on any activities other than those which are related to its formation and its execution of the merger agreement.

THE SPECIAL MEETING

TIME AND PLACE; PURPOSE

     A special meeting of the shareholders of Genesys will be held at 11:00 AM local time on January 21, 2000 at Genesys headquarters located at 1155 Market Street, San Francisco, California 94103. At the special meeting, shareholders of record of Genesys on December 16, 1999, 2000 will be asked to (i) consider and vote upon a proposal to adopt the merger agreement and approve the merger and
(ii) transact such other business as may properly come before the special meeting. See "THE SPECIAL MEETING -- Date, Time and Place; Purpose."

RECORD DATE; QUORUM

     The record date established by the Genesys board of directors for the special meeting is the close of business on December 16, 1999. Only holders of record of Genesys common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. As of the record date, there were 26,228,284 outstanding shares of Genesys common stock, held by 227 holders of record. See "THE SPECIAL MEETING -- Record Date." Each holder of a share of Genesys common stock outstanding on the record date is entitled to cast one vote per share on the merger proposal. The presence at the special meeting, either in person or by proxy, of a majority of the issued and outstanding shares of Genesys common stock entitled to vote will constitute a quorum at the special meeting. See "THE SPECIAL MEETING -- Quorum and Required Vote."

REQUIRED VOTE

     Approval of the merger proposal requires the affirmative vote of shareholders holding a majority of shares of Genesys common stock outstanding and entitled to vote as of the record date. All of the directors and executive officers of Genesys holding Genesys common stock are contractually obligated to vote their shares of common stock in favor of the merger proposal. As of the record date, members of the Genesys board, executive officers of Genesys and their respective affiliates owned approximately 27.4% of the shares of Genesys common stock entitled to vote on the merger proposal. See "THE SPECIAL MEETING -- Quorum and Required Vote."

SOLICITATION OF PROXIES AND EXPENSES

     Shares of Genesys common stock represented by properly executed proxies received in time for the Genesys special meeting will be voted at the special meeting in the manner specified in the proxy. Proxies that are properly executed but do not contain instructions will be voted "FOR" approval and adoption of the merger proposal. It is not expected that any matter other than approval and adoption of the merger proposal will be brought before the Genesys special meeting, but, if other matters are properly presented, the persons named in such proxy will have authority, unless authority to do so is withheld in the proxy, to vote in accordance with their judgment on any other matter, including without limitation, any proposal to adjourn or postpone the special meeting or otherwise concerning the conduct of the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the special meeting, to the Secretary of Genesys, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to the Secretary of Genesys a duly executed proxy bearing a later date or time than the revoked proxy; or
(iii) attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy. See "THE SPECIAL MEETING -- Solicitation of Proxies and Expenses."

     Genesys will bear the cost of the solicitation of proxies from its shareholders and the cost of printing and mailing this proxy statement/ prospectus. In addition to the solicitation by mail, Genesys' directors, officers and employees may solicit proxies from its shareholders in person or by telephone, telegram or electronically. See "THE SPECIAL MEETING -- Solicitation of Proxies and Expenses."

                                   THE MERGER

GENERAL

     Upon consummation of the merger, Eden Merger Corp., a wholly owned subsidiary of Alcatel, will be merged with and into Genesys, with Genesys continuing as the surviving corporation and a wholly owned subsidiary of Alcatel. A copy of the merger agreement is attached hereto as Annex A. You should read it completely.

MERGER CONSIDERATION

     Genesys shareholders will receive either Alcatel ADSs or cash in exchange for their Genesys common stock in the merger. The number of Alcatel ADSs into which each share of Genesys common stock will be converted, or whether each share of Genesys common stock will be converted into cash, depends on the average closing price of an Alcatel ADS during the 10-trading-day period ending 2 trading days prior to the special meeting of Genesys shareholders. That price is sometimes referred to as the "average closing price" in this proxy statement/ prospectus. If the average closing price of an Alcatel ADS is:

     - less than $33.00 and greater than $27.00, each share of Genesys common stock will be converted into 1.667 Alcatel ADSs;

     - $33.00 or greater, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $55.00 by the average closing price; or

     - $27.00 or less, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $45.00 by the average closing price.

     In addition, if the average closing price of an Alcatel ADS is $24.00 or less, Alcatel may, at its option, deliver $45.00 in cash to Genesys shareholders instead of any Alcatel ADSs.

     Whichever of these ratios is ultimately used to determine what each share of Genesys common stock is converted into as a result of the merger is referred to throughout this proxy statement/ prospectus as the "exchange ratio."

     Alcatel will not issue fractional ADSs in the merger. Instead, all fractional Alcatel ADSs will be aggregated and sold. You will be paid cash, without interest, equal to your proportionate interest in the net proceeds of the sale of the aggregated fractional ADSs.

RECOMMENDATION OF THE GENESYS BOARD

     The Genesys board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interest of the Genesys shareholders. Accordingly, the Genesys board of directors has unanimously approved the merger proposal and recommends that Genesys shareholders vote to approve and adopt the merger proposal. In considering the Genesys board of directors' recommendation, shareholders should be aware that certain members of the Genesys board may be deemed to have interests in the merger that are in addition to or different from the interests of Genesys shareholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Shareholders of Genesys should be aware that certain directors and officers of Genesys have interests in the merger that may be deemed to be different from or in addition to their interests solely as shareholders of Genesys. For example, options held by Genesys' executives may become vested following the merger upon the termination of their employment under specified circumstances. In addition, certain executives may be entitled to severance payments upon their termination of employment following the merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

OPINION OF GENESYS' FINANCIAL ADVISOR

     Goldman, Sachs & Co. delivered an opinion to the board of directors of Genesys to the effect that, as of September 27, 1999, the consideration to be received by the holders of outstanding shares of Genesys common stock pursuant to the merger agreement was fair from a financial point of view to those holders. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of Genesys common stock should vote with respect to the transaction contemplated by the merger agreement. The full text of the written opinion of Goldman Sachs is attached to this proxy statement/prospectus as Annex
B. You should read it completely.

CONDITIONS TO THE MERGER

     The consummation of the merger depends upon the satisfaction of several conditions, including:

     -  approval of the merger by Genesys shareholders;

     - approval of the listing on the New York Stock Exchange of the Alcatel ADSs to be issued in connection with the merger;

     - expiration of any waiting period under the antitrust laws of the United States;

     - receipt by Genesys and Alcatel of opinions regarding the tax-free nature of the merger, provided Alcatel does not exercise its option to deliver cash to Genesys shareholders instead of Alcatel ADSs;

     - employment agreements with each of Christopher Brennan, Alec Miloslavsky and Ori Sasson being in full force and effect; and

     - all foreign laws regulating competition, antitrust, investment or exchange control have been complied with, and all approvals required under those foreign laws have been received.

     See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Conditions to the Consummation of the Merger" for further description of all the conditions to the consummation of the merger.

REGULATORY APPROVALS

     Under the antitrust laws of the United States, the merger cannot be consummated until certain filings are submitted to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and certain waiting periods have expired.

     Governmental or regulatory bodies in certain other jurisdictions may need to approve the merger as well. In addition, Genesys and Alcatel will seek material consents, approvals, orders and other governmental authorizations necessary or advisable to complete the merger. While Genesys and Alcatel believe that they will receive the requisite regulatory approvals, there can be no assurance that this will occur. See "THE MERGER -- Regulatory Approvals" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Certain Filings."

U.S. TAX TREATMENT

     Assuming Alcatel does not exercise its option under certain circumstances to convert shares of Genesys common stock into cash, it is expected that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Generally, if the merger qualifies as a reorganization for U.S. federal income tax purposes and you are a U.S. person, you will not recognize gain or loss with respect to the Genesys common stock you exchange for Alcatel ADSs in the merger. You may recognize gain or loss with respect to cash received in lieu of fractional interests. The aggregate tax basis of the Genesys common stock you surrender will become the aggregate tax basis of the Alcatel ADSs you receive adjusted to take into account any cash paid in lieu of fractional interests.

     If you receive all cash consideration for your Genesys shares, or if the merger otherwise does not qualify as a reorganization for U.S. federal income tax purposes, you will be treated as having sold your Genesys common stock in a taxable sale. You will recognize capital gain or loss attributable to the sale equal to the difference between the cash or fair market value of the Alcatel ADSs received and your tax basis in the Genesys common stock surrendered.

     To review tax consequences of the Merger in greater detail, see "THE MERGER -- Material U.S. Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The merger will be accounted for as a pooling of interests under French generally accepted accounting principles. Under generally accepted accounting principles in the United States, the merger will be accounted for under the purchase method.

TERMINATION OF THE MERGER AGREEMENT

     Either Genesys or Alcatel may terminate the merger agreement for various reasons, including if:

     -  both parties consent in writing;

     - the merger is not completed by May 31, 2000 through no fault of the party seeking to call off the merger;

     -  there exist legal restraints preventing the merger;

     -  the Genesys shareholders do not approve the merger; or

     - the other party breaches in a material way its representations, warranties, covenants or agreements and that breach is not remedied within 30 days.

     In addition, Alcatel may terminate the merger agreement if the Genesys board of directors withdraws or adversely modifies its approval or recommendation of the merger, recommends an alternative acquisition transaction with a third party or violates its obligations not to solicit alternative acquisition transactions, as well as in certain other situations. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Termination of the Merger Agreement" for further discussion of the termination provisions of the merger agreement.

     Under certain of these circumstances, Genesys may be required to pay Alcatel a termination fee of $45 million. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Fees and Expenses" for further discussion of fees and expenses connected with the merger.

DISSENTERS' RIGHTS

     If the merger proposal is approved by Genesys shareholders, holders of Genesys common stock who elect to dissent from the approval may, under certain circumstances, be entitled to have their shares purchased by Genesys for their fair market value.

     To exercise dissenters' rights, Genesys shareholders must carefully follow the procedures set forth in Chapter 13 of the California Corporations Code. These procedures include:

     - sending notice to Genesys on or prior to the date of the special meeting; and

     -  voting against the approval of the merger.

     Failure to send notice or to vote against the merger or to follow any other required procedures will result in waiver of dissenters' rights. Additionally, dissenters' rights will only be available if holders of 5% or more of Genesys common stock outstanding as of the record date elect to dissent. See "THE SPECIAL MEETING -- Dissenters' Rights." Annex D contains the full text of Chapter 13 of the California Corporations Code regarding dissenters' rights.

VOTING AGREEMENT

     Certain Genesys shareholders have entered into an agreement with Alcatel to vote their shares in favor of the merger at the special meeting of Genesys shareholders. For further discussion of the voting agreement, see "THE VOTING AGREEMENT." A copy of the voting agreement is attached hereto as Annex C.

COMPARATIVE RIGHTS OF SHAREHOLDERS OF ALCATEL AND GENESYS

     As a result of the merger, your Genesys common stock may be converted into the right to receive Alcatel ADSs. Because Genesys is a corporation organized under the laws of California and Alcatel is a corporation organized under the laws of the Republic of France, there are differences between the rights of Genesys shareholders and the rights of holders of Alcatel ADSs and Alcatel shares. For a discussion of certain of these differences, see "COMPARISON OF SHAREHOLDER RIGHTS," "DESCRIPTION OF ALCATEL SHARES" and "DESCRIPTION OF ALCATEL AMERICAN DEPOSITARY SHARES."

EXCHANGE PROCEDURES

     If the merger is consummated, a letter of transmittal will be mailed to you with instructions for exchanging your shares of Genesys common stock for the merger consideration paid by Alcatel. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Exchange of Share Certificates" for further discussion of exchange procedures.

                       SELECTED HISTORICAL FINANCIAL DATA

ALCATEL

      The following table presents selected consolidated financial data for Alcatel as of and for each of the years in the five-year period ended December 31, 1998 and as of and for the six-month periods ended June 30, 1998 and 1999. The selected consolidated financial data for Alcatel for each of the years in the five-year period ended December 31, 1998 are derived from the Audited Consolidated Financial Statements of Alcatel. The selected consolidated financial data for Alcatel as of and for the six-month periods ended June 30, 1998 and 1999 are derived from the Unaudited Interim Consolidated Financial Statements of Alcatel included herein. Interim results are not necessarily indicative of results which may be expected for any other period or for the full year. Alcatel's consolidated financial statements for periods ending prior to January 1, 1999 have been prepared in French francs and translated into euro at the fixed exchange rate of E 1.00 = FF 6.55957 (see Note 1(r) to the Consolidated Financial Statements included in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998). All such data should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes incorporated by reference herein. Financial data for 1994 through 1997 have been restated to reflect the reorganization described in Management's Discussion and Analysis of Financial Condition and Results of Operations included in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998.

      Alcatel's consolidated financial statements were prepared in accordance with French GAAP, which differs in some material respects from U.S. GAAP. The most significant differences which affect the presentation of Alcatel's financial results relate to:

      (1)   accounting for restructuring costs;

      (2)   amortization of acquisition goodwill;

      (3) accounting for direct costs incidental to acquisitions and incurred by acquiring companies; and

      (4)   accounting for gains on the sale of treasury stock.

      Note 12 to the Unaudited Interim Consolidated Financial Statements and Notes 31 and 32 to the Consolidated Financial Statements included in Alcatel Annual Report on Form 20-F for the year ended December 31, 1998 quantify these differences and present Alcatel's net income, earnings per share and shareholder's equity as if Alcatel's financial statements had been prepared in accordance with U.S. GAAP.

                                                 SIX-MONTH PERIOD ENDED
                                                        JUNE 30,                       FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------   ----------------------------------------------------
                                    NOTE*     1999(A)     1999      1998       1998       1997       1996       1995       1994
                                   --------   -------   --------   -------   --------   --------   --------   --------   --------
                                                               (IN MILLIONS, EXCEPT PER SHARE AND PER ADS DATA)
INCOME STATEMENT DATA:
AMOUNTS IN ACCORDANCE WITH FRENCH
 GAAP
Net sales........................             $10,158   E 10,091   E 9,391   E 21,259   E 28,335   E 24,712   E 24,455   E 25,557
Income from operations...........       (4)       313        311       351        997      1,220        443         97      1,226
Restructuring costs..............      (21)      (142)      (141)       (8)      (406)      (186)       (71)    (2,046)      (442)
Amortization of goodwill.........       (9)      (194)      (193)     (151)      (424)      (356)      (339)    (2,052)      (390)
Other revenue (expense)(2).......       (6)       375        373     2,160      2,207        302        486        268        115
Gains on disposal of Alcatel
 shares owned by group
 subsidiaries (after tax)........                  --         --        --         --         36         --         --          1
Net income (loss)................                 224        223     2,318      2,340        711        415     (3,900)       552
EARNINGS PER SHARE:
Basic(3).........................       (8)      1.22       1.21     14.59      13.83       4.53       2.66     (27.10)      3.92
Diluted(4).......................       (8)      1.21       1.20     13.45      13.16       4.44       2.66     (27.10)      3.92
Dividends per share(5)...........                             --        --       2.00       1.75       1.52       1.22       2.29
Dividends per ADS(5)(6)..........                             --        --        .40        .35        .30        .24        .46
APPROXIMATE AMOUNTS IN ACCORDANCE
 WITH U.S. GAAP
NET SALES(7).....................   (32)(a)    10,158     10,091     9,391     21,259     28,335     24,794     24,472     25,535
Net income.......................   (32)(a)      (307)      (305)    2,810      1,179        446       (183)    (3,255)       724
Basic earnings per share:
 Income before extraordinary
   items.........................               (1.67)     (1.66)    17.68       6.97       2.84      (1.17)    (22.62)      5.42
 Net income......................               (1.67)     (1.66)    17.68       6.97       2.84      (1.17)    (22.62)      5.15
Diluted earnings per share(4):
Income before extraordinary
 items...........................               (1.67)     (1.66)    16.29       6.63       2.81         --         --       5.34
Net income.......................               (1.67)     (1.66)    16.29       6.63       2.81         --         --       5.09
Basic earnings per ADS(6):
 Income before extraordinary
   items.........................                0.33       0.33      3.54       1.39        .57       (.23)      4.52       1.08
 Net income......................                0.33       0.33      3.54       1.39        .57       (.23)      4.52       1.03
Diluted earnings per ADS:
 Income before extraordinary
   items.........................                0.33       0.33      3.26       1.33        .56         --         --       1.07
 Net income......................                0.33       0.33      3.26       1.33        .56         --         --       1.02
BALANCE SHEET DATA (AT PERIOD
 END):
AMOUNTS IN ACCORDANCE WITH FRENCH
 GAAP
Total assets.....................              33,003     32,787    28,784     29,640     38,382     37,848     38,977     41,762
Short-term investments and cash
 and cash equivalents............      (17)     3,221      3,200     4,285      3,813      4,241      4,471      5,327      6,031
Short-term debt..................      (22)      n.a.       n.a.      n.a.      1,787      2,714      2,905      4,086      3,094
Long-term debt...................      (22)      n.a.       n.a.      n.a.      2,318      3,341      3,571      4,287      4,783
Minority interests...............      (20)       458        455       453        438        271        227        489        893
Shareholders' equity.............              10,503     10,434     9,954      9,913      6,701      5,971      5,030      9,114
AMOUNTS IN ACCORDANCE WITH U.S.
 GAAP(7)
Shareholders' equity.............  (32(b)),    14,735     14,638    12,624     14,514      8,448      7,895      7,550     11,085
                                    (32(c))
Total assets(8)..................                n.a.       n.a.      n.a.     34,272     40,637     41,082     41,907     44,668
Long-term debt...................                n.a.       n.a.      n.a.      2,325      3,366      3,735      4,309      4,805

---------------

* Notes to the Consolidated Financial Statements included in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998.

(1) Translated solely for convenience into dollars at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

(2) Other revenue (expense) mainly includes net capital gains on disposal of fixed assets.

(3) Based on the weighted average number of Alcatel shares issued after deduction of the weighted average number of Alcatel shares owned by consolidated subsidiaries, without adjustment for any share equivalent:
    184,254,037 at June 30, 1999, 158,921,794 at June 30, 1998, 169,142,442 in
    1998, 156,937,952 in 1997, 155,902,458 in 1996, 143,890,505 in 1995 and
    140,665,635 in 1994.

(4) Diluted earnings per share take into account share equivalents having a dilutive effect after deduction of the weighted average number of share equivalents owned by Alcatel's consolidated subsidiaries. Net income is adjusted for after-tax interest expense of related convertible bonds. The dilutive effect of stock option plans is calculated using the treasury stock method. The number of Alcatel shares taken into account is as follows: French GAAP: 185,845,601 at June 30, 1999, 173,122,559 at June 30, 1998, 178,188, 744 in 1998,
    171,489,939 in 1997, 157,431,310 in 1996, 143,890,505 in 1995, and
    140,665,635 in 1994. U.S. GAAP: 184,254,037 at June 30, 1999, 173,122,559 at
    June 30, 1998, 177,763,681 in 1998, 159,244,088 in 1997 and 153,152,678 in
    1994. Not applicable in 1996 and 1995 due to loss position.

(5) Year to which dividend relates. Under French corporation law, payment of annual dividends must be made within nine months following the end of the fiscal year to which they relate.

(6) Adjusted for the one-to-five ratio of Alcatel shares to Alcatel ADSs. Alcatel first issued shares represented by ADSs in 1990.

(7) For information concerning the differences between French GAAP and U.S. GAAP, see Note 12 to the Unaudited Interim Consolidated Financial Statements included elsewhere herein and Notes 31 and 32 to the Consolidated Financial Statements included in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998.

(8) Advance payments received from customers are not deducted from the amount of total assets. See Note 31(m) to the Consolidated Financial Statements included in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998.

GENESYS

      The following table presents selected consolidated financial data for Genesys as of and for each of the years in the five-year period ended June 30, 1999 and as of and for the three-month periods ended September 30, 1998 and 1999. The selected consolidated financial data for Genesys for each of the years in the five-year period ended June 30, 1999 are derived from the Audited Consolidated Financial Statements of Genesys incorporated by reference herein. The selected consolidated financial data for the three months ended September 30, 1999 and 1998 have been derived from Genesys' Unaudited Consolidated Financial Statements incorporated herein by reference and reflect, in the opinion of management of Genesys, all adjustments necessary to present fairly Genesys' financial position and results of operations. The adjustments are of a recurring nature unless otherwise disclosed therein. Interim results are not necessarily indicative of results which may be expected for any other period or the full fiscal year. All such data should be read in conjunction with Genesys' Consolidated Financial Statements and the accompanying notes incorporated by reference herein.

                                                THREE MONTHS
                                                    ENDED
                                                SEPTEMBER 30,                   YEAR ENDED JUNE 30,
                                              -----------------   -----------------------------------------------
                                               1999      1998      1999      1998      1997      1996      1995
                                              -------   -------   -------   -------   -------   -------   -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues...................................    45,878    29,008   139,108    84,668    37,538    12,029     4,480
Gross Profit...............................    38,152    23,901   115,367    70,772    32,042     8,913     3,167
Operating income (loss)....................     9,112     5,392     6,137    10,392     1,186    (3,993)      160
Net income (loss)..........................     6,278     3,819    (2,623)    7,934       774    (4,108)      154
Basic income (loss) per share..............   $  0.25   $  0.17   $ (0.11)  $  0.37   $  0.05   $ (0.39)  $  0.03
Diluted income (loss) per share............   $  0.21   $  0.15   $ (0.11)  $  0.30   $  0.04   $ (0.39)  $  0.03
Average shares used in per share
  computation:
Basic......................................    25,178    22,628    23,328    21,590    14,148    10,484     4,668
Diluted....................................    29,936    25,779    23,328    26,747    20,299    10,484     4,668

                                                    AS OF
                                                SEPTEMBER 30,                     AS OF JUNE 30,
                                              -----------------   -----------------------------------------------
                                               1999      1998      1999      1998      1997      1996      1995
                                              -------   -------   -------   -------   -------   -------   -------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and marketable securities.............    72,709    52,740    61,697    47,241    47,160     5,900       213
Working capital (deficiency)...............    89,180    55,302    77,255    52,585    47,028     2,251    (1,990)
Property and equipment, net................    16,679    17,625    17,026    14,675     7,383     1,224       327
Total assets...............................   165,439   114,280   147,507   104,700    79,945    12,632     2,931
Long-term debt, including current
  maturities...............................       123       126       131       135     1,351        74        80

                                  RISK FACTORS

      By voting in favor of the merger, you will be choosing to invest in Alcatel ADSs. An investment in Alcatel ADSs involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

       THE CONSIDERATION THAT GENESYS SHAREHOLDERS WILL RECEIVE IN THE MERGER MAY DECREASE IN VALUE IF THE ALCATEL ADSS DECREASE IN VALUE.

      The exchange ratio will be set based upon the average closing price of an Alcatel ADS on the New York Stock Exchange during the ten trading days ending two trading days prior to the date of the special meeting. That price is sometimes referred to in this proxy statement/prospectus as the "average closing price."

      The adjustments are designed so that you will receive $55.00 worth of Alcatel ADSs (based on the average closing price) for each share of Genesys common stock exchanged in the merger, if the average closing price is greater than or equal to $33.00. You will receive $45.00 worth of Alcatel ADSs (based on the average closing price) for each share of Genesys common stock exchanged in the merger, if the average closing price is $27.00 or less, but greater than $24.00. You will receive $45.00 in value of Alcatel ADSs (based on the average closing price) or $45.00 in cash, at Alcatel's option, for each share of Genesys common stock exchanged in the merger, if the average closing price is $24.00 or less. If the average closing price is less than $33.00 and greater than $27.00, the exchange ratio will be fixed at 1.667 Alcatel ADSs per Genesys share, so that the value of the Alcatel ADSs you receive in exchange for each Genesys share will be between $45.00 and $55.00 (based on the average closing price).

      At the time of the special meeting, you will not know the exact value of the Alcatel ADSs you will receive when the merger is completed, because the price of Alcatel ADSs at the time the merger is completed is likely to be different from the average closing price used to determine the exchange ratio. This could increase or decrease the actual value of the Alcatel ADSs you receive from the value that was calculated based on the average closing price. The price of Alcatel ADSs may change as a result of changes in the business, operations or prospects of Alcatel or Genesys, market assessments of the likelihood that the merger will be consummated and the timing of the consummation, regulatory considerations, general market and economic conditions, factors affecting the telecommunications industry in general and other factors. We urge you to obtain current market quotations for the Alcatel ADSs and Genesys common stock and to call the Department of Investor Relations of Alcatel at (972) 519-4213 or Erica Abrams at Morgen Walke Associates, Genesys' investor relations firm, at (415) 439-4532 for current information on the average closing price and the exchange ratio.

       ALCATEL COULD ELECT TO DELIVER TO YOU CASH INSTEAD OF ALCATEL ADSS, WHICH WOULD CAUSE THE MERGER TO BE TAXABLE.

      The merger agreement provides that, if the average closing price of an Alcatel ADS is $24.00 or less, Alcatel may, at its option, deliver $45.00 in cash for each share of Genesys common stock instead of Alcatel ADSs. In such case, the merger would be taxable, and you will recognize gain to the extent that the cash you receive exceeds the tax basis in your Genesys common stock. See "THE MERGER -- Material U.S. Federal Income Tax Consequences."

       ALTHOUGH ALCATEL EXPECTS THAT THE MERGER WILL RESULT IN CERTAIN BENEFITS, ALCATEL MAY NOT REALIZE THOSE BENEFITS.

      Alcatel has entered into the merger agreement with the expectation that the merger would result in certain benefits to Alcatel, including providing Alcatel with a leading worldwide position in computer telephony integration and enterprise interaction management solutions and enhancing its existing position in the call center business. Other benefits Alcatel expects to achieve from the merger are described in "THE MERGER -- Alcatel's Reasons for the Merger." Achieving the benefits of the merger will depend in part upon the efficient integration of the businesses of Genesys with those of Alcatel. Alcatel cannot ensure that this will occur. The integration will require substantial attention from, and pose challenges to, the managements of Alcatel and Genesys. The integration process could interrupt or disrupt the companies' businesses and result in material negative effects on the combined operations of Alcatel and Genesys. There can be no assurance that the combined company will realize any of the anticipated benefits of the merger.

       ALCATEL'S TELECOMMUNICATIONS BUSINESS MAY FAIL TO KEEP PACE WITH RAPID CHANGES IN TECHNOLOGY.

      The telecommunications industry is subject to rapid and significant changes in technology, particularly in the field of data processing and transmission. Alcatel's failure to respond to these changes, including changes relating to digital technology, wireline and wireless transmission and switching technologies, would adversely affect its business. In addition, Alcatel cannot predict the effect of the recent consolidation trend in the telecommunications industry.

       IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, ALCATEL'S RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN REDUCED REVENUES, REDUCED MARGINS, REDUCED LEVELS OF PROFITABILITY AND LOSS OF MARKET SHARE.

      Alcatel operates in highly competitive markets. Alcatel's competitors include other manufacturers and distributors of telecommunications equipment, as well as a large number of suppliers that develop their own products for sale directly to customers. Some of these competitors are larger and may have greater resources than Alcatel. Most of Alcatel's arrangements with large customers do not provide Alcatel with guarantees that customer purchases will be maintained at any level. In addition, Alcatel's customers could reduce or cease their use of Alcatel's products as a result of:

      -  manufacture of products similar to those of Alcatel by competitors;

      -  efforts by Alcatel's customers to develop their own products; or

      - further consolidations in the telecommunications industry involving Alcatel's customers.

       ALCATEL HAS RECENTLY MADE A SIGNIFICANT SERIES OF ACQUISITIONS IN THE UNITED STATES AND IT MAY BE UNABLE TO OBTAIN THE BENEFITS IT EXPECTS IF IT EXPERIENCES DIFFICULTY IN INTEGRATING THESE ACQUISITIONS.

      In addition to Alcatel's acquisition of Genesys, since December 1998, Alcatel has acquired four U.S. telecommunications companies in acquisitions with a combined purchase price of approximately $2.8 billion, and Alcatel continually reviews potential acquisitions of companies in the United States and other jurisdictions. These acquisitions have required and will require Alcatel to integrate businesses which have previously been operated separately and which together are substantial in scope and size relative to Alcatel's historic activities. Alcatel cannot ensure that these operations will be successfully integrated or that the acquisitions will ultimately have a positive impact on Alcatel's results of operations. The integration process involves inherent uncertainties, such as:

      -  the availability of management to oversee the operations;

      -  the inability to retain qualified management of the acquired companies;

      -  the inability to retain customers of the acquired companies; and

      - the assumption of potential liabilities, disclosed or undisclosed, associated with acquired companies which may exceed the amount of indemnification available from sellers.

      Any material delays or unexpected costs incurred in connection with this integration process could prevent Alcatel from obtaining the benefits it expected from these acquisitions.

       ALCATEL'S FAILURE OR THE FAILURE OF ITS BUSINESS PARTNERS AND CUSTOMERS TO BE YEAR 2000 COMPLIANT COULD CAUSE DISRUPTION TO ALCATEL'S BUSINESS AND COULD HARM SALES.

      Older computer programs often identify years with two digits instead of four. This may cause problems because the programs may recognize the year 2000 as the year 1900. This could result in malfunctioning or failure of certain hardware and software produced by Alcatel. If Alcatel fails to identify and solve Year 2000 problems in its products, telecommunications services for users of Alcatel telecommunications products could be interrupted for extended periods of time. In addition, purchasers of other Alcatel products could experience operational interruptions. A major failure of Alcatel products could adversely impact the operations of Alcatel's customers and could cause Alcatel to incur significant costs and require Alcatel to dedicate many employees to remedy the problems.

      Year 2000 problems may also affect Alcatel's internal information systems. Computer miscalculations could cause disruption of Alcatel's operations, including interruptions in manufacturing, customer billing, payroll, accounts payable and similar normal business activities. Year 2000 problems could have an adverse effect not only directly on Alcatel's products and information systems, but also indirectly through an effect on Alcatel's suppliers, its resellers and distributors and its customers. If important suppliers fail to achieve Year 2000 readiness, Alcatel could experience interruptions in the supply of raw materials and components, which could interrupt the manufacture and delivery of Alcatel's products. Similarly, Year 2000 problems may impact the ability of Alcatel's resellers and distributors to service Alcatel, to accurately invoice for services rendered, and to accurately process payments received. Further, Year 2000 problems could disrupt the ability of Alcatel's customers to collect from their own customers and to pay Alcatel for services and products received. The result of problems related to Year 2000, if they occur, could adversely affect Alcatel's financial results.

       EXCHANGE RATE FLUCTUATIONS MAY HAVE A SIGNIFICANT IMPACT ON ALCATEL'S FINANCIAL RESULTS.

      Alcatel owns properties and conducts operations throughout the world. As a result, a substantial portion of Alcatel's assets, liabilities, revenues and expenses are denominated in various currencies other than the euro, principally the U.S. dollar, and to a lesser extent, the British pound. Because Alcatel's financial statements are denominated in euro, fluctuations in currency exchange rates, especially the dollar against the euro, could have a material impact on Alcatel's reported results. Appreciation of the euro versus the dollar would also reduce the competitiveness of the products Alcatel produces in Europe against products Alcatel produces in, or exports from, the United States and other dollar zones, and reduce the euro value of Alcatel's sales and earnings made in dollars. Alcatel may not be able to protect itself adequately against exchange rate risks.

       ALCATEL'S INTERNATIONAL OPERATIONS ARE SUBJECT TO PARTICULAR RISKS.

      Alcatel conducts international operations through wholly owned subsidiaries, majority owned subsidiaries, joint ventures, equity interests, agents and independent contractors, located in Europe, North and South America, the Far East, the Middle East and Africa. In addition to general business risks and the risks described above, Alcatel's international operations are subject to a variety of potential risks, including:

      -  political and economic instability,

      -  foreign currency fluctuations,

      -  lack of complete operating control,

      -  lack of local business experience,

      -  difficulty in enforcing intellectual property rights, and

      -  language and other cultural barriers.

                          FORWARD-LOOKING INFORMATION

      Certain statements contained in or incorporated by reference into this proxy statement/prospectus are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the merger, as well as expectations with respect to future sales, operating efficiencies and product expansions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Alcatel and Genesys, that may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect these forward-looking statements include, among other things:

      -  the ability to integrate Genesys into Alcatel's operations;

      -  overall economic and business conditions;

      -  the demand for Alcatel's and Genesys' goods and services;

      - competitive factors in the industries in which Alcatel and Genesys compete;

      -  changes in government regulation;

      - changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations;

      - interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions;

      - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders; and

      - the ability of Alcatel and Genesys, and the ability of their respective customers and suppliers, to replace, modify or upgrade computer programs in order to adequately address the Year 2000 issue.

      For a description of some of the factors or uncertainties that exist in Alcatel's operations and business environment that could cause actual results to differ, you should consult Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998 and Alcatel's Reports of Foreign Private Issuer on Form 6-K dated September 30, November 12 and November 18 1999.

                           EXCHANGE RATE INFORMATION

      Under the provisions of the Treaty on European Union negotiated at Maastricht in 1991 and signed by the then 12 member states of the European Union in early 1992, a European Monetary Union, known as "EMU," was implemented on January 1, 1999 and a single European currency, known as the "euro," was introduced. The following 11 member states participate in EMU and have adopted the euro as their national currency: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. The legal rate of conversion between French francs and euro was fixed on December 31, 1998 at FF 6.55957 = E 1.00.

      Since January 1, 1999, the euro has been the lawful currency of the 11 EMU states, although euro banknotes and coins are not expected to enter circulation until January 1, 2002. New public debt will be issued in euro. Outstanding obligations denominated in national currencies will be converted at the legal rates established on January 1, 1999, unless specific contracts provide for an alternative conversion rate. During a transitional phase, which is planned to begin on January 1, 2002 and end by July 1, 2002, national currencies, including banknotes and coins, will subsist as non-decimal denominations of the euro. There can be no assurance that these events will take place on time or otherwise as currently expected.

      Alcatel's ADSs trade in dollars. As the principal trading market for the shares underlying the ADSs is the Paris Bourse, where the shares trade in euro, the value of the ADSs in dollars will fluctuate as the dollar/euro exchange rate fluctuates. Additionally, since any dividends Alcatel may declare are expected to be denominated in euro, exchange rate fluctuations will affect the dollar value of dividends received by holders of ADSs.

      The following table shows, for the periods and dates indicated, certain information concerning the French franc/dollar Noon Buying Rate for 1994 through 1998 (expressed in French francs per $1.00) and, for 1999 and 2000, the euro/dollar Noon Buying Rate (expressed in euro per $1.00). These rates are provided solely for the convenience of the reader and are not necessarily the rates Alcatel used in the preparation of its financial statements. Alcatel makes no representation that French francs or euro could have been converted into dollars at the rates shown or at any other rate for such periods or at such dates.

YEAR                                   PERIOD-END RATE    AVERAGE RATE(1)      HIGH          LOW
----                                   ---------------    ---------------    ---------    ---------
EURO/DOLLAR
1999 (through December 15).........          E 0.99             E 0.94          E 1.00       E 0.85
FRENCH FRANC/DOLLAR
1998...............................         FF 5.59            FF 5.90         FF 6.21      FF 5.39
1997...............................            6.02               5.85            6.35         5.19
1996...............................            5.19               5.12            5.29         4.90
1995...............................            4.90               4.96            5.39         4.78
1994...............................            5.34               5.51            5.98         5.11

---------------

(1) The average of the Noon Buying Rate for French francs or euro, as the case may be, on the last business day of each month during the relevant period.

                           COMPARATIVE PER SHARE DATA

      The following table sets forth certain historical per share data of Alcatel and Genesys. The Genesys equivalent per share data are calculated by multiplying the actual Alcatel per share data by the hypothetical exchange ratio of 1.667. The exchange ratio may vary depending on the market price of Alcatel ADSs prior to the merger. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." This data should be read in conjunction with the selected historical financial data that are included elsewhere herein and the historical financial statements of Alcatel and Genesys and the notes thereto.

                                            ALCATEL HISTORICAL    GENESYS HISTORICAL   GENESYS EQUIVALENT
                                           --------------------   ------------------   ------------------
                                             E         $   (1)          $                    $
AMOUNTS IN ACCORDANCE WITH U.S. GAAP
SIX MONTHS ENDED JUNE 30, 1999
Income from continuing operations per
  ADS/share:
  Basic..................................   (1.66)      (1.67)             .10                (2.78)
  Diluted................................   (1.66)      (1.67)             .09                (2.78)
Cash dividends per ADS/share.............      --          --               --                   --
Book value per ADS/share(2)..............   15.89       15.99             2.45                26.66
YEAR ENDED DECEMBER 31, 1998
Income from continuing operations per
  ADS/share:
  Basic..................................    6.97        7.02             (.03)               11.70
  Diluted................................    6.63        6.67             (.03)               11.12
Cash dividends per ADS/share.............     .40         .40               --                  .67
Book value per ADS/share(2)..............   15.74       15.84             1.87                26.41

---------------

(1) Translated solely for convenience into dollars at the Noon Buying Rate of E
    1.00 = $1.0066 on December 15, 1999.
(2) Computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the periods indicated.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

      The following table sets forth, for the periods indicated, the high and low closing price per Alcatel ADS, as reported on the New York Stock Exchange Composite Tape, and per share of Genesys common stock on the Nasdaq National Market. Genesys common stock was first traded on the Nasdaq National Market on June 16, 1997.

                                                            ALCATEL                 GENESYS
                                                              ADSS                COMMON STOCK
                                                       ------------------      ------------------
                                                        HIGH        LOW         HIGH        LOW
                                                       ------      ------      ------      ------
1997
First Quarter......................................    24 1/8      15 1/2      --          --
Second Quarter.....................................    25 15/16    21 1/8      31 1/2      26
Third Quarter......................................    28 1/2      24          38 5/8      25 5/8
Fourth Quarter.....................................    28 1/4      21 1/2      36          25 1/4
1998
First Quarter......................................    38 1/2      24 1/4      38          24 3/4
Second Quarter.....................................    44 1/2      34 1/8      39          27 23/32
Third Quarter......................................    47 1/8      16 7/8      34 3/4      17 5/8
Fourth Quarter.....................................    27 1/8      15 15/16    29 3/4      11 1/2
1999
First Quarter......................................    29 15/16    20 3/8      26 11/16    11 7/16
Second Quarter.....................................    28 11/16    22 7/8      25          12
Third Quarter......................................    31 5/8      26 1/16     45 11/16    24 11/16
Fourth Quarter (through December 17)...............    44 9/16     27 1/2      52 7/8      45 1/8

      On December 17, 1999, the last reported price for an Alcatel ADS on the New York Stock Exchange was $40.625, and the last reported price for a share of Genesys common stock on the Nasdaq National Market was $52.5625.

      Set forth below is a table containing the closing price per Alcatel ADS and per share of Genesys common stock, as reported on the New York Stock Exchange Composite Tape and Nasdaq National Market, respectively, and the equivalent price per share of Genesys common stock as of:

      (i) September 27, 1999, the date preceding public announcement of the Merger; and

      (ii) December 17, 1999, the last practicable trading day prior to the effective date of the registration statement of which this proxy statement/prospectus forms a part.

      Assuming an exchange ratio of 1.667 Alcatel ADSs per share of Genesys common stock, the equivalent price per share of Genesys common stock as of a given date equals the closing price per Alcatel ADS multiplied by 1.667. If the exchange ratio does not equal 1.667 Alcatel ADS per share of Genesys common stock, but instead equals the quotient obtained by dividing $55.00 by the Alcatel ADS average closing price, the equivalent price per share will be $55.00. If the exchange ratio equals the quotient obtained by dividing $45.00 by the Alcatel ADS average closing price, the equivalent price per share will be $45.00. The actual exchange ratio will be determined two trading days prior to the special meeting of Genesys' shareholders.

                                             ALCATEL           GENESYS           GENESYS
                                           HISTORICAL         HISTORICAL        EQUIVALENT
                                         ---------------    --------------    --------------
On September 27, 1999
  Closing price per ADS/common
     share...........................    $       25.3125    $       40.875    $        42.20
  Market value of ADS/common
     shares(1).......................    $25,197,772,486    $1,037,168,176    $1,070,788,919
On December 17, 1999
  Closing price per ADS/common
     share...........................    $        40.625    $      52.5625    $           55
  Market value of ADS/common
     shares(1).......................    $40,530,253,359    $1,378,624,178    $1,442,555,620

---------------

(1) Market value based on 199,093,511 Alcatel shares and 25,374,145 shares of Genesys common stock outstanding as of September 27, 1999 and 199,533,555 Alcatel shares outstanding as of November 30, 1999 and 26,228,284 shares of Genesys common stock outstanding as of December 16, 1999, excluding shares held in treasury. Because the closing price of Alcatel ADSs on December 17, 1999 was greater than $33.00, the equivalent price per share of Genesys common stock on that date would have been $55.00. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT -- Merger Consideration."

      Because the exchange ratio depends on the market price of an Alcatel ADS, a change in the market price of Alcatel ADSs before the special meeting will affect the market value of the Alcatel ADSs that Genesys shareholders receive in the merger in exchange for their Genesys common stock. There can be no assurance as to the market price of the Alcatel ADSs at any time before, at or after the consummation of the merger. Genesys shareholders are urged to obtain current market quotations for both Alcatel ADSs and Genesys common stock.

      Following the merger, the Genesys common stock will no longer be listed on the Nasdaq National Market. Alcatel ADSs issued in connection with the merger will be listed on the New York Stock Exchange. See "THE MERGER -- Stock Exchange Listing."

      The table below sets forth, for the years indicated, the amount of dividends paid per Alcatel share, without including the French avoir fiscal, and the amount of dividends paid per Alcatel share, including the French avoir fiscal (before deduction of any French withholding tax). The amount of dividends per Alcatel ADS has been translated into dollars and adjusted for the one-to-five ratio of Alcatel shares to Alcatel ADSs. Alcatel first issued Alcatel shares represented by ADSs in 1991. An annual dividend is paid in each year in respect of the prior year. Genesys has never paid any dividends.

                                                       DIVIDEND PER                       DIVIDEND PER
                                       DIVIDEND      SHARE INCLUDING      DIVIDEND        ADS INCLUDING
YEAR TO WHICH DIVIDEND RELATES(1)    PER SHARE(2)    AVOIR FISCAL (3)    PER ADS(4)    AVOIR FISCAL (3)(4)
---------------------------------    ------------    ----------------    ----------    -------------------
1994.............................       E 2.29            E 3.43           $0.56              $0.84
1995.............................         1.22              1.83            0.33               0.49
1996.............................         1.52              2.29            0.34               0.51
1997.............................         1.76              2.63            0.38               0.57
1998.............................         2.00              3.00            0.39               0.58

---------------

(1) Under French corporation law, payment of annual dividends must be made within nine months following the end of the year to which they relate.
(2) The amount of dividends per share have been translated into euro using the fixed exchange rate of E 1.00 = FF 6.55957.
(3) Payment equivalent to the French avoir fiscal, or tax credit, less applicable French withholding tax, will be made by the French State only after receipt of a claim for such payment and, in any event, not before January 15 of the year following the calendar year in which the dividend is paid. Certain U.S. tax-exempt holders of ADRs will not be entitled to full payments of avoir fiscal. See "THE MERGER -- Material U.S. Federal Income Tax Consequences."
(4) Translated solely for convenience into dollars at the Noon Buying Rate on the respective dividend payment dates, or on the following business day if such date was not a business day in the United States. Avoir fiscal amounts have been converted into dollars at the Noon Buying Rate on such dates although such amounts are paid subsequent to such payment dates. The Noon Buying Rate may differ from the rate that may be used by the Depositary to convert francs to dollars for purposes of making payments to holders of ADRs.

                                 THE COMPANIES

ALCATEL

GENERAL

      Alcatel, a French company headquartered in Paris, together with its consolidated subsidiaries and associated companies, is a world leader in providing telecommunications solutions equipment and systems. In 1998, Alcatel had consolidated net sales of E 21.3 billion (approximately $21.4 billion) in 1998 and E 10.1 billion (approximately $10.2 billion) for the six months ended June 30, 1999. While Alcatel has operations in 130 countries, it has a particularly strong market base in Europe, where it currently generates approximately 59% of its consolidated net sales. In 1998, however, the United States became Alcatel's largest telecom market, accounting for approximately 18% of Alcatel's total net sales (including DSC Communications Corporation's 1998 full year pro forma results). Based on market capitalization, Alcatel is one of the largest French companies listed on the Paris Bourse. In January 1999, Alcatel converted its share capital into euro and has begun publishing its consolidated financial statements in euro beginning with its consolidated financial statements for the year ended December 31, 1998.

      Alcatel was established in 1898 as a publicly owned company, under its former name Compagnie Generale d'Electricite -- CGE. Alcatel was nationalized by the French State in 1982 and re-entered the private sector in May 1987. In January 1991, Alcatel changed its official name to Alcatel Alsthom Compagnie Generale d'Electricite, or Alcatel Alsthom. On September 1, 1998, Alcatel changed its official name to Alcatel.

      In 1998, Alcatel significantly reorganized its activities in order to focus on its telecommunications businesses and position itself in markets with high growth potential. Alcatel carried out this reorganization by reducing its engineering activities through the sale of Cegelec to ALSTOM and the reduction of its stake in ALSTOM from 50% to 24%, restructuring its space activities, and making a series of acquisitions of telecommunications companies in the United States.

      Set forth below is a description of Alcatel's five segments reflected in its consolidated financial statements for the year ended December 31, 1998.

      NETWORKING -- The Networking segment is comprised of the Switching Systems division and the Mobile Communications division. The Networking segment produces a comprehensive array of switching systems and switch-based networking solutions for fixed and mobile telephony, data communication and multimedia applications, and provides presales and aftersales services aimed at building a long-term relationship with its customers. The Networking segment works with other Alcatel units and divisions, as well as strategic partners, to offer complete networking solutions which are deployed by public and private operators for national and international telecommunications systems. Networking segment operations accounted for 26.2% of Alcatel's consolidated net sales in 1998.

      TRANSPORT AND ACCESS -- The Transport and Access segment is comprised of the Transmission Systems division, the Submarine Networks division, the Radio Communications division, the Access Systems division and the Satellites division. The Transport and Access segment produces a broad range of systems for the transport of voice, data and multimedia communications, products and solutions which connect consumer and business users to fixed, wireless and cable TV networks. The segment comprises Alcatel's transmission, access, submarine networks and space activities. Transport and Access segment operations accounted for 29.2% of Alcatel's consolidated net sales in 1998.

      ENTERPRISE AND CONSUMER -- The Enterprise and Consumer segment is comprised of the Enterprise Systems division and the GSM Mobile Phones division. The Enterprise and Consumer segment produces, supplies and implements a broad range of business and consumer products, including private branch exchange switches, or "PBXs," data communication equipment and end-user terminals for business and residential use. Enterprise and Consumer segment operations accounted for 14.8% of Alcatel's consolidated net sales in 1998.

      TELECOM COMPONENTS -- The Telecom Components segment is comprised of the Telecom Components Division and the Batteries division. The Telecom components segment manufactures a wide variety of cables and sub-systems for telecommunications and batteries for telecommunications, industrial and advanced technology applications. The Telecom Components segment's operations accounted for 18.0% of Alcatel's consolidated net sales in 1998.

      ENERGY CABLES -- The Energy Cables segment is comprised of the Special Cables division and the Metallurgy division. The Energy Cables segment manufactures high voltage cables for power transmission, medium and low voltage cables for the distribution of electricity, industrial and building cables, and special cables (fire resistant, halogen-free, anti-corrosion submarine cables). The Energy Cables segment's operations accounted for 13.9% of Alcatel's consolidated net sales in 1998.

      In March 1999, Alcatel further modified the organization of its activities, retaining the organization's five segments, but transferring certain activities between segments. In addition, Alcatel renamed the Transport and Access segment the Internet and Optics Group. This new segment is organized into three divisions: Internet Access, which includes the ADSL, fiber networks and coaxial cables operations; Optical Systems, which includes ground and submarine transmission systems operations; and Space. The remaining Access activities were transferred to the Networking segment (voice access nodes), and to the Radio Communications division in the Networking segment (wireless access and Hertzian transmission). In the Networking segment, Alcatel formed a new division, the Network Applications division. In addition, the Batteries division was moved from the Telecom Components segment to the Energy Cables segment. Under the new organization, the Networking segment now includes the Switching/Routing division, the Radio Communications division and the Network Applications division. The Telecom Components segment is now comprised of the Telecom Products division and the Components division. The Energy and Cables segment now includes the Energy Cables division, the Metallurgy division and the Batteries division. The Enterprise and Consumer segment is made up of the Enterprise Solutions division, the GSM Mobile Phones division and the Distribution & Services division. The organizational chart below sets forth Alcatel's segment structure in effect following this reorganization and the contribution of each segment to Alcatel's consolidated net sales for the six-month period ended June 30, 1999.

-------------------             -------------------             -------------------             -------------------             ---
                                       INTERNET AND                   ENTERPRISE AND                TELECOM COMPONENTS
        NETWORKING                        OPTICS                         CONSUMER
-------------------             -------------------             -------------------             -------------------             ---
    -                               - Internet Access               - Enterprise                    - Telecom Products
    Switching/routing               - Optical Systems               Solutions                       - Components
    - Radio                          - Ground                       - GSM Mobile
    Communications                   - Submarine                      Phones
    - Network                       - Space                         - Distribution &
      Applications                                                    Services
-------------------             -------------------             -------------------             -------------------             ---
    30.5% of 1999                   23.3% of 1999                   15.2% of 1999                   13.1% of 1999
    first half sales                first half sales                first half sales                first half sales
-------------------             -------------------             -------------------             -------------------             ---

       ENERGY CABLES
-------------------
     - Energy Cables
     - Metallurgy
     - Batteries
-------------------
     17.1% of 1999
     first half sales
-------------------

      Alcatel owns approximately 24% of ALSTOM, a manufacturer of equipment for power transmission and distribution and railway support. Prior to its initial public offering in June 1998, ALSTOM was a joint venture, named GEC Alsthom N.V., between Alcatel and The General Electric Company, plc ("GEC"). GEC owns approximately 24% of ALSTOM, and the remainder is owned by the public. Alcatel owns approximately 16% of Thomson-CSF, a manufacturer of professional electronics for commercial and defense markets, and will share research and development efforts with Thomson-CSF in the areas of telecommunications and electronics. In addition, Alcatel owns approximately 44% of Framatome, a manufacturer of equipment for nuclear power stations and specialized electronic connectors in which French state-owned entities hold the majority interest. On November 5, 1999, Alcatel announced that it had reached an agreement with the French State pursuant to which Alcatel will exchange a portion of its interest in Framatome to the French State in exchange for a portion of the French State's interest in Thomson-CSF. Under the agreement, the French State will transfer to Alcatel a block of Thomson-CSF shares representing 9.45% of its capital, bringing Alcatel's participation to 25.3%. The price for each Thomson-CSF share will be E 36 per share, representing a premium of approximately 10% over the average price of Thomson-CSF shares on the Paris Bourse prior to the announcement. The purchase will be financed by the sale to the French State of a block of Framatome shares equal in value to the Thomson-CSF shares to be received by Alcatel. The transaction valued Framatome, in its current scope of activities, at approximately E 2.5 billion. The closing of the transaction is expected to take place before the end of 1999, and is subject to approval of the French privatization commission. Following the closing of these transactions, Alcatel will have sold approximately 75% of its interest in Framatome and will retain approximately 10% of Framatome's share capital following a related restructuring of Framatome's capital. The transaction will result in a one-time after-tax capital gain for Alcatel in 1999 of approximately E 300 million.

RECENT EVENTS

Liquidity and Capital Resources for the First Nine Months of 1999

      Alcatel's discussion and analysis of its unaudited results of operations for the first six months of 1999 and the first nine months of 1999 are available in the Current Reports on Form 6-K which Alcatel has incorporated by reference into this proxy statement/prospectus.

      Alcatel's main source of cash during the first nine months of 1999 was net cash provided by financing activities, which amounted to E 2,614 million during the first nine months of 1999, compared with E (2,411) million during the first nine months of 1998. Alcatel increased its short-term debt by E 1,738 million during the first nine months of 1999, principally through the issuance of E 1,756 million of commercial paper under its euro commercial paper program, and increased its long-term debt by E 1,226 million, principally through the issuance of E 1,000 million in 4.375% convertible bonds, maturing on February 17, 2009. Proceeds from the issuance of shares amounted to E 39 million during the nine-month period ended September 30, 1999, and mainly consisted of the issuance of shares in connection with capital increases reserved for employees and shares issued upon the exercise of stock options.

      Alcatel used E (2,432) million for investing activities during the first nine months of 1999, compared with E 2,269 million provided by investing activities during the first nine months of 1998. Cash provided by investing activities during the first nine months of 1998 was elevated due principally to cash proceeds, net of cash sold, from dispositions of previously consolidated and unconsolidated companies, which amounted to E 2,868 million and were due principally to the dispositions of Cegelec and ALSTOM (E 2,742 million). Cash proceeds from dispositions amounted to E 343 million during the first nine months of 1999. Cash expenditures for acquisitions of consolidated companies, net of cash acquired, and for acquisition of unconsolidated companies increased significantly to E (2,048) million during the first nine months of 1999 compared with E (45) million during the first nine months of 1998. The increase in expenditures was due principally to the acquisitions of Assured Access Technology, Inc., Xylan Corporation and Internet Devices, Inc. in 1999. Capital expenditures for new plant and equipment (including intangible assets but excluding goodwill) amounted to E (763) million for the first nine months of 1999, compared with E (604) million for the first nine months of 1998.

      Net cash provided by operating activities amounted to E 123 million for the first nine months of 1999, compared to E (180) million used in the first nine months of 1998. This change was due principally to an increase in working capital provided by operations to E 837 million from E 521 million during the corresponding periods. Because Alcatel typically receives most of its net cash from operating activities during the second half of the year, net cash from operating activities during the first nine months of 1999 and 1998 is not representative of full year results.

      Alcatel's cash and cash equivalents amounted to E 4,146 million at September 30, 1999, compared with E 3,813 million at the end of 1998. The net increase in cash and cash equivalents amounted to

E 333 million in the first nine months of 1999, due principally to the proceeds of the debt issuances described above. At September 30, 1999, Alcatel had approximately E 1.8 billion in unused committed credit lines with numerous banks, denominated in francs and various other currencies. Total financial debt at September 30, 1999 amounted to E 7,396 million, compared with E 4,105 million at December 31, 1998. Alcatel's ratio of net debt (short-term and long-term debt, net of short-term investments and cash and cash equivalents, and receivables from the disposal of assets) to shareholders' equity was 2.9%, 27.1% and 33.6% at December 31, 1998, 1997 and 1996, respectively and increased to 30.7% at September 30, 1999. This increase was due principally to the debt issuances described above.

Change in accounting policy

      On June 22, 1999, the French Ministry of the Economy, Finance and Industry approved Regulation No. 99-02, proposed by the Comite de Reglementation Comptable, the French governmental agency responsible for regulating accounting standards. Regulation No. 99-02 sets forth new accounting standards for the preparation of consolidated financial statements under French GAAP. Adoption of the new standards is optional for financial statements for the year ending December 31, 1999, and will be compulsory for financial statements for all French companies (other than certain financial institutions) for periods ending after January 1, 2000. As Alcatel announced on September 9, 1999, its board of directors has opted to apply these new standards for Alcatel's financial statements for the year ending December 31, 1999. The adoption of these standards will not affect Alcatel's results of operations or shareholders' equity as reported under U.S. GAAP. These new standards impact Alcatel's financial statements in four principal ways:

      (1) adoption of "pooling of interests" accounting treatment for stock-for-stock acquisitions. In its Consolidated Financial Statements for the year ended December 31, 1998, Alcatel accounted for its acquisition of DSC Communications Corporation under the purchase accounting method. Under the new method, Alcatel will account for future stock-for-stock acquisitions, as well as the DSC acquisition, under the pooling of interests accounting method.

      (2) goodwill will no longer be charged to shareholders' equity. For periods ending prior to December 31, 1999, Alcatel charged immediate write-offs of goodwill in connection with stock-for-stock acquisitions against shareholders' equity. Under the new method, such acquisitions will be accounted for with recognition of goodwill as an asset.

      (3) new method for accounting for similar asset exchanges. For periods ending prior to December 31, 1999, Alcatel accounted for exchanges of similar assets at book value. Under the new method, Alcatel will account for such exchanges as the disposal of one asset and the acquisition of another. The principal effect of the adoption of this point will be on the treatment of Alcatel's investment in Thomson-CSF in 1998.

      (4) one time income statement impact of "purchased R&D" related to the cash acquisitions. For periods ending prior to December 31, 1999, Alcatel considered research and development in process as goodwill. Under the new method, a portion of the purchase price will be allocated to purchased research and development.

      Alcatel expects that the adoption of these new accounting standards will cause its net income for the year ending December 31, 1999 to be approximately
E (360) million less than it would have been under Alcatel's former accounting standards, due principally to the purchased R&D standard (E (330) million). The adoption will also cause Alcatel's shareholders' equity to be approximately
E 0.9 billion greater. Alcatel's unaudited interim results for the six months ended June 30, 1999 and the nine months ended September 30, 1999, included or incorporated by reference into this proxy statement/prospectus, were prepared under Alcatel's former accounting standards and do not reflect this new treatment. Alcatel does not expect to restate its financial statements for periods ending prior to December 31, 1999, but expects to detail the effect of the adoption of new accounting standards in the notes to the consolidated financial statements for the year ending December 31, 1999. Alcatel's estimates of the financial impact of the adoption these accounting standards are forward-looking statements which are based on Alcatel's current expectations, estimates and assumptions regarding its full year results. These estimates are subject to change due to variations in exchange rates and other external factors and may be revised in connection with the preparation and audit of Alcatel's consolidated financial statement for the year ending December 31, 1999.

      Alcatel's board of directors has also adopted a change in valuation and presentation of pension accounting to conform its policies to U.S. GAAP. Under the change, certain charges which were previously recorded under income from operations are now recorded under financial income (loss). This adjustment increased Alcatel's income from operations for the first half of 1999 by E 26 million, and increased its restated income from operations for the first half of 1998 by E 23 million. The change in valuation of pension accounting increased Alcatel's other revenue by E 67 million. These changes are detailed in Notes 1(b), 3, 4 and 5 to the Unaudited Interim Consolidated Financial Statements.

Year 2000 Readiness Update

      Alcatel has initiated a comprehensive global program to identify, prioritize and address potential problems in all products and systems which may arise because of the Year 2000 problem, and has put in place contingency plans and continues to develop, improve and put in place additional contingency plans to address problems which may arise in the event these programs fail to identify and correct any problems. This plan is described in detail in Alcatel's 1998 Annual Report on Form 20-F, which is incorporated by reference into this proxy statement/prospectus. The following paragraph updates the information provided in the 1998 Annual Report on Form 20-F:

      During the first quarter of 1999, Alcatel completed its product assessment program and, by the end of the third quarter of 1999, completed implementation of its solutions at locations where required by customers, except where customers required later implementation. Alcatel currently estimates that the total cost of implementing Year 2000 solutions for Alcatel products will be approximately E 137 million from the beginning of 1998, of which approximately 85% had been spent by September 30, 1999. Alcatel's Information Systems staff completed its repair or replacement of Alcatel's principal internally-developed information systems in the second quarter of 1999. Alcatel tests all systems prior to redeployment of upgraded systems into production, and completed substantially all of such testing in the third quarter of 1999. Alcatel estimates that additional costs to update its internal information systems will be approximately E 50 million, of which approximately 85% had been spent by September 30, 1999. At September 30, 1999, approximately 3% of Alcatel's staff of approximately 20,000 software engineers was dedicated to the Year 2000 issue.

LEGAL PROCEEDINGS

      Alcatel is involved in a number of legal proceedings incidental to the normal conduct of its business. Management does not believe that aggregate liabilities relating to such proceedings are likely to be material to the business of Alcatel taken as a whole. In addition, Alcatel is involved in the following legal proceedings. Alcatel's management has not judged it necessary to create provisions in its financial statements for these legal proceedings.

      France Telecom. Alcatel CIT, a subsidiary of Alcatel, has been since 1993 the subject of an investigation by a French investigative magistrate of alleged "overbillings" of France Telecom based on audits of production costs which were incurred in 1988 in the Transmission Systems division and in 1991 in the Switching Systems division. Following an independent audit, Alcatel CIT paid France Telecom E 9.5 million in 1993 in settlement of the alleged overbilling by the Transmission Systems division. On October 26, 1994, France Telecom filed a civil complaint with the investigative magistrate in connection with the alleged overbilling by the Switching Systems division, without quantifying the amount of the alleged damages. The investigation on alleged overbillings is ongoing. In April 1999, Alcatel learned that the investigation has been extended to determine whether corporate funds of Alcatel CIT and Alcatel were misused. Both Alcatel CIT and Alcatel have filed civil complaints to preserve their rights in this respect. Alcatel has not, however, totally excluded the possibility that these proceedings could have an impact on its consolidated financial position or results of operations. The future impact, if any, is not presently quantifiable.

      Certain former officers of Alcatel, investigated in connection with alleged abuse of corporate funds and other charges, were found by the Court of Appeals to be guilty. They have filed an appeal with the Cour de Cassation, the highest court of justice in France.

      DSC. Following an announcement by Alcatel that its 1998 operating margin would fall short of expectations, the market price of Alcatel's stock on the Paris Bourse dropped 38% on September 17, 1998. Since September 18, 1998, at least twenty-seven purported class action lawsuits (the "Actions") have been filed against Alcatel challenging the accuracy of certain public disclosures made by Alcatel regarding its financial condition during the first nine months of 1998. Twenty-five of the Actions were filed in various United States District Courts, and one was filed in the Delaware Court of Chancery (the "Chancery Action"). These twenty-six Actions asserted various claims under the federal securities laws (the "Federal Actions") and sought damages in unspecified amounts. In addition, one Action, entitled Alaimo, et al. v. Alcatel Alsthom, et al., No. 296-1469-98, was filed in the District Court of Collin County, Texas (the "Alaimo Action") against Alcatel, two of its subsidiaries, Alcatel USA Inc. and Alcatel Network Systems, Inc. ("ANS"), and two of ANS's officers. The Alaimo Action asserts claims under the common law of Texas and the Texas Securities Act and seeks damages in an unspecified amount as well as injunctive relief. On October 15, 1998, defendants in the Alaimo Action removed the case to the United States District Court for the Eastern District of Texas. On October 21, 1998, plaintiffs moved to remand the Alaimo Action back to the District Court of Collin County. The motion to remand was denied on May 3, 1999.

      Twenty-three of the Actions purport to be brought on behalf of a class consisting of persons who acquired Alcatel ADSs in connection with Alcatel's acquisition of DSC in September 1998 (the "DSC Class"). In addition, three Actions purport to have been brought on behalf of a class consisting of persons who purchased Alcatel ADSs from March 19, 1998 through September 17, 1998 (the "Alcatel Class") and one Action purports to have been brought on behalf of persons who acquired call and put options on Alcatel ADSs between March 19, 1998 and September 17, 1998.

      On February 11, 1999, the Judicial Panel on Multidistrict Litigation ordered that the Alaimo Action and the Federal Actions, with the exception of the Chancery Action, be consolidated for all pretrial proceedings in the United States District Court for the Eastern District of Texas (the "Consolidated Action"). On May 3, 1999, the Court appointed Reynold M. Sachs, Atalanta Investment Company, Inc. and ABC Arbitrage as co-lead plaintiffs for the purported DSC Class in the Consolidated Action. Also on May 3, 1999, the Court appointed Donald Austen, Dye Van (David) Vu and Katama Trading, L.L.C. as co-lead plaintiffs for the purported Alcatel Class (including persons who acquired call and put options) in the Consolidated Action.

      On May 24, 1999, two consolidated amended class action complaints were filed in the Consolidated Action, one by the lead plaintiffs for the purported DSC Class and one by the lead plaintiffs for the purported Alcatel Class. Defendants in the Consolidated Action moved to dismiss the DSC Class consolidated amended complaint of the purported DSC Class (the "DSC Class Complaint") on June 23, 1999 and the consolidated amended complaint of the purported Alcatel Class (the "Alcatel Class Complaint") on July 12, 1999 on the grounds that the complaints fail to state a claim upon which relief may be granted and for failure to plead fraud with particularity. On November 18, 1999, the Court issued a Memorandum Opinion and Order granting the motion to dismiss the Alcatel Class Complaint and granting the plaintiffs leave to file an amended complaint by December 17, 1999. Also on November 18, 1999, the Court issued a Memorandum Opinion and Order granting in part and denying in part the motion to dismiss the DSC Class Complaint and granting the plaintiffs leave to file an amended complaint by December 17, 1999.

      On May 10, 1999, defendants in the Chancery Action moved to dismiss that action for lack of personal jurisdiction over the defendants and under principles of forum non conveniens. Alternatively, defendants requested that the Chancery Action be stayed in favor of the Consolidated Action.

      On December 10, 1999, the Court of Chancery dismissed the claims against Alcatel's officers and directors for lack of personal jurisdiction and stayed the action as against Alcatel pending the outcome of the Consolidated Action.

      Eutelsat. Alcatel is defending a claim made by Eutelsat for approximately E 200 million in damages arising from the failure to deliver a satellite on a timely basis. This failure occurred as a result of the satellite's destruction during testing at a French facility prior to the acquisition of such facility from Aerospatiale. The destruction of the satellite allegedly occurred as a consequence of gross negligence. If damages are awarded on this basis, Alcatel intends to pursue remedies against Aerospatiale. This action is being heard in an ICC arbitration proceeding in Paris.

      Packet Engines. Alcatel, certain of its U.S. subsidiaries and certain of its senior officers (including Messrs. Tchuruk and Halbron) are defending actions in the United States Federal District Court in Spokane, Washington brought by certain former officers of Packet Engines. In a first action, fourteen former employees of Packet Engines are seeking unspecified damages as a result of alleged misrepresentations made regarding Alcatel's business plan for Packet Engines at the time of its acquisition by Alcatel. This action also alleges wrongful termination of employment of the plaintiffs. A second action has been brought by the former Chief Executive Officer of Packet Engines and makes allegations similar to those made in the first action. Damages sought in this second action total $350 million. Certain ancillary claims are also pending.

                                     * * *

      Alcatel is vigorously defending each of the actions to which it is a party, and, in the opinion of Alcatel, the actions lack merit. However, no assurance can be given that these actions will be decided in favor of the defendants. Adverse judgment in all or any of these actions could have a material adverse effect on Alcatel's financial position and results of operations.

GENESYS

      Genesys is a leading provider of enterprise-wide interaction management solutions for both traditional brick and mortar organizations and e-Businesses. Genesys' products are designed to allow an organization to optimally manage its customer interactions and employee communications to increase productivity, lower costs and achieve greater customer satisfaction and loyalty. Genesys believes that successful, long-term customer relationships are the result of managing and optimizing the individual interactions that transpire between an organization and its customers. To accomplish this, Genesys' software solutions, rooted in computer telephony and integration technology, extend the capabilities of an organization's internet, computer, telecommunications and database systems, bringing together what were once disparate technologies. Genesys anticipates that as customer interactions are increasingly viewed as strategic to an organization's mission, contact center capabilities will be extended beyond traditional agent, site and switch boundaries, transforming the entire enterprise into a customer interaction center.

      The Genesys Suite is made up of two integrated elements: an open, scalable, standards-based framework, and a broad integrated suite of applications, which enable Internet and telephony-based interactions, enterprise routing, network routing, outbound dialing, workforce management capabilities and monitoring and reporting applications. With the ability to integrate multiple communications media, the Genesys Suite supports customer interactions via e-mail, the Internet and traditional voice, thereby enabling consistent customer contact regardless of the communications channel. The open, standards-based nature of Genesys' framework product allows an organization to leverage its investments in its existing telecommunications and computing infrastructure, software applications and employee training. Genesys' products support the integration of internally developed or commercially available business applications, such as help desk or sales force automation. In order to assist customers in realizing the maximum benefit from its solutions, Genesys augments its software products with a range of professional service offerings, including implementation, training and support services. As of June 30, 1999, Genesys has licensed its products to approximately 650 end-users worldwide.

EDEN MERGER CORP.

      Eden Merger Corp. was incorporated in the State of California in September 1999 for the purpose of consummating the merger. Eden Merger Corp. has limited assets, has no operations and has not carried on any activities other than those which are related to its formation and its execution of the merger agreement.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE

      The enclosed proxy is solicited by and on behalf of Genesys' board of directors for use at the special meeting of Genesys shareholders, which will be held at 11:00 AM local time on January 21, 2000, at 1155 Market Street, San Francisco, CA 94103. That meeting may be referred to as the "special meeting" in this proxy statement/prospectus.

PURPOSE

      At the special meeting, Genesys shareholders of record will be asked to consider and vote upon the merger proposal and transact such other business as may properly come before the special meeting.

RECORD DATE

      Genesys' board of directors has fixed the close of business on December 16, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Only holders of record of Genesys common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 26,228,284 outstanding shares of Genesys common stock held by 227 holders of record.

QUORUM AND REQUIRED VOTE

      The presence, in person or by proxy, of the holders of at least a majority of the shares entitled to vote at the special meeting is necessary to constitute a quorum. Pursuant to the California Corporations Code, or the CCC, and Genesys' restated articles of incorporation and bylaws, approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Genesys common stock entitled to vote at the special meeting. It is expected that all 7,431,335 of the shares of Genesys common stock beneficially owned by Genesys' directors and executive officers on the record date (representing approximately 27.4% of the total number of shares of Genesys common stock outstanding on such date) will be voted for approval and adoption of the merger agreement. Genesys' officers and directors are contractually obligated to vote in favor of the merger a total of 6,505,916 shares beneficially owned by them, which represents approximately 26.2% of the outstanding shares of Genesys common stock.

ABSTENTIONS AND BROKER NONVOTES

      Only shares affirmatively voted for approval of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes "for" the merger agreement.

      Brokers who hold shares of Genesys common stock in street name for a customer who is the beneficial owner of those shares may not give a proxy to vote the customer's shares without specific instructions from the customer. These nonvoted shares are referred to as broker nonvotes. Genesys common stock held in street name will only be voted if the broker receives a completed voter instruction form from the beneficial owner of those shares. A voter instruction form has been sent to Genesys shareholders with this proxy statement/prospectus.

      Abstentions and broker nonvotes will be included in determining the presence of a quorum, but will have the same effect as voting against the merger agreement.

SECURITY OWNERSHIP OF MANAGEMENT

      As of the record date, Genesys' directors and executive officers and their affiliates owned 7,437,335 shares of Genesys common stock (approximately 27.4% of the Genesys common stock outstanding).

SOLICITATION OF PROXIES AND EXPENSES

      Shares of Genesys common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified in the proxy. Proxies that are properly executed but do not contain instructions will be voted "FOR" approval and adoption of the merger proposal. It is not expected that any matter other than approval and adoption of the merger proposal will be brought before the special meeting, but, if other matters are properly presented, the persons named in such proxy will have authority, unless authority to do so is withheld in the proxy, to vote in accordance with their judgment on any other matter, including without limitation, any proposal to adjourn or postpone the special meeting or otherwise concerning the conduct of the special meeting.

      A shareholder may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the special meeting, to Genesys' Corporate Secretary, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to Genesys' Corporate Secretary, a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

      Genesys will bear the cost of the solicitation of proxies from its shareholders and the cost of printing and mailing this proxy statement/prospectus. In addition to the solicitation by mail, Genesys' directors, officers and employees may solicit proxies from its shareholders in person or by telephone, telegram or electronically. Those directors, officers and employees will not be additionally compensated for that solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Genesys has also retained a proxy solicitation firm, Corporate Investor Communications, Inc., to aid it in the solicitation process. Genesys will pay that firm a fee of $6,500, plus reasonable expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons. Genesys will reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

DISSENTERS' RIGHTS

      If the merger is approved and consummated, dissenters' rights may be available to holders of Genesys common stock who exercise those rights in accordance with Chapter 13 of the California Corporations Code. THE PROCEDURE SET FORTH IN CHAPTER 13 MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. THE INFORMATION SET FORTH BELOW IS A GENERAL SUMMARY OF DISSENTERS' RIGHTS AND, AS A SUMMARY, IS QUALIFIED AND NOT A SUBSTITUTE FOR THE PROVISIONS OF CHAPTER 13, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX D. SHAREHOLDERS SHOULD READ ANNEX D IN ITS ENTIRETY FOR MORE COMPLETE INFORMATION CONCERNING DISSENTERS' RIGHTS.

       Chapter 13 requires, among other things, that:

      - the dissenting shareholder send a demand for the purchase of his or her shares of Genesys common stock to Genesys;

      - the demand specifies the number of shares held of record by the shareholder which the shareholder demands be purchased and contains a statement of what the shareholder believes to be the fair market value of those shares as of September 27, 1999. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price;

      - Genesys, or Genesys' transfer agent, receives the demand on or before the date of the special meeting;

      - demands for payment are filed with respect to 5% or more of the outstanding shares of Genesys common stock; and

      - the shareholder seeking dissenters' rights vote against the merger proposal.

      If dissenters' rights are available, a dissenting Genesys shareholder will be entitled to receive a cash payment equal to the fair market value of his or her Genesys common stock. The fair market value will be determined as of September 27, 1999, the day before the public announcement of the merger agreement (excluding any appreciation or depreciation as a consequence of the proposed merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective after that date).

      In order to be entitled to exercise dissenters' rights, a shareholder of Genesys must vote "against" the merger proposal. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that such holder's shares are to be voted "against" the merger proposal. If the shareholder returns a proxy without voting instructions or with instructions to vote "for" or to "abstain" from voting on the merger proposal, such holder's shares will not be voted against the merger proposal and the shareholder will lose his or her dissenters' rights.

      If the merger agreement is approved by Genesys' shareholders and the number of dissenting shares is greater than 5% of the outstanding shares of Genesys stock, Genesys will have ten days to mail notice of such approval to each Genesys shareholder, together with a copy of Sections 1300 to 1304 of Chapter 13 of the California Corporations Code, a statement of the price determined by Genesys to represent the fair market value of the dissenting shares as of September 27, 1999, and a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenters' rights. The statement of fair market value constitutes an offer by Genesys to buy the shares at that price.

      Within 30 days after the date on which notice of the approval of the merger agreement is mailed, the dissenting shareholder must surrender to Genesys, at its principal office or at the office of Genesys' transfer agent, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Genesys stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

      If Genesys and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at a rate of 10% per year. Payment by Genesys of the fair market value of the dissenting shares shall be made by the later of:

      -  30 days after the fair market value has been agreed upon; or

      - 30 days after any statutory or contractual conditions to the merger have been satisfied.

       Any Payment by Genesys in respect of the dissenting shares is subject to:

      - the restrictions imposed under California law on the ability of Genesys to purchase its outstanding shares; and

      - the surrender of the certificates representing the dissenting shares of Genesys' common stock, unless provided otherwise by agreement.

      If Genesys and the dissenting shareholder disagree on whether the shares surrendered are dissenting shares or on the fair market value of the dissenting shares, the dissenting shareholder may file a complaint in the Superior Court of San Francisco County, California, or in another proper county, requesting that the court resolve either or both of these issues. The complaint must be filed within six months of the date notice of the approval of the merger proposal is mailed by Genesys. If the complaint is not filed within the specified six-month period, the shareholder's dissenters' rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value. Any such determination of the fair market value may be more than, less than or equal to the fair market value of the shares of Genesys common stock as of the date of the special meeting or as of the effective time of the merger.

      No dissenting shareholder who has elected to proceed under Chapter 13 of the California Corporations Code may withdraw his or her dissent or demand for payment unless Genesys consents to such withdrawal.

      Alcatel's transfer agent is Societe Generale, and the transfer agent's address is Issuers Division, Securities Department, B.P. 81236, 44312 Nantes, France.

AVAILABILITY OF INDEPENDENT ACCOUNTANTS

      Representatives of Arthur Andersen LLP, independent auditors of Genesys, will be present at the Special Meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions.

                                   THE MERGER

GENERAL

      Upon consummation of the merger, Eden Merger Corp., a newly organized and wholly owned subsidiary of Alcatel, will be merged with and into Genesys, with Genesys continuing as the surviving corporation and a wholly owned subsidiary of Alcatel.

BACKGROUND OF THE MERGER

      Since late 1997, Alcatel and Genesys have had a commercial relationship with one another. Since that time, Genesys and Alcatel, acting directly or through its subsidiaries, have entered into a series of customary commercial contracts.

      In July, 1999, Alcatel contacted Genesys to propose a meeting to discuss the possibility of a strategic alliance between Alcatel and Genesys involving co-development, co-marketing and co-branding of Genesys call center products.

      On July 22, 1999, Ori Sasson, Genesys' President and Chief Executive Officer, Chris Brennan, Genesys' Chief Financial Officer, and Gregory Shenkman, Genesys' Chairman of the Board, met with representatives from Genesys' financial advisors, Goldman Sachs & Co., to discuss Genesys' strategic alternatives and the possibility of structuring a business combination. From early August 1999 until early September 1999, discussions were held with several other companies which had been identified by Genesys as potential business combination candidates. These companies expressed either no interest or varying degrees of interest in pursuing further discussions with Genesys with respect to a possible business combination with Genesys. None of the discussions with these companies resulted in a definitive proposal for such a business combination.

      On August 5, 1999, Mr. Brennan and Alec Miloslavsky, Genesys' Chief Technology Officer, met with Alan Mottram, President of Alcatel's Network Application Division, Olivier Baujard, President of Alcatel's Enterprise Systems Division, and Ludo Gys, Alcatel's Vice President of Business Development for Alcatel's Network Application Division, at Alcatel's Paris office to discuss the possibility of a strategic alliance between Alcatel and Genesys. At that meeting, the merits of combining the companies also were discussed. The parties agreed to reflect upon the discussions and meet at a later date to pursue the matter further.

      On August 17, 1999, both companies signed nondisclosure agreements, and, on August 18, 1999, Mr. Mottram and Peter Campbell, Financial Analyst of Alcatel, along with representatives from Alcatel's financial advisors, JP Morgan, met with Messrs. Sasson, Miloslavsky and Brennan of Genesys and representatives from Goldman Sachs. Messrs. Sasson, Miloslavsky and Brennan made a presentation to Messrs. Mottram and Campbell, and representatives of both companies discussed Genesys' business operations and strategy and how a business combination could benefit both companies by creating important product synergies.

      On September 13, 1999, Alcatel submitted an acquisition proposal to Genesys whereby Alcatel would acquire all of the outstanding common stock of Genesys in exchange for Alcatel ADSs, subject to additional terms and conditions to be negotiated. The proposal indicated that the Genesys research and development function and its management would remain largely unmodified and that the United States sales and solutions marketing would stay under Genesys' full control. International sales would be carried out through Genesys' or Alcatel's international sales force.

      On September 14, 1999, Genesys' board of directors met telephonically along with representatives from Goldman Sachs and Wilson Sonsini Goodrich & Rosati, Genesys' outside legal counsel, to discuss the proposed acquisition. The board determined that management should continue to pursue and evaluate the proposed acquisition.

      From September 16 through September 19, 1999, representatives of both companies met to discuss further the business combination and to negotiate the terms of the transaction. Genesys management made presentations regarding aspects of Genesys' products, strategy and future prospects. During this period, Alcatel also began legal and financial due diligence of Genesys, which continued through September 27.

      On September 19, 1999, Genesys' board of directors held a special telephonic meeting to discuss the status of the proposed transaction with Genesys' management and its legal and financial advisors. The board of directors considered the proposed transaction and determined that management should continue to pursue and evaluate the proposed business combination.

       During the period from September 20 through September 27, 1999:

      -  Genesys conducted legal and financial due diligence of Alcatel;

      - Genesys' and Alcatel's financial advisors continued to analyze the proposed transaction;

      - management of Genesys and Alcatel met to discuss combining the operations of the two companies, including (a) intellectual property issues, (b) business and sales cycles, (c) sales forecast methodology and (d) channel management;

      - negotiations continued on the terms and conditions of the merger agreement and other ancillary agreements; and

      - management of Genesys and Alcatel discussed employee retention issues, including Alcatel's request that employment contracts with certain key individuals be signed to ensure their continued employment with Genesys following the merger. Both parties agreed that they would seek to have Mr. Sasson, Mr. Miloslavsky and Mr. Brennan sign employment agreements.

      On September 26, 1999, Genesys' board of directors met again. At this meeting, Wilson Sonsini Goodrich & Rosati made a presentation to Genesys' board of directors regarding the merger agreement and ancillary agreements governing the proposed transaction, and Goldman Sachs made a financial presentation to Genesys' board of directors. In addition, Wilson Sonsini Goodrich & Rosati reviewed with Genesys' board of directors their fiduciary duties. Genesys management, along with its financial, accounting and legal advisors, updated the directors on their respective due diligence investigations of Alcatel and reviewed the terms of the proposed transaction, based upon the proposed merger agreement and other materials previously circulated to the board of Genesys. This meeting included a discussion with Genesys management and Genesys' legal and accounting advisors of the material terms of the proposed transaction, including corporate governance and the tax and accounting treatment of the contemplated transaction. The board of directors discussed the proposed transaction and determined to pursue and evaluate the proposed transaction further.

      On September 27, all outstanding issues with respect to Genesys' due diligence review of Alcatel were resolved. Also on September 27, all outstanding transaction issues were finalized. Alcatel's board of directors met in Paris and approved the transaction with Genesys.

      Genesys' board of directors met again to consider the proposed transaction on September 27. Goldman Sachs delivered an oral opinion, subsequently confirmed in writing as described below, to Genesys' board of directors to the effect that, as of September 27, 1999, the consideration to be received by the holders of outstanding shares of Genesys common stock pursuant to the merger agreement was fair from a financial point of view to those holders. This meeting concluded with the board of directors of Genesys unanimously voting to approve the acquisition and the merger agreement and related documents and to recommend that Genesys' shareholders adopt the merger agreement and approve the merger.

      Following the approval by Genesys' board of directors, Genesys, Alcatel and Eden Merger Corp. entered into the merger agreement on September 27, 1999. A press release stating the general terms of the merger agreement was released before the markets opened in Paris and New York on September 28, 1999.

ALCATEL'S REASONS FOR THE MERGER

       Alcatel has identified several potential benefits of the merger. These include:

      - providing Alcatel with a leading worldwide position in computer telephony integration and enterprise interaction management solutions;

      - enhancing Alcatel's existing position in the call center business by providing Genesys' software-based interaction management technology to existing Alcatel customers;

      - in the field of intelligent network systems, facilitating the development of end-to-end networked customer contact solutions that Internet service providers and worldwide carriers can offer to their enterprise clients; and

      - complementing Alcatel's recent acquisitions in the United States and further positioning Alcatel to capitalize on growth in the demand for Internet protocol-based voice-data integration in the U.S.

      Additionally, Alcatel considered various other matters, including industry trends towards voice-data convergence, recent consolidation among industry participants, Genesys' financial condition, the recent trading history of Genesys common stock and the specific terms of the merger agreement. In light of the wide variety of factors considered in evaluating the merger, Alcatel did not find it practical to and did not quantify or otherwise assign relative weights to the specific factors it considered.

GENESYS' REASONS FOR THE MERGER

      Genesys' board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Genesys shareholders. In the course of reaching its decision to approve the merger agreement and the merger, Genesys' board of directors consulted with Genesys' management and Genesys' outside legal counsel and financial advisors as described above, and considered the following factors:

      - the financial condition, results of operations, businesses and prospects of Genesys before and after giving effect to the merger and the nature of its industry;

      - historical information concerning the businesses operations, positions and results of operations, technology and management style, competitive position, industry trends and prospects of Genesys and Alcatel;

      - current and historical market prices, volatility and trading data for Genesys and Alcatel;

      - information and advice based on the respective due diligence investigations by members of Genesys' board of directors and management and Genesys' legal, financial and accounting advisors concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Alcatel, trends in Alcatel's business and financial results and capabilities of Alcatel's management team;

      - possible alternatives to the merger, including, without limitation, merging with another company or continuing to operate Genesys as an independent entity, and the risks associated therewith;

      - Genesys' competition, the relative sizes of other participants in the industry in which it operates and the available capital and other resources of such other participants as compared to the available capital and other resources of Genesys. In particular, several of these competitors have longer operating histories, significantly greater resources, greater name recognition and a larger customer base than Genesys. Genesys' board of directors considered the fact that as the market for its products develops, companies with greater resources may attempt to increase their presence in the market by acquiring or forming strategic alliances with Genesys' competitors;

      - rapid technological change, frequent new product introductions and changes in customer requirements characterize the market for Genesys' products. Genesys' board of directors considered the fact that Genesys' future success will depend, in part, on its ability to develop and market, on a timely and cost-effective basis, new products or new product enhancements that respond to technological change, evolving industry standards and the increasingly sophisticated needs of its customers;

      - the strategic fit between and complementary nature of the businesses of Genesys and Alcatel. Through the purchase of Genesys, Alcatel will acquire a leading, worldwide position in computer telephony integration and interaction management solutions, providing a strong strategic fit with its existing call center and intelligent network businesses. Following the close of the transaction, Genesys will immediately gain greater access to the carrier and Internet service provider market segments, due to Alcatel's products and commercial presence in these segments. Genesys will also benefit from easier access to the medium-sized enterprise market, which is a core component of Alcatel's enterprise business and for which the two companies plan to develop optimized solutions. In addition, the two companies will further develop Internet protocol converged voice and data solutions, leveraging Genesys' infrastructure-independent position;

      - the consideration to be received by Genesys' shareholders in the merger; in particular the fact that upon consummation of the merger, Genesys' shareholders will have an ongoing equity interest in a much larger company with the prospects for improved long-term growth potential and investment liquidity;

      - Goldman Sachs' delivery of an opinion to the Genesys board of directors to the effect that, as of September 27, 1999, the consideration to be received by the holders of outstanding shares of Genesys common stock pursuant to the merger agreement was fair from a financial point of view to those holders, as described below;

      -  the impact of the merger on Genesys' customers and employees; and

      - the fairness to Genesys of the terms of the merger agreement and related agreements, which were the product of extensive arm's length negotiations. In particular, Genesys' board of directors considered the events triggering payment of the termination fee, the amount of the termination fee and the limitations on the ability of Genesys to negotiate with other companies regarding an alternative transaction, and the potential effect these provisions would have on Genesys receiving alternative proposals that could be superior to the merger. Because Genesys' board of directors conducted an extensive review of its strategic alternatives prior to entering into the merger agreement, and because these provisions were required by Alcatel in order for it to enter into the merger agreement, Genesys' board of directors determined that the value for Genesys shareholders represented by the merger justified these requirements.

      Genesys' board of directors also identified and considered a number of uncertainties and risks in its deliberations concerning the merger, including the following:

      - the risk that the potential benefits sought in the merger might not be fully realized, if at all;

      - the possibility that the merger might not be consummated and the effect of the public announcement of the merger;

      - the effect on Genesys' ability to retain and continue to develop important relationships with certain of its strategic partners, particularly Siemens, Lucent, Rockwell, NEC and other telecommunications manufacturers;

      - the effect on Genesys' ability to attract and retain key management, sales and marketing and technical personnel; and

      - the other risks associated with the businesses of Alcatel, Genesys and the merged companies and the merger described in this proxy statement/prospectus under "RISK FACTORS."

      In view of the wide variety of factors considered by Genesys' board of directors in its evaluation of the merger and the complexity of such matters, Genesys' board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather than assigning any particular weight to any factor, Genesys' board of directors evaluated each of the factors described above and reached a general consensus that the merger was advisable and in the best interests of Genesys and its shareholders and other constituencies. In considering the factors described above, individual members of Genesys' board of directors may have given different weight to different factors.

OPINION OF GENESYS' FINANCIAL ADVISOR

      On September 27, 1999, Goldman Sachs delivered its oral opinion to the board of directors of Genesys to the effect that, as of that date, the consideration to be received by the holders of outstanding shares of Genesys common stock pursuant to the merger agreement was fair from a financial point of view to those holders. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated September 27, 1999.

      THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED SEPTEMBER 27, 1999, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

       In connection with its opinion, Goldman Sachs reviewed, among other things,

      -  the merger agreement;

      - the Registration Statement on Form S-1, dated June 12, 1997, and the prospectus, dated June 16, 1997, relating to the initial public offering of Genesys;

      - Annual Reports to Shareholders and Annual Reports on Form 10-K of Genesys for the two fiscal years ended June 30, 1998;

      - Annual Reports to Shareholders and Annual Reports on Form 20-F of Alcatel for the five years ended December 31, 1998;

      - selected interim reports to shareholders and Quarterly Reports on Form 10-Q of Genesys;

      -  selected Reports of Foreign Private Issuer on Form 6-K of Alcatel;

      - selected other communications from Genesys and Alcatel to their respective shareholders; and

      - internal financial analyses and forecasts for Genesys prepared by its management.

      Goldman Sachs also held discussions with members of the senior management of Genesys and Alcatel regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

      - reviewed the reported price and trading activity for Genesys common stock and Alcatel ADSs and shares;

      - compared selected financial and stock market information for Genesys and Alcatel with similar information for other companies the securities of which are publicly traded;

      - reviewed the financial terms of recent business combinations in the telecommunications industry specifically and in other industries generally; and

      - performed other studies and analyses Goldman Sachs considered appropriate.

      Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed this accuracy and completeness for purposes of rendering its opinion. Alcatel declined Goldman Sachs' request to make available Alcatel's projections of expected future performance. Accordingly, Goldman Sachs' review of Alcatel's estimated future financial performance for the purpose of rendering Goldman Sachs' opinion was limited to discussions with senior managers of Alcatel regarding certain research analysts' estimates of Alcatel's future financial performance. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Genesys or Alcatel or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services referred to in this proxy statement/prospectus and the opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Genesys in connection with its consideration of the transaction contemplated by the merger agreement, and the opinion does not constitute a recommendation as to how any holder of Genesys common stock should vote with respect to the transaction.

      The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the board of directors of Genesys on September 27, 1999.

      THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

      (1) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for Genesys common stock and Alcatel ADSs. In addition, Goldman Sachs analyzed the per share consideration to be received by holders of Genesys common stock pursuant to the merger agreement using the implied price of $45.11 per share of Genesys common stock based on the September 24, 1999 closing price of $27.06 per Alcatel ADS, as compared to the market price of Genesys common stock at specific dates. This analysis indicated that the implied per share consideration of $45.11 would represent the following premiums to recent market prices:

RECENT PRICES                                                   PREMIUM
-------------                                                   -------
Market Price as of September 24, 1999.......................      12%
Market Price One Week Prior to September 24, 1999...........      22%
Market Price One Month Prior to September 24, 1999..........      42%
52-week high................................................       9%

      (2) Historical Exchange Ratio Analysis. Goldman Sachs calculated the ratio of the average market price of Genesys common stock to the average market price of Alcatel ADSs during selected periods ending on September 24, 1999 as follows:

                                                                   AVERAGE
PERIOD                                                          EXCHANGE RATIO
------                                                          --------------
1 Week ending September 24, 1999............................         1.39
1 Month ending September 24, 1999...........................         1.18
3 Months ending September 24, 1999..........................         1.05
6 Months ending September 24, 1999..........................         0.90
1 Year ending September 24, 1999............................         0.93

      (3) Selected Companies Analysis. Goldman Sachs reviewed and compared selected financial information for Genesys and Alcatel to corresponding financial information, ratios and public market multiples for the following six publicly traded systems companies: Cisco Systems, Inc.; Telefonaktiebolaget LM Ericsson; Lucent Technologies Inc.; Nokia Corporation; Nortel Networks Corporation; and Siemens A.G.; and for the following three publicly traded mid-tier telecommunications companies: ADC Telecommunications, Inc.; CIENA Corporation; and Tellabs, Inc.; and for the following five publicly traded other communications/technology companies: Aspect Telecommunications Corporation; Comverse Technology, Inc.; International Business Machines Corporation; NCR Corporation; and Rockwell International Corporation.

      Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies. The multiples and ratios were calculated, as applicable, using the closing price for Genesys common stock, the Alcatel ADSs and the common stock or ADSs of each of the selected companies on September 24, 1999 and were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Genesys and Alcatel:

      - estimated price/earnings multiples, or P/E Multiples, for calendar years 1999 and 2000 (based on earnings estimates provided by Institutional Brokers Estimate System, or IBES);

      -  estimated five-year per share/ADS growth rate (provided by IBES);

      - ratio of 1999 price/earnings ratio to IBES estimated five-year per share/ADS growth rate; and

      - levered market capitalization, which is the market value of common equity plus the book value of debt less the book amount of cash, as a multiple of latest 12 months revenue.

      The results of these analyses are summarized as follows:

                                                                      MID-TIER           OTHER
                                                                       TELE-        COMMUNICATIONS/
                                                     SYSTEMS       COMMUNICATIONS      TECHNOLOGY
                                                    COMPANIES        COMPANIES         COMPANIES
                                                  --------------   --------------   ----------------
RATIO/MULTIPLE                                    MEAN    MEDIAN   MEAN    MEDIAN    MEAN    MEDIAN    GENESYS   ALCATEL
--------------                                    -----   ------   -----   ------   ------   -------   -------   -------
Estimated P/E Multiple for Calendar Year 1999...  48.3x   43.2x    36.3x   36.3x    26.7x     24.1x     47.4x     31.8x
Estimated P/E Multiple for Calendar Year 2000...  39.2x   34.7x    38.8x   35.0x    22.4x     21.3x     34.4x     22.0x
IBES Estimated 5-Year Per Share/ADS Growth
  Rate..........................................    21%     20%      28%     30%      19%       20%       50%       20%
1999 Price/Earnings Ratio to IBES Estimated
  5-Year Per Share/ADS Growth Rate..............   2.3x    2.2x     1.3x    1.2x     1.4x      1.2x      0.9x      1.6x
Levered Market Capitalization as a Multiple of
  Latest 12 Months Revenue......................   6.9x    4.3x     9.0x   10.7x     3.9x      2.9x      8.4x      1.4x

      (4) Selected Transactions Analysis. Goldman Sachs, using the implied price of $45.11 per share of Genesys common stock based on the September 24, 1999 closing price of $27.06 per Alcatel ADS, compared certain information for 24 selected transactions in the communications technology industry that were announced since 1996 with deal values in excess of $500 million to similar information for the proposed merger, including:

      - aggregate levered consideration as a multiple of latest 12 months sales;

      - aggregate equity consideration as a multiple of latest 12 months net income; and

      -  aggregate equity consideration as a multiple of forward net income.

      The results of these analyses are summarized below:

                                                          COMMUNICATIONS
                                                        TECHNOLOGY INDUSTRY         GENESYS/ALCATEL
                                                  -------------------------------   ---------------
MULTIPLE                                              RANGE        MEAN    MEDIAN
--------                                          --------------   -----   ------
Aggregate Levered Consideration as a Multiple of
Latest 12 Months Sales..........................  0.8x - 41.4x      9.1x    9.1x          9.6x
Aggregate Equity Consideration as a Multiple of
  Latest 12 Months Net Income...................  16.7x - 189.1x   64.8x   54.3x         72.0x
Aggregate Equity Consideration as a Multiple of
  Forward Net Income............................  18.0x - 114.2x   41.4x   36.1x         48.4x

      (5) Contribution Analysis. Goldman Sachs analyzed the relative contribution of Genesys and Alcatel to the combined company resulting from the merger, using Genesys' management's projections for Genesys, projections for Genesys based on recently published research estimates, or Consensus Projections, and projections for Alcatel based on recently published research estimates, and compared the implied exchange ratios based upon these contributions to the exchange ratio in the merger.

      The results of these analyses using Genesys' management's projections are summarized as follows:

                                          ALCATEL CONTRIBUTION   GENESYS CONTRIBUTION
                                              TO COMBINED            TO COMBINED             IMPLIED
                                                COMPANY                COMPANY          EXCHANGE RATIO(1)
                                          --------------------   --------------------   -----------------
Estimated Sales for Calendar Year
1999(2).................................         99.3%                   0.7%                 0.407
Estimated Sales for Calendar Year
  2000(2)...............................         99.0%                   1.0%                 0.520
Estimated Earnings Before Interest and
  Taxes, or EBIT, for Calendar Year
  1999(2)...............................         96.9%                   3.1%                 1.190
Estimated EBIT for Calendar Year
  2000(2)...............................         96.2%                   3.8%                 1.430
Estimated Net Income for Calendar Year
  1999(2)...............................         96.5%                   3.5%                 1.155
Estimated Net Income for Calendar Year
  2000(2)...............................         96.0%                   4.0%                 1.293
Equity Market Capitalization --
  diluted(3)............................         95.6%                   4.4%                 1.487
Pro Forma Shareholder Ownership for
  Proposed Transaction at $27.06 Price
  for Alcatel...........................         95.1%                   4.9%                 1.667
Pro Forma Shareholder Ownership for
  Proposed Transaction at $21.00 Price
  for Alcatel...........................         93.7%                   6.3%                 2.143
Pro Forma Shareholder Ownership for
  Proposed Transaction at $39.00 Price
  for Alcatel...........................         95.8%                   4.2%                 1.411

---------------

(1) Implied exchange ratios calculated assuming Genesys valued at Alcatel multiple.
(2) Financial data for Alcatel based on Credit Suisse First Boston's research, dated August 30, 1999. Financial data for Genesys per Genesys' management.
(3) Assumes 100% stock transaction with tax-free roll-over of options.

      The results of these analyses using Consensus Projections are summarized as follows:

                                          ALCATEL CONTRIBUTION   GENESYS CONTRIBUTION
                                              TO COMBINED            TO COMBINED        IMPLIED EXCHANGE
                                                COMPANY                COMPANY              RATIO(1)
                                          --------------------   --------------------   ----------------
Estimated Sales for Calendar Year
1999(2).................................         99.3%                   0.7%                0.399
Estimated Sales for Calendar Year
  2000(2)...............................         99.1%                   0.9%                0.486
Estimated EBIT for Calendar Year
  1999(2)...............................         97.3%                   2.7%                1.059
Estimated EBIT for Calendar Year
  2000(2)...............................         97.1%                   2.9%                1.142
Estimated Net Income for Calendar Year
  1999(2)...............................         97.0%                   3.0%                1.014
Estimated Net Income for Calendar Year
  2000(2)...............................         97.0%                   3.0%                1.018
Equity Market Capitalization --
  diluted(3)............................         95.6%                   4.4%                1.487
Pro Forma Shareholder Ownership for
  Proposed Transaction at $27.06 Price
  for Alcatel...........................         95.1%                   4.9%                1.667
Pro Forma Shareholder Ownership for
  Proposed Transaction at $21.00 Price
  for Alcatel...........................         93.7%                   6.3%                2.143
Pro Forma Shareholder Ownership for
  Proposed Transaction at $39.00 Price
  for Alcatel...........................         95.8%                   4.2%                1.411

---------------

(1) Implied exchange ratios calculated assuming Genesys valued at Alcatel multiple.
(2) Financial data for Alcatel based on Credit Suisse First Boston's research, dated August 30, 1999. Financial data for Genesys per research analyst projections compiled by Genesys' management.
(3) Assumes 100% stock transaction with tax-free roll-over of options.

      (6) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger to holders of Alcatel ADSs. For calendar year 2000, Goldman Sachs compared, using Genesys' management's projections and IBES estimates, the estimated earnings per Alcatel ADS on a stand-alone basis to the estimated earnings per ADS of the combined company on a pro forma basis. Goldman Sachs performed this analysis excluding any of the possible operational synergies that may be realized following the merger. Based on such analyses, the merger on a pro forma basis would be dilutive to holders of Alcatel ADSs on an earnings per ADS basis in calendar year 2000.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Genesys or Alcatel or the contemplated transaction.

      Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the board of directors of Genesys as to the fairness from a financial point of view of the consideration to be received by the holders of outstanding shares of Genesys common stock pursuant to the merger agreement. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Genesys, Alcatel, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, Goldman Sachs' opinion to the Genesys board of directors was one of many factors taken into consideration by the Genesys board of directors in making its determination to approve the merger agreement. This summary does not purport to be a complete description of the analyses performed by Goldman Sachs. You should read in its entirety the written opinion of Goldman Sachs attached as Annex B to this proxy statement/prospectus.

      Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Genesys, having provided certain investment banking services to Genesys from time to time, including having acted as lead managing underwriter of Genesys' initial public offering in June 1997, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also has provided certain investment banking services to Alcatel from time to time, including having acted as a joint global coordinator and a lead managing underwriter of the initial public offering of ALSTOM, formerly a 50/50 joint venture between Alcatel and GEC, in June 1998.

      Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Genesys or Alcatel for its own account and for the accounts of customers. Goldman Sachs may provide investment banking services to Alcatel and its affiliates in the future.

      Pursuant to a letter agreement dated August 14, 1999, Genesys engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of the stock or assets of Genesys. Pursuant to the terms of this letter agreement, Genesys has agreed to pay Goldman Sachs a customary transaction fee. Genesys also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including reasonable attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

RECOMMENDATION OF GENESYS' BOARD OF DIRECTORS

      AFTER CAREFUL CONSIDERATION, GENESYS' BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTEREST AND DECLARED THE MERGER ADVISABLE. GENESYS' BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND RECOMMENDS YOUR ADOPTION OF THE MERGER AGREEMENT.

      In considering the recommendation of Genesys' board of directors with respect to the merger agreement, you should be aware that some directors and officers of Genesys have interests in the merger that are different from, or are in addition to, the interests of Genesys shareholders generally. See "-- Interests of Certain Persons in the Merger" below.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      When considering the recommendation of Genesys' board of directors, you should know that some of Genesys' directors and officers participate in arrangements and have continuing indemnification against liabilities that would provide them with interests in the merger that are different from, or in addition to, your interests.

     INDEMNIFICATION AGREEMENTS

      Under the merger agreement, Alcatel has agreed to honor Genesys' obligations under indemnification agreements between Genesys and its directors and officers in effect before the completion of the merger and any indemnification provisions of Genesys' Articles of Incorporation and Bylaws. Alcatel has also agreed to cause Genesys, as the surviving corporation in the merger, to indemnify Genesys' officers and directors as described in the previous sentence for at least six years from the completion of the merger. In addition, Alcatel has agreed to maintain directors' and officers' liability insurance for six years

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

from the completion of the merger, provided that Alcatel is not required to pay more than 150% of the annual premium in effect at the time of the merger agreement for that insurance.

     CHANGE IN CONTROL ARRANGEMENTS

      Genesys has in effect severance compensation agreements with the following individuals. These individuals will benefit from a change in control as follows:

      JOAN BEARDSLEY, VICE PRESIDENT, WORLD-WIDE PROFESSIONAL SERVICES. All of Ms. Beardsley's unvested options will be fully and immediately accelerated upon her involuntary termination occurring within 18 months following a change in control, and she shall have one year in which to exercise such options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility;
(b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without her consent. Further, in the event that Ms. Beardsley is terminated other than for cause, Genesys or the surviving entity will pay her base salary and COBRA continuation premiums for six months after termination.

      RICK C. DEGOLIA, SENIOR VICE PRESIDENT, BUSINESS DEVELOPMENT AND STRATEGIC PLANNING, ACTING GENERAL COUNSEL AND CORPORATE SECRETARY. All of Mr. DeGolia's unvested restricted shares, subject to certain agreements, shall vest in full upon a change of control if the acquiror fails to provide Mr. DeGolia with both cash compensation and operational responsibility that is at least equal to what he had prior to the acquisition. All of Mr. DeGolia's unvested options will be fully and immediately accelerated upon his involuntary termination within 18 months following a change in control, and he shall have one year in which to exercise such options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility; (b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without his consent.

      DONALD HUNT, SENIOR VICE PRESIDENT, FIELD OPERATIONS, AMERICAS AND ASIA PACIFIC. All of Mr. Hunt's unvested options will be fully and immediately accelerated upon his involuntary termination within 18 months following a change in control, and he shall have one year in which to exercise such options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility;
(b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without his consent. If Mr. Hunt's employment is terminated other than for cause, Genesys or the surviving entity will pay his base salary and COBRA continuation premiums for six months after termination.

      NOELLE LECA, SENIOR VICE PRESIDENT, WORLDWIDE MARKETING. All of Ms. Leca's unvested shares will be fully and immediately accelerated upon her involuntary termination within 18 months following a change in control, and she shall have one year in which to exercise the options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility; (b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without her consent. If Ms. Leca's employment is terminated other than for cause, Genesys or the surviving entity will pay her base salary and COBRA continuation premiums for six months after termination.

      AD NEDERLOF, SENIOR VICE PRESIDENT, FIELD OPERATIONS, EMEA. All of Mr. Nederlof's unvested options will be fully and immediately accelerated upon his involuntary termination within 18 months following a change in control, and he shall have one year in which to exercise such options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility; (b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without his consent. If Mr. Nederlof's employment is terminated other than for cause, Genesys or the surviving entity will pay his base salary and COBRA continuation premiums for six months after termination.

      MANSOUR SALAME, VICE PRESIDENT. Upon Mr. Salame's termination of employment without cause or resignation for good cause on or prior to June 2001, Genesys or the surviving entity will pay him

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

(i) a lump sum equal to three times his monthly salary in effect at the date of termination and (ii) continuation of health coverage until the third month anniversary of such termination. Resignation for good cause includes a voluntary resignation within 30 days of any of the following (a) reduction in base salary, unless such reduction is pursuant to a change in Genesys' compensation policies generally; (b) a substantial diminution of duties and responsibilities, not including any changes due to Genesys' acquisition of Next Age; or (c) relocation by more than 50 miles.

      DAVID SCHREFFLER, VICE PRESIDENT, NORTH AMERICA SALES. All of Mr. Schreffler's unvested options will be fully and immediately accelerated upon his involuntary termination within 18 months following a change in control, and he shall have one year in which to exercise such options. An involuntary termination includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility; (b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided such changes are without his consent. If Mr. Schreffler's employment is terminated other than for cause, Genesys or the surviving entity will pay his base salary and COBRA continuation premiums for six months after termination.

      YURI SHTIVELMAN, SENIOR VICE PRESIDENT, PRODUCT DEVELOPMENT. In the event of a change in control, the acquiror fails to provide Mr. Shtivelman with both cash compensation and operational responsibility that is at least equal to what he had prior to the acquisition, then all of his unvested restricted shares will be accelerated as of the closing date of the acquisition and become fully vested immediately prior to the closing of the acquisition. In addition, all of his unvested options will be fully and immediately accelerated upon his involuntary dismissal, within 18 months following a change in control, and he shall have one year in which to exercise his option. An involuntary dismissal includes any involuntary dismissal or a voluntary resignation following (a) a material reduction in operational responsibility; (b) a reduction in compensation; or (c) a relocation by more than 50 miles, provided that such changes are without his consent.

     OUTSIDE DIRECTORS

      All shares granted to Genesys' outside directors under their respective stock option agreements accelerate upon a change of control.

      As a result of these interests, these directors and officer of Genesys could be more likely to vote to approve the merger agreement than if they did not hold these interests. Genesys' shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     EMPLOYMENT AGREEMENTS FOLLOWING THE MERGER

      In connection with the merger, Ori Sasson, Alec Miloslavsky, and Christopher Brennan have entered into employment agreements whereby each has agreed to remain employed by Genesys following the merger. These agreements supersede agreements each individual previously made with Genesys which would have provided for benefits to any of these individuals who was involuntarily terminated within a specified time following a change in control.

      ORI SASSON. Subsequent to the merger, he will be employed with Genesys as Chief Executive Officer. For his work as Chief Executive Officer, he will be provided: (a) a base salary of $300,000 per year, (b) an incentive bonus in a target amount equal to 50% of his base salary, and (c) health, welfare, retirement and disability benefits. In addition, on the effective date of the merger, 450,000 shares of his existing stock options shall become vested and exercisable on an accelerated basis. If he resigns because his responsibilities are reduced, he no longer reports to the Board, he is relocated, or his salary or bonus opportunity is reduced, or if he is terminated without cause, then (i) all his stock options granted prior to the effective date of the employment agreement will become fully vested and will remain exercisable for one year,
(ii) he will receive salary at the then-effective annual rate as well as bonus at target for a period of two years following termination, and (iii) he will be covered by health and welfare benefits for a period of eighteen (18) months.

      ALEC MILOSLAVSKY. Subsequent to the merger, he will be employed with Genesys as Chief Technology Officer. For his work as Chief Technology Officer, he will be provided: (a) a base salary of $300,000 per year, (b) an incentive bonus in a target amount equal to 50% of his base salary, and (c) health, welfare, retirement and disability benefits. If he resigns because his responsibilities are reduced, he is relocated, or his salary or bonus opportunity is reduced, or if he is terminated without cause, then (i) all his stock options granted prior to the effective date of the employment agreement will become fully vested, (ii) he will receive salary at the then-effective annual rate as well as bonus at target for a period of two years following termination, and (iii) he will be covered by health and welfare benefits for a period of eighteen (18) months.

      CHRISTOPHER BRENNAN. Subsequent to the merger, he will be employed with Genesys as Chief Financial Officer. For his work as Chief Financial Officer, he will be provided: (a) a base salary of $300,000 per year, (b) an incentive bonus in a target amount equal to 40% of his base salary, and (c) health, welfare, retirement and disability benefits. In addition, on the effective date of the merger, all of the unvested shares of his existing stock options will become fully vested and exercisable on an accelerated basis. If he resigns because his responsibilities are reduced, he is relocated, or his salary or bonus opportunity is reduced, or if he is terminated without cause, then (i) all his stock options granted prior to the effective date of the employment agreement will become fully vested, (ii) he will receive salary at the then-effective annual rate as well as bonus at target for one year following termination, and
(iii) he will be covered by health and welfare benefits for a period of eighteen
(18) months.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material U.S. federal income tax consequences of the merger that may be relevant to you if you hold Genesys common stock as a capital asset and are:

      -  an individual citizen or resident of the United States;

      - a corporation or other entity taxed as a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof;

      - an estate or trust whose income is subject to U.S. federal income taxation; or

      - a trust that is subject to the supervision of a U.S. court and the control of one or more U.S. persons.

      The discussion does not address all potential tax consequences that may be relevant to you. Moreover, this discussion does not apply to you if you are subject to special treatment under the Internal Revenue Code, including without limitation, because you are:

      -  a foreign person or entity;

      -  an insurance company;

      -  a financial institution;

      -  a dealer in securities;

      -  a tax-exempt organization;

      - a person who holds shares of Genesys common stock as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes;

      -  a trader who elects to mark-to-market its securities; or

      - an individual who received shares of Genesys common stock pursuant to the exercise of employee stock options or otherwise as compensation.

      In addition, this discussion does not address the tax consequences to you if you will become a "5% shareholder" of Alcatel within the meaning of applicable Treasury Regulations under Section 367 of the Internal Revenue Code. In general, a "5% shareholder" is a person who owns, actually or constructively under attribution rules, at least five percent of either total voting power or total value of the stock of Alcatel immediately after the merger.

      No information is provided in this proxy statement/prospectus with respect to the tax consequences, if any, of the merger under applicable foreign, state, local and other tax laws. The following discussion is based on the provisions of the U.S. Internal Revenue Code, applicable Treasury Regulations thereunder, Internal Revenue Service rulings, judicial decisions and other administrative pronouncements, all in effect as of the date of this proxy statement/prospectus. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth below. Any future change or interpretation could apply retroactively and could affect the accuracy of the following discussion.

      YOU ARE STRONGLY ADVISED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU, AND AS TO ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES, INCLUDING FRENCH TAX CONSEQUENCES, ARISING OUT OF THE MERGER AND THE OWNERSHIP OF ALCATEL ADSS.

      Certain Consequences of the Merger. If you receive Alcatel ADSs evidenced by ADRs in the merger, you will be treated as an owner of the Alcatel shares underlying those Alcatel ADSs for purposes of the Internal Revenue Code and for purposes of the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital dated as of August 31, 1994, which went into force on December 30, 1995. The material French tax consequences and material U.S. federal income tax consequences to beneficial owners of Alcatel ADSs are summarized in Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998.

      If Alcatel does not pay cash for the Genesys common stock, the obligation of Genesys to consummate the merger is conditioned upon the receipt by Genesys of a tax opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation (or from Shearman & Sterling if Wilson Sonsini Goodrich & Rosati, Professional Corporation fails to give the opinion), in form and substance reasonably satisfactory to Genesys, that on the basis of certain facts, representations and assumptions, the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Additionally, if Alcatel does not pay cash for the Genesys common stock, the obligation of Alcatel to consummate the merger is conditioned upon the receipt by Alcatel of a tax opinion from Shearman & Sterling (or from Wilson Sonsini Goodrich & Rosati, Professional Corporation if Shearman & Sterling fails to give the opinion), in form and substance reasonably satisfactory to Alcatel, that on the basis of certain facts, representations and assumptions, the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions are not binding on the Internal Revenue Service or any court and do not preclude the Internal Revenue Service or a court from reaching a contrary conclusion. Moreover, no rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the merger.

      Assuming that the merger constitutes a reorganization for U.S. federal income tax purposes under the meaning of Section 368(a) of the Internal Revenue Code, if you receive Alcatel ADSs in exchange for Genesys common stock as a result of the merger, you will not recognize gain or loss upon the exchange (except with respect to cash received in lieu of a fractional interest in an ADS). Accordingly:

      - the aggregate tax basis of the Alcatel ADSs you receive in the merger will be the same as the aggregate tax basis of the Genesys common stock you surrender in exchange therefor (adjusted to take account of fractional interests);

      - the holding period of the Alcatel ADSs you receive in the merger will include the holding period of the Genesys common stock you surrender; and

      - any cash you receive in lieu of a fractional Alcatel ADS will be treated as a sale of that interest for cash. The amount of any capital gain or loss attributable to that sale will be equal to the difference between the cash received with respect to the fractional interest and the ratable
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

        portion of the tax basis of the Genesys common stock surrendered that is allocated to the fractional interest. If you are not a corporation, the gain may be subject to U.S. federal income tax at a maximum rate of 20% if your holding period in the Genesys common stock is more than 12 months at the time of the consummation of the merger. The deductibility of capital losses is subject to limitations.

      In addition, if you exercise dissenters' rights and as a result receive only cash for your Genesys common stock, you will be obligated to report either:

      - capital gain or loss equal to the difference between the cash received and the tax basis of the Genesys common stock surrendered; or

      -  dividend income;

depending on whether the deemed redemption resulting from the exercise of dissenters' rights qualifies for sale or exchange treatment under the tests set forth in Section 302(b) of the Internal Revenue Code. Under those tests, you should receive capital gain or loss treatment (rather than dividend treatment) if the deemed redemption of your Genesys common stock constitutes a "complete redemption" of your interests in Genesys common stock (and in Alcatel, after the merger). To the extent that persons related to you (within the meaning of
Section 318 of the Internal Revenue Code) continue to hold stock in Alcatel after the merger, the rules of Section 302 of the Internal Revenue Code in conjunction with Section 318 of the Internal Revenue Code may require dividend treatment unless a waiver of those rules is permitted under Section 302 of the Internal Revenue Code. The U.S. federal income tax consequences of capital gain or loss treatment are discussed above.

      Alternatively, if Alcatel exercises its option to convert shares of Genesys common stock into cash, or if the merger otherwise does not qualify as a reorganization for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Internal Revenue Code, you will be treated as having sold your Genesys common stock in a taxable sale. The amount of any capital gain or loss attributable to the sale will be equal to the difference between the cash or fair market value of the Alcatel ADSs received and your tax basis in the Genesys common stock surrendered. The U.S. federal income tax consequences of capital gain or loss treatment are discussed above.

      Certain U.S. Federal Income Tax Consequences of Holding Alcatel
ADSs. Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998 contains a description of certain U.S. federal income tax consequences related to holding Alcatel ADSs, including the treatment of dividends paid with respect to Alcatel ADSs. The description contained in the Form 20-F, however, is only a summary and does not purport to be a complete analysis of all potential tax effects resulting from ownership of Alcatel ADSs (such as tax consequences for holders of Alcatel ADSs who are dealers, or whose functional currency is not the U.S. dollar, or who are otherwise subject to special treatment under U.S. federal tax law). Therefore, prospective owners of Alcatel ADSs are advised to consult their own tax advisors concerning the complete U.S. federal, state and local tax consequences, as well as the French tax consequences, of their ownership of Alcatel ADSs.

      U.S. Backup Withholding and Information Reporting. As a holder of Alcatel ADSs, you may, under certain circumstances, be subject to certain information reporting requirements and a backup withholding tax at the rate of 31% with respect to dividends paid on the Alcatel ADSs or the proceeds of sale of your Alcatel ADSs, unless you:

      - are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

      - provide a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service.

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

ACCOUNTING TREATMENT

      The merger will be accounted for under French generally accepted accounting principles as a pooling of interests. This method consists of an addition of the results, assets, liabilities and shareholders' equity of Alcatel and Genesys at their respective book values. Assuming that the merger will be closed after December 31, 1999, the combined results of operations for the year ending December 31, 2000 will include Genesys' results for the period commencing on the closing date and ending on December 31, 2000. Under generally accepted accounting principles in the United States, the merger will be accounted for under the purchase method.

REGULATORY APPROVALS

      The merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the Hart-Scott-Rodino Act, the merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period has expired or been terminated. On December 9, 1999 Genesys and Alcatel filed Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. Genesys and Alcatel expect the waiting period to expire at 11:59 p.m. on January 8, 2000. At any time before or after the consummation of the merger, and notwithstanding expiration of the waiting period under the of the Hart-Scott-Rodino Act, any U.S. state could take action under the antitrust laws as it deems necessary, desirable or in the public interest. The action could include seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Genesys. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

      Alcatel and Genesys expect to notify the Federal Cartel Office of Germany of the proposed merger no later than December 21, 1999. The German law against restraints on competition requires Alcatel and Genesys to provide the Federal Cartel Office with certain information prior to the closing of the merger. After the notification, the Federal Cartel Office has a period of one month to review the filing, which period may be extended to up to four months.

      There can be no assurance that the merger will not be challenged on antitrust or competition grounds or, if a challenge is made, what the outcome would be.

      The merger also may require notification to, and filings with, certain authorities in certain other non-U.S. jurisdictions where Genesys and Alcatel currently operate. Alcatel and Genesys will make any required filings (and, if deemed in Alcatel's and Genesys' interests, any voluntary filings) with the appropriate governmental authorities as promptly as practicable.

CERTAIN SECURITIES LAWS CONSIDERATIONS

      Recipients of Alcatel ADSs issued in connection with the merger can freely transfer such Alcatel ADSs under the U.S. Securities Act of 1933, except that persons who are deemed to be "affiliates," as that term is defined under the Securities Act, of Genesys prior to the merger may only sell their Alcatel ADSs in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Alcatel, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Genesys, including directors and certain officers of Genesys, are typically considered to be affiliates. This proxy statement/prospectus does not cover any resales of Alcatel ADSs received by affiliates of Genesys in the merger.

DIVIDENDS

      Although the payment of dividends by Alcatel in the future will depend on business conditions, Alcatel's financial condition and earnings and other factors, Alcatel expects to declare regularly scheduled dividends consistent with the practices of Alcatel prior to the consummation of the merger. The merger agreement restricts Genesys from declaring, setting aside or paying any dividend or other distribution in respect of its capital stock until the earlier of the termination of the merger agreement or the consummation of the merger.

STOCK EXCHANGE LISTING

      The Alcatel ADSs are listed on the New York Stock Exchange, and the principal trading market for Alcatel's shares is the Paris Bourse. Alcatel's shares are also listed on the Amsterdam, Antwerp, Brussels, Frankfurt, Stockholm, Tokyo and Swiss stock exchanges and are quoted on SEAQ International. It is a condition to the merger that the Alcatel ADSs to be issued in the merger be approved for listing on the New York Stock Exchange.

      Following the merger, the Genesys common stock will no longer be listed on the Nasdaq National Market.

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

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

      The merger agreement contemplates the merger of Eden Merger Corp. into Genesys, with Genesys surviving the merger as a wholly owned subsidiary of Alcatel. This section of the document describes certain provisions of the merger agreement. This description of the merger agreement is a summary and may not contain all the information which is important to you. You should carefully read the entire copy of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference in this proxy statement/prospectus.

CLOSING AND EFFECTIVE TIME OF THE MERGER

      Closing. Unless the parties agree otherwise, the closing of the merger will take place on the second business day after the date on which all closing conditions have been satisfied or waived. The closing is expected to take place shortly after the approval of the merger by the Genesys shareholders.

      Effective Time. The merger will be effective upon the filing of the agreement or merger with the Secretary of State of the State of California. The filing of the agreement of merger shall be made simultaneously with, or as soon as practicable after, the closing of the transactions contemplated by the merger agreement.

MERGER CONSIDERATION

      Upon consummation of the merger, all Genesys common stock held by:

      -  Genesys as treasury stock; and

      -  Eden Merger Corp. or Alcatel

will be canceled and no consideration will be paid for that stock. Except for dissenting shares, all shares of Genesys common stock issued and outstanding immediately prior to the consummation of the merger will automatically be converted into a certain number of Alcatel ADSs or cash upon consummation of the merger. The number of Alcatel ADSs or the amount of cash into which each share of Genesys common stock will be converted depends on the average closing price of an Alcatel ADS during the 10-trading-day period ending 2 trading days prior to the special meeting of Genesys shareholders. That price is sometimes referred to as the "average closing price" in this proxy statement/prospectus. If the average closing price of an Alcatel ADS is:

      - less than $33.00 and greater than $27.00, each share of Genesys common stock will be converted into 1.667 Alcatel ADSs;

      - $33.00 or greater, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $55.00 by the average closing price; or

      - $27.00 or less, each share of Genesys common stock will be converted into the number of Alcatel ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $45.00 by the average closing price.

      In addition, if the average closing price of an Alcatel ADS is $24.00 or less, Alcatel may, at its option, deliver $45.00 in cash to Genesys shareholders instead of any Alcatel ADSs.

      The ratio ultimately used to determine what each share of Genesys common stock will be converted into upon consummation of the merger is referred to throughout this proxy statement/prospectus as the "exchange ratio." The consideration ultimately paid to Genesys shareholders is referred to in the document as the "merger consideration."

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

FRACTIONAL SHARES

      Alcatel will not issue fractional Alcatel ADSs in the merger. Instead, all fractional Alcatel ADSs will be aggregated and sold on the New York Stock Exchange by The Bank of New York. Genesys shareholders will be paid cash (without interest) in an amount equal to their proportionate interest in the net proceeds from the sale of the fractional Alcatel ADSs. The Bank of New York will hold the proceeds from the sale in trust for the benefit of the Genesys shareholders until they are distributed. Alcatel will pay commissions, transfer taxes (other than those transfer taxes for which Genesys shareholders are solely liable) and other out-of-pocket transaction costs of incurred in connection with the sale of the fractional Alcatel ADSs.

DISSENTING SHARES

      Holders of Genesys common stock who have demanded dissenters' rights in accordance with the Corporations Code of California will not have their shares converted into the merger consideration. Those holders will only be entitled to those rights granted by the Corporations Code of California until they withdraw or lose their dissenters' rights. See "COMPARISON OF SHAREHOLDERS RIGHTS -- Appraisal Rights" for further discussion of dissenters' rights.

EMPLOYEE STOCK OPTIONS, RESTRICTED STOCK AND EMPLOYEE BENEFIT MATTERS

      Employee Stock Options. The merger agreement provides that each Genesys stock option outstanding at the time of the consummation of the merger will become an option to acquire a number of Alcatel ADSs, determined by multiplying
(i) the number of shares of Genesys common stock subject to the Genesys stock option immediately prior to the consummation of the merger by (ii) the exchange ratio. The per-ADS exercise price will be equal to the exercise price per share of Genesys common stock immediately prior to the consummation of the merger divided by the exchange ratio. After the consummation of the merger, each new Alcatel option will be exercisable on the same terms and conditions as were applicable to the related Genesys stock option prior to the consummation of the merger.

      As soon as practicable, but not more than five business days following consummation of the merger, Alcatel will file a registration statement on Form S-8 with the SEC to the extent registration is required to allow the Alcatel ADSs subject to employee stock options to be freely tradable in the U.S. Alcatel will use commercially reasonable efforts to maintain the effectiveness of the registration statement for so long as Genesys stock options remain outstanding.

      Restricted Stock. Unvested Genesys restricted stock that does not vest upon the consummation of the merger will be converted into Alcatel ADSs like all other Genesys common stock and will continue to vest upon the same terms and conditions and will be subject to the same restrictions that existed prior to the consummation of the merger.

      Employee Benefit Matters. The merger agreement provides that for a period of one year following the consummation of the merger, Alcatel will provide Genesys employees who are actively employed as of the consummation of the merger with employee benefit plans and arrangements that are, in the aggregate, substantially equivalent to those provided by Genesys immediately prior to the merger other than stock option or other equity-based plans and other than employment, severance or similar plans and agreements.

      Further, the merger agreement provides that Alcatel will honor all agreements, contracts, arrangements, commitments and understandings as disclosed to Alcatel in the disclosure schedule to the merger agreement, except as these agreements, contracts, arrangements, commitments and understandings are amended or waived with the consent of the applicable employee.

EXCHANGE OF SHARE CERTIFICATES

      As soon as practicable after the consummation of the merger, transmittal forms and exchange instructions will be mailed to Genesys shareholders for the surrender and exchange of certificates formerly evidencing shares of Genesys common stock for the merger consideration to which the shareholders have
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

become entitled. After receipt of the transmittal forms, each holder of certificates formerly representing Genesys common stock will be able to surrender those certificates to The Bank of New York, as exchange agent, and receive in exchange the following, as applicable:

      - certificates evidencing the number of whole Alcatel ADSs to which the holder is entitled;

      -  any cash payable in lieu of a fractional Alcatel ADS;

      - their proportionate amount of dividends or other distributions with a record date after the consummation of the merger and paid prior to the Genesys shareholder's surrender of their certificates; and

      - on the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date (i) after the consummation of the merger and (ii) prior to the Genesys shareholder's surrender of their certificates, and a payment date after to the date the certificates were surrendered; or

      -  cash.

      GENESYS SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

      After the consummation of the merger, each certificate formerly representing Genesys common stock, until surrendered and exchanged, shall be deemed, for all purposes, to evidence only the right to receive the merger consideration discussed above. Holders of unexchanged certificates will not be entitled to receive any dividends or other distributions payable by Alcatel or cash (paid in lieu of any fractional Alcatel ADS or otherwise) until their certificates have been exchanged. Subject to applicable laws, following surrender of certificates, dividends and distributions and any cash payments (in lieu of any fractional Alcatel ADS or otherwise) will be paid to former Genesys shareholders without interest.

      In the event of a transfer of ownership of shares of Genesys common stock which is not registered in the transfer records of Genesys as of the consummation of the merger, the merger consideration may be paid to a transferee if the certificate evidencing those shares of Genesys common stock is presented to The Bank of New York, accompanied by all documents required to evidence and effect the transfer and by evidence that any applicable stock transfer taxes have been paid. The Bank of New York will deliver the merger consideration in exchange for lost, stolen or destroyed certificates if the owner of the certificates signs an affidavit of loss, theft or destruction, as appropriate. Alcatel may also, in its discretion, require the holder of lost, stolen or destroyed certificates to deliver a bond in a reasonable sum as indemnity against any claim that might be made against Alcatel or The Bank of New York with respect to alleged lost, stolen or destroyed certificates.

      No dividend or other distribution, stock split or interest relating to the Alcatel ADSs generally will be made to any fractional ADS. Fractional ADSs will not have voting or any other rights.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains various customary representations and warranties by Genesys, on the one hand, and by Alcatel and Eden Merger Corp., on the other hand, relating to, among other things:

      -  their proper organization and good standing;

      -  their capitalization;

      -  their authority relating to the merger agreement;

      - certain consents and approvals and the absence of any violation of laws or certain other agreements;

      -  the filing of SEC reports and the preparation of financial statements;

      -  the absence of certain material adverse changes or events;
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

      -  litigation;

      - the accuracy of information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus and in the registration statement of which this proxy statement/prospectus is a part;

      -  compliance with laws;

      -  tax treatment of the merger;

      -  intellectual property matters; and

      -  brokers and finders.

      Additionally, the merger agreement contains additional customary representations and warranties of Genesys relating to:

      -  the absence of any undisclosed liabilities;

      -  taxes;

      -  employee benefit matters;

      -  labor controversies;

      -  the required shareholder vote for the approval of the merger;

      -  the opinion of Goldman Sachs & Co., Genesys' financial advisor;

      -  the Genesys board of directors' recommendations regarding the merger;

      -  affiliate transactions;

      -  material contracts;

      -  insurance;

      -  environmental matters; and

      -  year 2000 compliance.

NO SOLICITATION

      Genesys has agreed not to solicit, initiate or encourage any "Acquisition Proposal" (as defined below) or engage in discussions or negotiations with any person that has made an Acquisition Proposal. Genesys has also agreed not to disclose any nonpublic information relating to itself or any of its subsidiaries or afford access to its or its subsidiaries' properties, books or records to any person that has made an Acquisition Proposal.

      Notwithstanding the foregoing, until the consummation of the merger, if Genesys' board of directors determines that a "Superior Proposal" (as defined below) has been made and that failure to engage in negotiations or discussions or provide information is reasonably likely to result in a breach of its fiduciary duties, then Genesys may furnish information with respect to itself and its subsidiaries and may participate in negotiations regarding the Acquisition Proposal. In order to do so, Genesys must:

      - enter into a confidentiality agreement with terms no less favorable to Genesys than the terms of the confidentiality agreement between Genesys and Alcatel;

      -  provide notice to Alcatel; and

      -  not be in violation of its obligations discussed in this section.

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

       For the purposes of this proxy statement/prospectus, an "Acquisition Proposal" is any:

      - offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving Genesys;

      - offer or proposal for the acquisition or purchase of over 50% of any class of Genesys' equity securities;

      - tender offer (including self tender offers) or exchange offer that, if consummated, would result in any party owning 50% or more of any class of equity securities of Genesys or a substantial portion of Genesys' and its subsidiaries' assets, taken as a whole; or

      - solicitation in opposition to approval of the merger by Genesys' shareholders.

      For the purposes of this proxy statement/prospectus, a "Superior Proposal" is an Acquisition Proposal which Genesys' board of directors reasonably believes, after consultation with its financial advisor, is:

      - likely to result in a transaction more favorable to Genesys' shareholders than the transaction with Alcatel; and

      -  reasonably capable of being financed by the person making the proposal.

      Additionally, Genesys agreed to cease any discussions regarding Acquisition Proposals with any third parties that were ongoing at the time of the execution of the merger agreement. Finally, Genesys agreed not to release any third party from, or waive any provision of, any confidentiality or standstill agreement unless the third party has made a Superior Proposal.

CERTAIN FILINGS

      Alcatel and Genesys have agreed to cooperate with each other:

      - in connection with the preparation of the registration statement on Form F-4;

      - in determining whether any other governmental filings must be made, or other actions taken or consents or approvals of parties to any material contracts must be obtained; and

      - in obtaining all actions, consents, approvals or waivers from any governmental agencies or any parties to any material contracts.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

      Each of Alcatel's, Eden Merger Corp.'s and Genesys' obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

      - Shareholder Approval. The shareholders of Genesys have approved the merger;

      - Antitrust. Any waiting periods under the Hart-Scott-Rodino Act and the European Union antitrust laws relating to the merger have expired or been terminated. EU Council Regulation (EEC) No. 4064/89 (as amended), together with related regulations and decisions, requires that certain mergers and acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding certain thresholds be notified to and approved by the European Commission.

      - Illegality. No provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits the consummation of the merger;

      - Effectiveness of the Registration Statement. The registration statement on Form F-4 has become effective under the Securities Act and is not subject to any stop order or proceedings seeking a stop order, and any material "Blue Sky" and other state securities laws applicable to
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

        the registration and qualification of the Alcatel ADSs have been complied with (including visas of the Commission des Operations de Bourse, or "COB," the administrative authority responsible for overseeing the French securities markets); and

      - Stock Exchange Listing. The Alcatel ADSs issuable in accordance with the merger have been approved for listing on the New York Stock Exchange.

ADDITIONAL CONDITIONS TO OBLIGATION OF GENESYS

      The obligation of Genesys to complete the merger is also subject to the following additional conditions:

      - Agreements and Covenants. Each of Alcatel and Eden Merger Corp. have performed in all material respects their respective agreements and covenants as required by the merger agreement, and Genesys has received a certificate to that effect signed by a senior executive vice president of Alcatel;

      - Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Alcatel or as otherwise contemplated by the merger agreement, the representations and warranties of Alcatel and Eden Merger Corp. are true and correct in all respects as of the consummation of the merger, and Genesys has received a certificate to that effect signed by a senior executive vice president of Alcatel; and

      - Tax Opinion. In the event Alcatel does not elect to pay cash for the Genesys common stock, Genesys has received a tax opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation (or from Shearman & Sterling if Wilson Sonsini Goodrich & Rosati, Professional Corporation fails to give the opinion) in form and substance reasonably satisfactory to Genesys, to the effect that the merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

ADDITIONAL CONDITIONS TO OBLIGATION OF ALCATEL AND EDEN MERGER CORP.

      The obligations of Alcatel and Eden Merger Corp. to complete the merger are also subject to the following additional conditions:

      - Agreements and Covenants. Genesys has performed in all material respects its agreements and covenants as required by the merger agreement, and Alcatel has received a certificate to that effect signed by the chief executive officer of Genesys;

      - Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Genesys or as otherwise contemplated by the merger agreement, the representations and warranties of Genesys are true and correct in all respects as of the consummation of the merger, and Alcatel has received an officer's certificate to that effect signed by the chief executive officer of Genesys;

      - Compliance with Foreign Laws. All foreign laws regulating competition, antitrust, investment or exchange control have been complied with, and all approvals required under those foreign laws have been received;

      - Tax Opinion. In the event Alcatel does not elect to pay cash for the Genesys common stock, Alcatel has received a tax opinion from Shearman & Sterling (or from Wilson Sonsini Goodrich & Rosati Professional Corporation if Shearman & Sterling fails to give the opinion) in form and substance reasonably satisfactory to Alcatel, to the effect that the merger will constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code; and

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

      - Employment Agreements. Each of the following individuals has executed an employment agreement and their employment agreement is in full force and effect immediately prior to the consummation of the merger:

        -  Christopher Brennan;

        -  Alec Miloslavsky; and

        -  Ori Sasson.

TERMINATION OF THE MERGER AGREEMENT

      The merger agreement may be terminated and the transactions contemplated by it abandoned at any time prior to the consummation of the merger, whether before or after Genesys has obtained shareholder approval:

      -  by the mutual written consent of Genesys and Alcatel;

      - by either Genesys or Alcatel, if the Genesys shareholders do not approve the merger;

      - by either Genesys or Alcatel, if the merger is not consummated by May 31, 2000, provided the party seeking to terminate has not materially breached its obligations under the merger agreement;

      - by either Genesys or Alcatel, if any law or regulation makes consummation of the merger illegal or any judgment, injunction, order or decree enjoining the consummation of the merger becomes final and nonappealable;

      - by Alcatel, if Genesys' board of directors withholds, withdraws or modifies or amends in any respect adverse to Alcatel or Eden Merger Corp. its approval or recommendation of the merger or resolves to do so, or enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal;

      - by Alcatel, if Genesys' board of directors recommends any Acquisition Proposal to their shareholders or resolves or announces an intention to do so;

      - by Alcatel, if a tender offer or exchange offer for 50% or more of the outstanding shares of Genesys common stock is announced or commenced, and Genesys' board of directors either recommends the offer be accepted or, within ten business days of commencement of the offer, but at least three business days prior to the shareholder meeting, does not recommend against acceptance or takes no position with respect to offer;

      - by Alcatel, if Genesys fails to include in this proxy statement/prospectus its board of director's recommendation in favor of the merger;

      - by Alcatel, if Genesys' board of directors fails to reaffirm its recommendation in favor of the merger within ten business days after the announcement of an Acquisition Proposal and Alcatel's written request for reaffirmation in connection therewith (or as soon as practicable if the announcement occurs less than ten business days prior to the special meeting of Genesys shareholders);

      - by Alcatel, if Genesys breaches its obligations not to solicit certain other transactions (as described in "-- No Solicitation" above);

      - by Alcatel, if Genesys breaches any representation or warranty, or if any representation or warranty becomes untrue, incomplete or incorrect, except (i) as otherwise contemplated by the merger agreement or (ii) for those failures to be true and correct which in the aggregate would not reasonably be expected to have a material adverse effect on Genesys. However, if Genesys can cure the breach through exercise of commercially reasonable efforts within 30 days, for so long as Genesys exercises those reasonable efforts, Alcatel cannot terminate the merger agreement based on that breach;
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

      - by Alcatel, if Genesys materially breaches any covenant or agreement, unless Genesys can cure the breach through exercise of commercially reasonable efforts within 30 days, in which case, for so long as Genesys exercises those reasonable efforts, Alcatel cannot terminate the merger agreement based on that breach;

      - by Genesys, if Alcatel breaches any representation or warranty, or if any representation or warranty becomes untrue, incomplete or incorrect, except (i) as otherwise contemplated by the merger agreement or (ii) for those failures to be true and correct which in the aggregate would not reasonably be expected to have a material adverse effect on Alcatel. However, if Alcatel can cure the breach through exercise of commercially reasonable efforts within 30 days, for so long as Alcatel exercises those reasonable efforts, Genesys cannot terminate the merger agreement based on that breach; or

      - by Genesys, if Alcatel materially breaches any covenant or agreement, unless Alcatel can cure the breach through exercise of commercially reasonable efforts within 30 days, in which case, for so long as Alcatel exercises those reasonable efforts, Genesys cannot terminate the merger agreement based on that breach.

      Any party terminating the merger agreement must give written notice of the termination to the other party.

FEES AND EXPENSES

       Fees.  Genesys agreed to pay Alcatel a $45 million fee if:

       -  Alcatel terminates the merger agreement because:

        - Genesys' board of directors withholds, withdraws or modifies or amends in any respect adverse to Alcatel or Eden Merger Corp. its approval or recommendation of the merger or resolves to do so, or enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal unless Alcatel experiences a material adverse effect or their representations and warranties are not true in all material respects at the time of the withdrawal, modification or amendment;

        - Genesys' board of directors recommends any Acquisition Proposal to their shareholders or resolves or announces an intention to do so;

        - a tender offer or exchange offer for 50% or more of the outstanding shares of Genesys common stock is announced or commenced and Genesys' board of directors either recommends the offer be accepted or, within ten business days of commencement of the offer, but at least three business days prior to the shareholder meeting, does not recommend against acceptance or takes no position with respect to offer;

        - Genesys fails to include in this proxy statement/prospectus its board of directors' recommendation in favor of the merger;

        - Genesys' board of directors fails to reaffirm its recommendation in favor of the merger within ten business days after the announcement of an Acquisition Proposal and Alcatel's written request for reaffirmation in connection therewith (or as soon as practicable if the announcement occurs less than ten business days prior to the special meeting of Genesys shareholders); and

        - Genesys breaches its obligations not to solicit certain other transactions (as described in "-- No Solicitation" above); or

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

      - Alcatel or Genesys terminates the merger agreement because the Genesys shareholders did not approve the merger and:

        - an Acquisition Proposal existed at the time the Genesys shareholders did not approve the merger; and

        - within nine months of the termination, Genesys enters into a definitive agreement regarding, or consummates, any merger, consolidation, recapitalization, liquidation, tender offer, exchange offer or other business combination involving the acquisition, purchase or change of control of 50% or more of any class of Genesys' equity securities.

      Expenses. Except as discussed above, each party pays its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by it.

CONDUCT OF BUSINESS BY GENESYS

      Genesys has agreed that, prior to the consummation of the merger, Genesys will conduct its business, and that of its subsidiaries, in the ordinary course of business and in a manner consistent with past practice. In this regard, Genesys will use reasonable commercial efforts to:

      - preserve intact the business organization of Genesys and its subsidiaries;

      - preserve the business relationships of Genesys and its subsidiaries with customers, suppliers and other persons; and

      - keep available the services of the present officers and employees of Genesys and its subsidiaries.

      In particular, Genesys has agreed that it will not, and its subsidiaries will not, take any action that makes any of its representations and warranties untrue unless the merger agreement provides otherwise or unless the action would not reasonably be expected to result in a material adverse effect on Genesys. Furthermore, Genesys has agreed that neither it nor any of its subsidiaries, without the prior written consent of Alcatel, will:

      - declare, set aside or pay any dividend or other distribution with respect to any shares of their capital stock, or repurchase, redeem or otherwise acquire any of their outstanding shares of capital stock or other equity securities or ownership interests;

      - amend any provision of their articles of incorporation, by-laws or amend any material term of any of their or their subsidiaries' outstanding securities (other than securities of a wholly owned subsidiary);

      - incur, assume or guarantee any indebtedness for borrowed money other than aggregate borrowings of $100,000 or less under existing short-term credit facilities;

      - change any accounting method or accounting practice, except for changes required because of changes in GAAP;

      - other than in the ordinary course of business consistent with past practices:

        - grant any severance or termination pay to any director, officer or employee of Genesys or any of its subsidiaries,

        - enter into any employment, deferred compensation or other similar agreement (or amend any existing agreement) with any director, officer or employee of Genesys or any of its subsidiaries,

        - increase the benefits payable under any employee benefit plan, severance or termination pay policy or employment agreement, or

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

        - increase compensation, bonus or other benefits payable to directors, officers or employees of Genesys or any of its subsidiaries;

      - issue securities other than pursuant to the exercise of options outstanding as of June 30, 1999 and other than the issuance of options after June 30, 1999 exercisable for more than 750,000 shares of Genesys common stock and the issuance of shares pursuant thereto;

      - acquire, dispose of or exclusively license any of its, or any of its subsidiaries, material assets;

      - enter into any agreement that limits the ability of Genesys or its subsidiaries to compete in any line of business or involves exclusivity arrangements or exclusive dealings to which Genesys or any of its subsidiaries is a party, except for sales of inventory in the ordinary course of business consistent with past practice;

      - acquire or dispose of capital stock of any third party (other than noncontrolling equity interests of third parties acquired in the ordinary course of business; provided that the aggregate cost of all acquisitions and dispositions does not exceed $250,000);

      -  merge or consolidate with any third party;

      - enter into any contract or agreement involving a commitment by Genesys in the aggregate of $250,000 or more, other than in the ordinary course of business;

      - make any capital expenditure, other than capital expenditures which are not, in the aggregate, in excess of $1,000,000 for Genesys and its subsidiaries taken as a whole;

      - settle, compromise or dispose of any claim, action or proceeding seeking monetary damages in excess of $250,000 or otherwise material to Genesys;

      - enter into any joint venture, partnership or similar agreement with any person other than a wholly owned subsidiary; or

      - authorize, commit to or agree to take any of the foregoing actions, except as otherwise permitted by the merger agreement.

      In addition to the stock options that Genesys may issue under the terms of the merger agreement, Alcatel has agreed that Genesys may issue options exercisable for up to 550,000 shares to employees who are hired or promoted prior to the merger.

CONDUCT OF BUSINESS BY ALCATEL

      Alcatel has agreed that, prior to the consummation of the merger, it will not, and its subsidiaries will not, take any action that makes any of its representations and warranties untrue, except if the merger agreement provides otherwise and except for actions which, in the aggregate, would not reasonably be expected to result in a material adverse effect on Alcatel.

AMENDMENTS; MODIFICATIONS AND WAIVER

      Except as otherwise provided in the merger agreement, any provision of the merger agreement may be amended, modified or waived by the parties to it if the amendment, modification or waiver is in writing and signed, in the case of an amendment, by each of Genesys, Alcatel and Eden Merger Corp. or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that, after the adoption of the merger agreement by the Genesys shareholders, no amendment shall be made except as allowed under applicable law.

INDEMNIFICATION

      Alcatel will, and, after the merger, will cause Genesys to, provide to individuals who have served as officers, directors, employees and agents of Genesys, for six years after the merger, indemnification as set forth in Genesys' articles of incorporation and by-laws, or in any agreement, according to the terms in effect on September 24, 1999. For six years after the consummation of the merger, Genesys will provide officers' and directors' liability insurance covering acts and omissions which occurred prior to the consummation of the merger to officers and directors of Genesys covered by insurance at the time of the consummation of the merger, on terms no less favorable than those provided by Genesys prior to the merger. In no event, however, will Alcatel or Genesys be required to expend more than 150% of the annual premiums paid by Genesys at the time of the merger.

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                              THE VOTING AGREEMENT

      As a condition to the willingness of Alcatel to enter into the merger agreement, Gregory Shenkman, Alec Miloslavsky, Ori Sasson and Bruce Dunlevie entered into a voting agreement with Alcatel, dated as of September 27, 1999. The following is a summary of the voting agreement which may not contain all of the information important to you. You should read the entire voting agreement, a copy of which is attached to this proxy statement/prospectus as Annex C and is incorporated herein by reference. Gregory Shenkman, Alec Miloslavsky, Ori Sasson and Bruce Dunlevie are collectively referred to in this proxy statement/prospectus as the "Individual Shareholders."

AGREEMENT TO VOTE IN FAVOR OF THE MERGER

      Each of the Individual Shareholders agreed to vote all of the shares of Genesys common stock which they currently own or acquire in the future:

      - in favor of the approval, consent, ratification and adoption of the merger agreement;

      - against any action that would materially impede, interfere, or discourage the merger; and

      - against any (i) merger, consolidation or other business combination involving Genesys, (ii) recapitalization, reorganization, dissolution or liquidation of Genesys, (iii) extraordinary corporate transaction involving a disposition of 50% or more of Genesys' assets, and (iv) action that would result in any material breach of representation, warranty, covenant or agreement Genesys made or agreed to in the merger agreement, other than the merger and related transactions with Alcatel.

      Additionally, each Individual Shareholder appointed Alcatel, or any nominee of Alcatel, with full power of substitution, as that Individual Shareholder's irrevocable proxy and attorney-in-fact to vote and otherwise act (by written consent or otherwise) with respect to the Individual Shareholder's shares of Genesys common stock in the event that the Individual Shareholder does not comply with its obligations under the voting agreement.

REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL SHAREHOLDERS

       Each Individual Shareholder made certain representations and warranties to Alcatel, including:

      -  the number of shares he owns;

      -  the nature of his ownership;

      - the absence of any other voting agreement, voting trust, shareholder agreement, proxy or other agreement or understanding with respect to the voting or transfer of any shares of Genesys common stock (except that 200,000 shares of Genesys common stock owned by Alec Miloslavsky and 181,670 shares of Genesys common stock owned by Gregory Shenkman are subject to certain forward contracts with Salomon Smith Barney,
         Inc);

      - his capacity to enter the voting agreement and the legality, validity and binding nature of the voting agreement;

      -  the lack of conflicts with laws and rights of third parties;

      -  consents and approvals; and

      -  the absence of certain litigation.

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REPRESENTATIONS AND WARRANTIES OF ALCATEL

       Alcatel made certain representations and warranties to the Individual Shareholders relating to:

      - its authority to enter into the voting agreement and the validity and binding nature of the voting agreement with respect it;

      - the lack of any conflict with the organizational documents of Alcatel, with any law or with Alcatel's agreements with third parties; and

      -  required filings and consents.

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                         DESCRIPTION OF ALCATEL SHARES

      The following is a summary description of Alcatel's shares based on certain provisions of Alcatel's articles of association and by-laws and applicable provisions of the French corporation law, the Loi sur les Societes Commerciales. This summary does not purport to be complete and is qualified by reference to Alcatel's full articles of association and by-laws and provisions of French law. An English translation of Alcatel articles of association and by-laws is attached to Alcatel's Annual Report on Form 20-F for the year ended December 31, 1998, which is incorporated by reference in this proxy statement/prospectus. Many of the rights and restrictions affecting Alcatel shares are discussed in the "COMPARISON OF SHAREHOLDER RIGHTS" section of this proxy statement/prospectus, including those associated with shareholders' meetings and voting rights, preferential subscription rights and dividends. For additional information regarding these rights and restrictions, you should review the "COMPARISON OF SHAREHOLDER RIGHTS" section of this proxy statement/prospectus. If you would like more information about the rights of holders of Alcatel ADSs, you should review the "DESCRIPTION OF ALCATEL AMERICAN DEPOSITARY SHARES" section of this proxy statement/prospectus.

GENERAL

      Alcatel currently has only one class of capital stock outstanding with a nominal value of E 10.00 per share. On November 30, 1999, there were 199,533,555 Alcatel shares outstanding. The Alcatel articles of association and by-laws provide that Alcatel shares may be held in either registered or bearer form, except that holders of 3% or more of Alcatel's share capital must register their Alcatel shares.

CHANGES IN CAPITAL STOCK

      Alcatel's capital stock may only be increased with the approval of the shareholders at an extraordinary meeting. The shareholders may delegate to the Alcatel board of directors, which may in turn delegate to the chairman of the board of directors, the power required to effect, in one or more stages, certain increases in capital stock previously approved by the shareholders. At the June 18, 1998 shareholders' meeting, the shareholders of Alcatel granted to Alcatel's board of directors the power to increase Alcatel's capital stock through the issuance of shares, warrants, debt instruments or other securities convertible, redeemable or otherwise exchangeable for Alcatel shares. Alcatel's shareholders specifically authorized the Alcatel board of directors to increase the capital stock in connection with exchange offers to acquire other companies or in response to tender or exchange offers for Alcatel's shares. The board of directors' power to increase the capital stock expires on August 18, 2000, except that the power to increase Alcatel's capital stock in connection with tender or exchange offers for Alcatel's shares expires on the date of the shareholders' meeting convened to approve the financial statements for the year ended December 31, 1999. The shareholders may renew either power upon its expiration.

      Capital stock may be increased by the issuance of additional shares or by an increase in the nominal value of existing shares. Additional Alcatel shares may be issued:

      -  for cash;

      -  in satisfaction of indebtedness by Alcatel;

      -  for assets contributed to Alcatel in kind; or

      -  upon the conversion of debt securities previously issued by Alcatel.

      The capital stock may also be increased through the capitalization of existing reserves, in which case the voting and quorum procedures of an ordinary meeting of shareholders will apply. Share dividends may be approved by the shareholders, in lieu of payment of cash dividends, at an ordinary meeting. See also the discussion under the heading "COMPARISON OF SHAREHOLDER RIGHTS -- Dividends."

      The capital stock of Alcatel may only be decreased with the approval of Alcatel's shareholders at an extraordinary meeting. Reductions in capital stock can be made either by decreasing the nominal value of the Alcatel shares or by reducing the number of Alcatel shares. The number of Alcatel shares can be
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reduced if Alcatel either exchanges or repurchases and cancels them. Procedures for reducing Alcatel's capital stock motivated by losses differ from those motivated by other reasons.

      At the June 10, 1999 shareholders' meeting, Alcatel's shareholders authorized the board of directors to decrease Alcatel's share capital by canceling the Alcatel shares that it repurchased pursuant to its share repurchase program. See "NATURE OF TRADING MARKET -- Trading by Alcatel in its Shares."

FORM, HOLDING AND TRANSFER OF ALCATEL SHARES

      Form of Alcatel Shares. Alcatel shares may be held in registered or bearer form at the option of the holder. Any shareholder owning 3% of the total number of Alcatel shares, must request, within five trading days of reaching that ownership level, that all of that shareholder's shares be registered. This registration requirement will also apply to all Alcatel shares that the shareholder may subsequently acquire each time the holder's interest in Alcatel increases by 0.5%, up to and including 50%. Compliance with this requirement is deemed to be compliance with the notification requirements described below under "Holdings Exceeding Certain Percentages." In order to determine the 3% threshold, shares held indirectly and share equivalents, as defined by French company law, must also be taken into account.

      Failure to comply with this requirement may, upon written petition of one or more shareholders representing 3% or more of the capital stock, result in the loss of the voting rights attached to the shares in excess of the relevant threshold.

      Holding of Alcatel Shares. Under French corporation law, ownership of Alcatel shares (whether in registered or bearer form) is not represented by share certificates. Bearer shares are recorded in the books of an "accredited financial intermediary" (a French broker, bank or authorized financial institution registered as such in France), in an account opened in the name of the shareholder. Ownership of registered shares is recorded in books maintained by Alcatel or its appointed agent. A holder of registered shares may manage its own shares or appoint an accredited financial intermediary.

      Transfer of Alcatel Shares. Alcatel shares are generally transferred by means of an entry recorded in the transfer account maintained by or on behalf of Alcatel for this purpose. However, in certain circumstances, including those in which Alcatel shares are held in bearer form by a person who is not a resident of France, an accredited financial intermediary may, in its discretion, issue physical certificates representing Alcatel shares held in bearer form; provided that the shares are held and traded outside of France. In that case, the shares are transferable by delivery of the certificates. In determining whether or not to issue physical certificates in these circumstances, the accredited financial intermediary considers certification practices in foreign markets and may consult with Alcatel.

HOLDINGS EXCEEDING CERTAIN PERCENTAGES

      Any individual or entity, acting alone or in concert with others, that acquires more than five percent, 10 percent, 20 percent, 33 1/3 percent, 50 percent or 66 2/3 percent of the outstanding voting rights of Alcatel or that subsequently falls below any of these percentages must notify Alcatel of the number of shares it holds within 15 calendar days of the date the threshold was crossed. The individual or entity must also notify the Conseil des Marches Financiers, the self-regulatory organization that has general regulatory authority over the French stock exchanges, within five trading days of the date the threshold was crossed. In order to permit shareholders to give the notice required by law, Alcatel is obligated to publish in the Bulletin des Annonces Legales Obligatoires, or "BALO," not later than 15 calendar days after Alcatel's ordinary meeting of shareholders, information with respect to the total number of votes available as of the date of the meeting. In addition, if Alcatel is aware that the number of available votes has changed by at least five percent since the last publication of the number of available votes, Alcatel must publish the number of votes then available in the BALO within 15 calendar days of that change and provide the Conseil des Marches Financiers with written notice.

      If a shareholder fails to comply with these notification requirements, the shareholder will be deprived of voting rights attached to the shares it holds in excess of the relevant threshold. The shareholder will be

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

deprived of these voting rights at all shareholders' meetings held until the end of a two-year period following the date on which the shareholder has complied with the notifications requirements. Furthermore, any shareholder who fails to comply with the above requirements may have all or part of its voting rights (and not only with respect to the shares in excess of the relevant threshold) suspended for up to five years by court decree at the request of Alcatel's chairman, any shareholder of Alcatel or the COB, and may be subject to criminal penalties.

      In addition, the Alcatel articles of association provide that any individual or entity which at any time owns a number of shares equal to or in excess of 0.5% of Alcatel's issued capital stock must, within fifteen days of exceeding this threshold, notify Alcatel by letter, fax or telex of the total number of shares owned. This declaration must be repeated whenever a new threshold of 0.5% is crossed up to and including the threshold of 2.5%. In order to determine these thresholds, shares held directly and share equivalents, as defined by French company law, must also be taken into account. Failure to provide timely written notice to Alcatel may, upon petition of one or more shareholders representing 3% or more of the capital stock, result in the loss of the voting rights attached to the shares in excess of the relevant threshold.

LIQUIDATION RIGHTS

      Upon a liquidation of Alcatel, any assets remaining after paying off all of Alcatel's liabilities would be distributed pro rata among the holders of Alcatel shares in proportion to the nominal value of their shareholdings.

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               DESCRIPTION OF ALCATEL AMERICAN DEPOSITARY SHARES

      Upon consummation of the merger, shares of Genesys common stock may be converted into the right to receive Alcatel ADSs representing Alcatel shares. Those Alcatel ADSs will be evidenced by American Depositary Receipts, or ADRs. The Bank of New York, acting as the depositary for the Alcatel ADSs, will issue the ADRs in accordance with the Amended and Restated Deposit Agreement, dated as of March 10, 1997, between Alcatel, The Bank of New York and all holders of ADRs issued under the deposit agreement.

      The following is a summary of certain provisions of the deposit agreement. Because this is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR itself, copies of which are attached as an exhibit to the registration statement on Form F-6 that Alcatel filed with the SEC on February 21, 1997 (Registration No. 333-6506). Additional copies of the deposit agreement are also available for inspection at the principal office of The Bank of New York, which is located at 101 Barclay Street, New York, New York 10286, and at the principal office of Societe Generale, the custodian under the deposit agreement, which is located at 32, rue du Champ de Tir, 44312 Nantes, France.

AMERICAN DEPOSITARY RECEIPTS

      Each Alcatel ADS represents one-fifth of an Alcatel share. An ADR may evidence any whole number of ADSs. The Alcatel shares underlying the ADRs will be deposited with the custodian or any successor custodian, under the terms of the deposit agreement.

      Under French law and the Alcatel articles of association and by-laws, shareholders must disclose the amount of their shareholding in certain circumstances. ADR holders are required to comply with these disclosure requirements as if the ADRs were the Alcatel shares they represent. An ADR holder's voting rights could be affected if it does not comply with these obligations.

DEPOSIT AND WITHDRAWAL OF ALCATEL SHARES

      As used in this proxy statement/prospectus, "Deposited Securities" means the Alcatel shares deposited under the deposit agreement and all other securities, property and cash received by The Bank of New York or the custodian in respect or in lieu of the Alcatel shares.

      If Alcatel shares are deposited with the custodian, or at The Bank of New York's principal office for forwarding to the custodian, The Bank of New York will issue ADRs representing a whole number of ADSs. Upon the payment of required taxes, charges and fees and the receipt of all required certifications, The Bank of New York will register the ADRs in the name of the person or persons specified by the depositor of the Alcatel shares. No Alcatel shares will be accepted for deposit unless accompanied by evidence satisfactory to The Bank of New York that any necessary approval has been granted by (a) the French governmental agency, if any, that regulates currency exchange and (b) the French governmental authority, if any, that regulates foreign ownership of French companies. Alcatel will not, and will not permit any of its subsidiaries to, deposit Alcatel shares for which any necessary approval has not been granted.

      Upon surrender of ADRs at The Bank of New York's principal office, and upon payment of the charges provided for in the deposit agreement, an ADR holder is entitled to the whole number of Alcatel shares deposited under the deposit agreement that underlie the ADSs evidenced by the surrendered ADRs. At the ADR holder's request, risk and expense, The Bank of New York will deliver at its principal office certificates or other documents of title for the Deposited Securities, as well as any other property represented by the ADSs.

PRE-RELEASE OF ADRS

      The Bank of New York may, unless Alcatel instructs it not to, issue ADRs prior to the receipt of Alcatel shares. This is called a "Pre-release." In addition, The Bank of New York may deliver Alcatel shares prior to the receipt and cancellation of ADRs, even if the ADRs were issued as a Pre-release for which
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

Alcatel shares have not been received. Further, The Bank of New York may receive ADRs in lieu of Alcatel shares in satisfaction of a Pre-release. Before or at the time of such a transaction, the person to whom ADRs or Alcatel shares are delivered must represent that it or its customer:

      -  owns the Alcatel shares or ADRs to be delivered to The Bank of New
         York;

      - assigns to The Bank of New York all rights to the Alcatel shares or ADRs; and

      - will not take any action inconsistent with the transfer of ownership of the Alcatel shares or ADRs.

       In addition, each transaction must be:

      - fully collateralized (marked to market daily) with cash, United States government securities or other collateral of comparable safety and liquidity;

      - terminable by The Bank of New York on not more than five business days' notice; and

      - subject to further indemnities and credit regulations as The Bank of New York deems appropriate.

      The Bank of New York will generally limit the number of Alcatel shares represented by Pre-release ADRs to 30% of the Alcatel shares on deposit with the custodian under the deposit agreement.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

      The Bank of New York is responsible for making sure that it or the custodian, as the case may be, receives all dividends and distributions in respect of Deposited Securities.

      Amounts distributed to ADR holders will be reduced by any taxes or other governmental charges required to be withheld by Alcatel, the custodian or The Bank of New York. If The Bank of New York determines that any distribution in cash or property is subject to any tax or governmental charges that The Bank of New York or the custodian is obligated to withhold, The Bank of New York may use the cash or sell or otherwise dispose of all or a portion of that property to pay the taxes or governmental charges. The Bank of New York will then distribute the balance of the cash and/or property to the ADR holders entitled to the distribution, in proportion to their holdings.

      Cash Dividends and Cash Distributions. The Bank of New York is required to convert into dollars all cash dividends and other cash distributions which it or the custodian receives, to the extent that The Bank of New York can convert euro (or any other foreign currency) on a reasonable basis and transfer the resulting dollars to the United States within one day of receipt. The Bank of New York will distribute the amount it receives, after deduction of charges incurred in connection with any currency conversion, to the holders of ADRs. If The Bank of New York determines that any foreign currency received by it cannot be converted and transferred on a reasonable basis, The Bank of New York may distribute the foreign currency (or an appropriate document evidencing the right to receive the currency), or hold that foreign currency uninvested, without liability for interest, for the accounts of the ADR holders entitled to receive it.

      Distributions of Alcatel Shares. If Alcatel distributes Alcatel shares as a dividend or free distribution, The Bank of New York may, with Alcatel's approval, and will, at Alcatel's request, distribute to ADR holders new ADRs representing the Alcatel shares. The Bank of New York will distribute only whole ADRs. Instead of distributing fractional ADRs, The Bank of New York will sell the Alcatel shares that would have required it to use fractional ADRs and then distribute the proceeds in the same way it distributes cash. If The Bank of New York deposits the Alcatel shares but does not distribute additional ADRs, the existing ADRs will also represent the new Alcatel shares.

      If Alcatel's shareholders have the option of receiving a dividend in cash or in Alcatel shares, Alcatel may also grant that option to ADR holders.

      Other Distributions. If The Bank of New York or the custodian receives a distribution of anything other than cash or Alcatel shares, The Bank of New York will distribute whatever property or securities are received to the ADR holders, in proportion to their holdings. If The Bank of New York determines that it
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

cannot distribute that property or securities proportionately among the ADR holders, then, after consultation with Alcatel, The Bank of New York may distribute the property or securities by any means it thinks is fair and practical, or it may sell the property or securities and distribute the net proceeds of the sale to the ADR holders.

      Rights to Subscribe for Additional Shares and Other Rights. If Alcatel offers its shareholders any rights to subscribe for additional Alcatel shares or any other rights, The Bank of New York will, if requested by Alcatel:

      - make the rights available to all or certain holders of ADRs, by means of warrants or otherwise, if lawful and feasible; or

      - if it is not lawful or feasible to make the rights available, or if the rights represented by the warrants or other instruments are not exercised and appear to be about to lapse, attempt to sell those rights or warrants or other instruments. In that case, The Bank of New York will allocate the net proceeds of the sales (net of all taxes and governmental charges payable in connection with the rights) for the account of the ADR holders otherwise entitled to the rights. The allocation will be made on an averaged or other practicable basis without regard to any distinctions among holders because of the application of exchange restrictions with regard to a particular holder or otherwise.

      If registration under the Securities Act is required in order for ADR holders to be offered or sold the securities represented by any rights, The Bank of New York will not make the rights available to ADR holders unless a registration statement is in effect. Alcatel does not, however, have any obligation to file a registration statement or to have a registration statement declared effective. If The Bank of New York cannot make any rights available to ADR holders and cannot dispose of the rights and make the net proceeds available to ADR holders, then The Bank of New York will allow the rights to lapse, and the ADR holders will not receive any value for them.

RECORD DATES

      The Bank of New York will fix a record date any time:

      -  a dividend or distribution is to be made;

      -  rights are issued; or

      - The Bank of New York receives notice of any meeting of holders of Alcatel shares or other securities represented by the ADRs.

That record date will determine which ADR holders will be entitled to receive the dividend, distribution or rights, or the net proceeds of a sale of them, or to give instructions for the exercise of voting rights at the meeting.

NOTICES AND REPORTS

      When Alcatel gives notice, by publication or otherwise, of a shareholders' meeting or of the taking of any action in respect of any dividend, distribution or offering of any rights, Alcatel will also transmit to the custodian a copy of the notice, in the form given or to be given to holders of Deposited Securities. The Bank of New York will arrange for the mailing to ADR holders of copies of those notices, as well as other reports and communications which are received by the custodian as the holder of Deposited Securities.

VOTING OF THE UNDERLYING ALCATEL SHARES

      Under the deposit agreement, an ADR holder is entitled, subject to any applicable provisions of French law, the Alcatel articles of association and by-laws or the ADRs, to exercise voting rights pertaining to the whole number of Alcatel shares represented by its ADSs. The Bank of New York will send to ADR holders English-language summaries of any materials or documents provided by Alcatel for the purpose of exercising voting rights. The Bank of New York will also send to ADR holders directions as to how to give it voting instructions, as well as a statement as to how the underlying Alcatel shares will be voted if The Bank of New York receives blank or improperly completed voting instructions.

      Voting rights may be exercised only in respect of five ADSs or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).

      Only holders of Alcatel shares who hold their Alcatel shares in registered form for at least three years will be entitled to double voting rights. Thus, holders of ADRs representing Alcatel shares in bearer form will not be entitled to double voting rights. Alcatel ADSs will represent Alcatel shares in bearer form unless the ADR holder notifies The Bank of New York that it would like the Alcatel shares to be held in registered form. The section entitled "COMPARISON OF SHAREHOLDER RIGHTS -- Shareholders' Meetings" describes the double voting rights and also certain requirements in order to vote Alcatel shares.

      If The Bank of New York receives properly completed voting instructions, on or before the date specified for delivery of voting instructions, it will either vote the Deposited Securities in accordance with the instructions or forward the instructions to the custodian. If the voting instructions are forwarded to the custodian, the custodian will endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Alcatel articles of association and by-laws and the Deposited Securities, to vote, or cause to be voted, the Deposited Securities in accordance with any nondiscretionary instructions. The Bank of New York will only vote Alcatel shares or other securities that the ADRs represent in accordance with instructions or in accordance with the statement as to the manner in which The Bank of New York will vote if it receives a blank proxy or improperly completed voting instructions.

      The Bank of New York will not charge ADR holders for taking any of these actions in connection with shareholders' meetings.

INSPECTION OF TRANSFER BOOKS

      The Bank of New York will keep books at its principal office in New York City for the registration and transfer of ADRs. Those books are open for inspection by ADR holders, except that inspection is not permitted for purposes of communicating with holders of ADRs on matters that are not related to the business of Alcatel, the deposit agreement or the ADRs.

CHANGES AFFECTING DEPOSITED SECURITIES

      If there is any change in nominal value or any split-up, consolidation, cancellation or other reclassification of Deposited Securities, or any recapitalization, reorganization, merger or consolidation or sale of assets involving Alcatel, then any securities that The Bank of New York receives in respect of Deposited Securities will become new Deposited Securities. Each ADR will automatically represent its share of the new Deposited Securities, unless The Bank of New York delivers new ADRs as described in the following sentence. The Bank of New York may, with Alcatel's approval, and will, at Alcatel's request, distribute new ADRs or ask ADR holders to surrender their outstanding ADRs in exchange for new ADRs describing the new Deposited Securities.

CHARGES OF THE BANK OF NEW YORK

      The Bank of New York will charge ADR holders the following fees and expenses:

      - fees for the registration of ADRs, the transfer, splitting-up or combination of ADRs, and the delivery of dividends, distributions or rights;

      -  taxes and other governmental charges;

      -  cable, telex, facsimile transmission and delivery expenses;

      -  expenses of conversions of foreign currency into U.S. dollars; and

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

      - a fee of $5.00 (or less) per each 100 ADSs (or portion thereof) for the execution and delivery of ADRs and for the surrender of ADRs and withdrawal of Deposited Securities.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      Amendment of the Deposit Agreement. Alcatel and The Bank of New York may agree to amend the form of the ADRs and the deposit agreement at any time, without the consent of the ADR holders. If the amendment adds or increases any fees or charges (other than taxes or other governmental charges) or prejudices an important right of ADR holders, it will not take effect as to outstanding ADRs until the expiration of three months after a notice of the amendment has been given by The Bank of New York to the record holders of ADRs. At the expiration of that three-month period, every ADR holder will be deemed, by continuing to hold its ADRs, to agree to the amendment and to be bound by the deposit agreement as so amended. Alcatel and The Bank of New York may not amend the deposit agreement or the form of ADRs to impair any ADR holder's right to surrender its ADRs and receive the Alcatel shares and any other property represented by the ADRs, except to comply with mandatory provisions of applicable law.

      Termination of the Deposit Agreement. The Bank of New York will terminate the deposit agreement if Alcatel asks it to do so and will mail a notice of termination to the record ADR holders at least 30 days before the date fixed for the termination. The Bank of New York may likewise terminate the deposit agreement if it resigns and a successor depositary has not been appointed by Alcatel and accepted its appointment within 90 days after The Bank of New York has given Alcatel notice of its resignation. After termination of the deposit agreement, The Bank of New York will no longer register transfers of ADRs, distribute dividends to the ADR holders, accept deposits of Alcatel shares, give any notices, or perform any other acts under the deposit agreement whatsoever, except that The Bank of New York will continue to:

      - collect dividends and other distributions pertaining to Deposited Securities;

      - sell rights as described under the heading "-- Dividends, Other Distributions and Rights -- Rights to Subscribe for Additional Shares and Other Rights" above; and

      - deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs.

One year after termination, The Bank of New York may sell the Deposited Securities and hold the proceeds of the sale, together with any other cash then held by it, for the pro rata benefit of ADR holders that have not surrendered their ADRs. The Bank of New York will not have liability for interest on the sale proceeds or any cash it holds.

TRANSFER OF ADRS

      ADRs are transferable on the books of The Bank of New York upon surrender by the holder, if the ADRs are properly endorsed and accompanied by the proper instruments of transfer. The Bank of New York will execute and deliver a new ADR to the person entitled to it. The Bank of New York may not suspend the surrender of ADRs and withdrawal of Deposited Securities, except for:

      - temporary delays caused by the closing of transfer books maintained by The Bank of New York, Alcatel or Alcatel's transfer agent or registrar;

      - the deposit of Alcatel shares in connection with voting at a shareholders' meeting or the payment of dividends;

      -  the payment of fees, taxes and similar charges; or

      - compliance with laws or governmental regulations relating to the ADRs or to the withdrawal of Deposited Securities.

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

      The Bank of New York may refuse to deliver ADRs or to register transfers of ADRs when the transfer books maintained by The Bank of New York or Alcatel's transfer agent or registrar are closed, or at any time that The Bank of New York or Alcatel thinks it is advisable to do so.

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                            NATURE OF TRADING MARKET

      The principal trading market for Alcatel shares is the Paris Bourse, on which the Alcatel shares have been traded since June 3, 1987. The Alcatel shares are traded on the monthly settlement market of the Premier Marche of the Paris Bourse. In addition, the ADSs, each representing one-fifth of an Alcatel share, are listed on the New York Stock Exchange under the symbol "ALA." The ADSs have been listed on the New York Stock Exchange since May 1992.

TRADING PRACTICES AND PROCEDURES ON THE PARIS BOURSE

      Securities listed on the Premier Marche of the Paris Bourse are officially traded through authorized financial institutions that are members of the Paris Bourse and are traded continuously on each business day from 9:00 a.m. to 5:00 p.m. (Paris time), with a pre-opening session from 7:45 a.m. to 9:00 a.m. Any trade of a security that occurs after a stock exchange session closes is recorded on the next business day at the previous session's closing price for that security. The ParisBourse(SBF) SA, or the SBF, a market enterprise that manages and operates the Paris Bourse, publishes a daily official price list that includes price information on listed securities. The Paris Bourse has introduced continuous electronic trading during trading hours for most listed securities.

      The SBF manages and operates the Premier Marche and the Second Marche. The SBF places securities listed on the Premier Marche in one of the three categories, depending on their trading volume. The Alcatel shares are in the category known as Continu A, which includes the most actively traded securities. The minimum daily trading volume required for a security to be in Continu A is FF 250,000 or twenty trades.

      The SBF may suspend trading in a security listed on the Premier Marche if the quoted price of the security exceeds certain price limits defined by the regulations of the SBF. In particular, if the quoted price of a Continu A security varies by more than 10% from the previous day's closing price, the SBF may suspend trading in that security for up to 15 minutes. Further suspensions for up to 15 minutes are possible if the price again varies by more than 5%. The SBF also may suspend trading of a security listed on the Premier Marche in certain other limited circumstances, including, for example, where there is unusual trading activity in the security. In addition, in certain exceptional circumstances the Conseil des Marches Financiers may also suspend trading.

      Trades of securities listed on the Premier Marche are settled either in the cash settlement market or in the monthly settlement market. The Alcatel shares settle in the monthly settlement market. There are two ways to settle trades in this market. One option is to settle immediately following the trade. The second option is to elect on the determination date, which is the sixth trading day before the end of the month, either to settle by the last trading day of the month or to pay an additional fee and postpone the settlement decision to the determination date of the following month. Both cash settlements and immediate settlements take place on the third trading day following the trade.

      Equity securities traded on the monthly settlement market are considered to have been transferred only after they have been registered in the purchaser's account. Under French securities regulations, any sale of a security traded on the monthly settlement market during the month of a dividend payment date is deemed to occur after the dividend has been paid. If the sale takes place before, but during the month of, a dividend payment date, the purchaser's account will be credited with an amount equal to the dividend paid and the seller's account will be debited by the same amount.

ALCATEL SHARE PRICE INFORMATION

      The table below provides the reported high and low quoted prices for the Alcatel shares on the Paris Bourse for the periods indicated.

                                                              PRICE PER SHARE(1)
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
1997
First Quarter...............................................   105.04      61.44
Second Quarter..............................................   115.25      90.55
Third Quarter...............................................   135.22     110.53
Fourth Quarter..............................................   126.23      91.93
1998
First Quarter...............................................   178.21     114.34
Second Quarter..............................................   203.82     157.02
Third Quarter...............................................   217.24      75.16
Fourth Quarter..............................................   116.62      66.62
1999
First Quarter...............................................   126.30      91.50
Second Quarter..............................................   137.10     105.50
Third Quarter...............................................   150.40     124.50
Fourth Quarter (through December 17)........................    218.4     124.60

---------------

(1) Share price information was published in French francs until January 1, 1999. Information relating to periods prior to January 1, 1999 has been translated solely for convenience into euro at the fixed exchange rate of E 1.00 = FF 6.55957.

      On December 17, 1999, the last reported price for an Alcatel Share on the Paris Bourse was E 200.

TRADING ON THE NEW YORK STOCK EXCHANGE

      The Bank of New York serves as depositary with respect to the Alcatel ADSs traded on the New York Stock Exchange. As of December 15, 1999, 89,983,085 Alcatel ADSs were outstanding in the United States. At that date, the number of ADS holders of record with The Bank of New York was 2,495.

      See "COMPARATIVE STOCK PRICES AND DIVIDENDS" for a table of the reported high and low quoted prices of Alcatel ADSs on the New York Stock Exchange.

TRADING BY ALCATEL IN ITS SHARES

      Under French law, Alcatel may not issue shares to itself. However, Alcatel may, either directly or through a financial intermediary acting on its behalf, purchase its own shares for one of three purposes:

      (1) to reduce its share capital by canceling the shares it purchases, with approval of the shareholders at an extraordinary meeting;

      (2) to provide employees shares under a profit-sharing plan or stock option plan; or

      (3) if Alcatel's shares are listed on a regulated market (e.g., on the Premier Marche) to acquire up to 10% of its share capital. To acquire its own shares for this purpose, Alcatel must first file an information notice that has received a visa of the COB and must obtain approval from the shareholders at an ordinary meeting.

In the case of shares repurchased under (3) above, Alcatel has three options. It may:

      -  keep the shares;

      - sell or transfer them (including to employees under a profit-sharing or stock option plan or through an exchange of shares); or

      - cancel the shares, with the approval of the shareholders at an extraordinary shareholders' meeting.

      Alcatel may not cancel more than 10% of its outstanding capital over a 24-month period. In addition, under COB regulations, all purchases by Alcatel of its own shares are subject to certain limitations, including as to timing, price and quantity, so as not to disrupt the normal trading of the shares. Furthermore, Alcatel must inform the Conseil des Marches Financiers on a monthly basis of any purchase, sale, transfer or cancellation of its own shares. The Conseil des Marches Financiers then makes this information public.

      Under French law, a company may not, directly or through an intermediary, own more than 10% of its outstanding share capital, except in certain limited circumstances. If Alcatel purchases its own shares, those shares must be held in registered form. Those shares also must be fully paid. Alcatel shares repurchased by Alcatel are deemed outstanding under French law, but are not entitled to dividends, voting rights or preferential subscription rights.

      At the annual shareholders' meeting held on June 18, 1998, Alcatel was authorized to purchase Alcatel shares at a maximum purchase price of FF 1,500
(E 228.67) per share and to sell them at a minimum sale price of FF 700
(E 106.71) per share, up to 10% of the outstanding Alcatel shares. In September 1998, Alcatel commenced a share buyback plan valid until the next annual shareholders' meeting. At the annual shareholders' meeting held on June 10, 1999, the authorization to purchase Alcatel shares was renewed at a maximum purchase price of E 230 per share and a minimum sale price of E 90 per share. In addition, Alcatel's indirect subsidiaries purchase or sell shares from time to time. As of December 15, 1999, Alcatel held, directly and indirectly, 14,268,874 shares.

                        COMPARISON OF SHAREHOLDER RIGHTS

      Alcatel is incorporated under the laws of the Republic of France and the rights of its shareholders are governed by French law and Alcatel's articles of association and by-laws. Genesys is incorporated under the laws of the State of California and the rights of its shareholders are governed by California law, Genesys' articles of incorporation and by-laws.

SIZE OF THE BOARD; TERM OF OFFICE

ALCATEL

      Alcatel's articles of association and by-laws provide that its board of directors must be composed of no less than six but no more than 18 directors. French corporation law provides, however, that if Alcatel is the surviving entity in a merger, the maximum number of directors can be increased to 30 for up to three years following the merger. Alcatel's board of directors currently consists of 14 members.

      Directors on Alcatel's board serve for six year terms. French corporation law provides that directors may be re-elected for an unlimited number of additional terms. French corporation law does not allow a board of directors to be classified.

GENESYS

      Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or by-laws, if that stated range has been approved by the shareholders. Genesys' by-laws permit Genesys' board of directors to adjust the size of the board from a minimum of four to a maximum of six directors. The current number of directors is fixed at five.

      Under California law and Genesys' by-laws, directors serve until the next annual meeting.

NOMINATION AND ELECTION OF DIRECTORS

ALCATEL

      Generally, Alcatel's board of directors nominates candidates for election or re-election to the board of directors. The names of those candidates nominated for election must appear in the agenda for the shareholders' meeting at which directors will be elected. Information regarding the candidates' ages, backgrounds and professional activities during the past five years and number of Alcatel shares they own must be provided to Alcatel's shareholders no later than five days before the shareholders' meeting. In addition, if the election of directors is on the agenda of the meeting, any shareholder may propose alternate or additional candidate(s).

      Alcatel's directors are elected by its shareholders at an ordinary meeting. Directors are elected by a plurality of the votes cast. French corporation law does not allow for cumulative voting. See "-- Shareholders' Meetings -- Alcatel -- Attendance and Voting" for further discussion of voting. The chairman of the board is designated by the board of directors itself.

GENESYS

      Genesys' board of directors and shareholders nominate candidates for election or re-election to the board. Genesys' by-laws require the names of the nominees for the board appear in the notice for the meeting at which the nominees will be presented for election.

      Genesys' directors are elected by its shareholders at an annual meeting. Under California law, shareholders of a California corporation may, unless the corporation's articles of incorporation or by-laws expressly eliminate cumulative voting, cumulate their votes in the election of directors so long as at least one shareholder has given notice of an intent to cumulate his or her votes at the meeting prior to the voting. Genesys' by-laws prohibit cumulative voting for directors.

QUALIFICATIONS OF DIRECTORS AND EMPLOYEE DIRECTORS

ALCATEL

      Directors can be individuals or entities, including corporations. If an entity is a director, it appoints an individual to act as its representative.

      French corporation law requires that directors hold a minimum number of shares. Alcatel's articles of association and by-laws require that each member of Alcatel's board own at least 10 Alcatel shares. No more than a third of Alcatel's directors may be over 70 years old. If the number of directors over 70 years of age exceeds this limit, the oldest director(s) are be deemed to have resigned at the ordinary shareholders' meeting called to approve the accounts of the financial year during which the proportion of directors over 70 years of age was exceeded, unless the proportion was re-established in the interim. Alcatel's articles of association and by-laws provide that the maximum ages for the chairman of the board and the chief executive officer are 68 and 65, respectively.

      Two of Alcatel's directors must be both employees of Alcatel or one of its consolidated subsidiaries and holders of shares of an Alcatel sponsored mutual fund whose assets are at least 75% Alcatel shares. If an employee director fails to satisfy one or both of these criteria, he or she shall be deemed to have resigned from the board one calendar month thereafter.

      If less than two employee directors are on the board, the board must, within three months, either appoint the necessary number of employee directors or call a shareholders' meeting to elect the necessary number of employee directors.

GENESYS

      Neither California law nor Genesys' by-laws require board members to have any specific qualifications.

DUTIES AND POWERS OF THE BOARD AND BOARD VOTING

ALCATEL

      Under French corporation law, directors have a duty to oversee and control the company's management.

      Alcatel's articles of association and by-laws grant its board of directors the broadest powers available under French corporation law to act on behalf of Alcatel, provided the action is within Alcatel's corporate purpose and does not prejudice the powers expressly granted to Alcatel's shareholders. Actions taken by Alcatel's board which are outside the scope of its corporate purpose are enforceable by third parties against Alcatel, unless Alcatel can prove the third party knew, or should have known the act was beyond the scope of Alcatel's corporate purpose. The fact that Alcatel's articles of association and by-laws are publicly available is not sufficient proof of that knowledge.

      Each director has one vote on all matters before the board, but the chairman of the board has the deciding vote in the event of a tie.

GENESYS

      California law and Genesys' by-laws provide that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. In discharging this function, directors of California corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors as well as the shareholders of such corporations.

      A director of a California corporation, in performance of such director's duties is fully protected in relying, in good faith, on information, opinions, reports or statements, including financial statements and other financial data, prepared by officers or employees of the corporation, counsel, independent accountants or a committee of the board on which the director does not serve, each as to matters which the director believes to be within such person's professional or expert competence.

      Genesys' by-laws provide that the number of directors constituting a quorum shall be a majority of the number of authorized directors.

REMOVAL OF DIRECTORS AND FILLING OF VACANCIES

ALCATEL

      Alcatel's directors may be removed, with or without cause, at any time prior to the expiration of their terms of office by a majority vote of Alcatel's shareholders.

      As long as at least three directors remain on Alcatel's board, the remaining directors may appoint new directors to fill vacancies on Alcatel's board resulting from resignation or death. Alcatel's shareholders must confirm the appointment of new directors at their next meeting. The term of office of a director appointed to fill a vacancy created by death or resignation expires at the end of his or her predecessor's term. If less than three directors remain on the board, a shareholders' meeting must be called immediately to elect new directors.

      Pursuant to French corporation law, any change in the composition of the board of directors caused by the removal, resignation or death of one or more directors must be disclosed to the public within one month of such change.

GENESYS

      Under California law, any or all of the directors of a California corporation may be removed if such removal is approved by the affirmative vote of a majority of the outstanding shares; provided, however, that no director of such corporation may be removed, unless the entire board of directors of such corporation is removed, when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast, or, if the action is taken by written consent, all shares entitled to vote were voted, and for a corporation such as Genesys without a classified board, the entire number of directors authorized at the time of the director's most recent election were then being elected. Genesys' articles of incorporation and by-laws do not contain any provisions which are inconsistent with California law with respect to the removal of directors.

      Under California law, any vacancy on the board of directors may be filled by unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. Under Genesys' by-laws, a vacancy created by the removal of a director by the shareholders or court order may be filled only by the approval of the vote of a majority of the shares entitled to vote at a duly held meeting.

LIABILITY OF DIRECTORS

ALCATEL

      Article 244 of the French corporation law provides that directors of a company can be civilly liable to the company or to third parties for violations of the French corporation law, violations of Alcatel's articles of association and by-laws or for mismanaging the company.

      Mismanagement is broadly defined as any act, intentional or unintentional, contrary to the interest of the company. If mismanagement results in the company's bankruptcy, the directors themselves, in their individual capacities, may be subject to the bankruptcy procedures.

      Directors are generally jointly and severally liable for misconduct by the board, unless misconduct can be attributed to certain directors only. In particular, all of a company's directors will be jointly and severally liable for actions taken by the company's board unless individual directors can prove they were against the action.

      Third parties, including a company's shareholders, bringing suit against one or more directors must prove they have suffered an injury, either personally or through the company, and the directors' action caused the injury. See "-- Shareholder Suits" for a description of how shareholders can bring a suit on behalf of Alcatel.

      Directors can incur criminal liability for violating certain provisions of French corporation law and other laws and regulations, including employment laws and securities laws and regulations specific to a company's business. In particular, French corporation law provides that a company's directors can be fined and/or sentenced to prison if they, in bad faith and for their own direct or indirect benefit, use the company's assets or credit for purposes which they know are detrimental to the company's interests.

GENESYS

      Under California law, directors are liable to the corporation for (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) any transaction from which a director derived an improper personal benefit; (d) acts or omissions that show a reckless disregard for the director's duty to the corporation or shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duty, of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (f) transactions between the corporation and its directors or corporations which have related directors; or (g) improper distributions, loans or guarantees made by the corporation.

LIMITATION ON DIRECTORS' LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

ALCATEL

      French corporation law prohibits provisions of the articles of association and by-laws limiting director liability. French corporation law also prohibits a company from indemnifying its directors against their liability as describe above. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs, the company can reimburse those fees and costs pursuant to an indemnification arrangement with the director. Any indemnification arrangement between Alcatel and any of its directors must be approved by Alcatel's shareholders.

GENESYS

      Genesys' articles of incorporation provide that the liability of its directors is limited to the fullest extent permitted by law. California law permits California corporations to adopt in their articles of incorporation a provision eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interest of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of any improper personal benefit; (d) acts or omissions that show reckless disregard for the directors's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should have been aware of a risk or serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director, in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

      California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect to amounts paid in settling or otherwise disposing of an action or expenses incurred in defending an action which is settled or otherwise disposed of without court approval.

      Indemnification is permitted by California law only for acts taken by the person seeking indemnification in good faith and believed to be in the best interest of the corporation and its shareholders and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel (if a quorum of disinterested directors is not obtainable), a majority vote of a quorum of shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits. California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, by-laws or other corporate actions beyond that specifically authorized by law.

LOANS TO DIRECTORS

ALCATEL

      French corporation law does not allow a company to make any loan to any individual member of the board of directors or their dependents. A company may make loans to members of the board of directors that are entities, but not to the individual representing the entity, provided certain conflict-of-interest transaction procedures and conditions are satisfied. See "-- Conflict-of-interest Transactions" for further description of these conditions.

GENESYS

      California law provides that any loan to or guaranty for the benefit of a director or officer, including pursuant to an employee benefit plan, of the corporation requires approval of holders of a majority of the outstanding shares of the corporation. However, California law also provides that if Genesys has 100 or more shareholders of record and has adopted a by-law allowing the Genesys board to do so, the Genesys board alone may approve loans to or guaranties on behalf of an officer (whether or not such officer is a director) or adopt an employee benefit plan authorizing such loans or guarantees, by a vote sufficient without counting the vote of any interested director or directors, if the Genesys board determines that any such loan, guaranty or plan may reasonably be expected to benefit the corporation.

SHAREHOLDERS' MEETINGS

ALCATEL

      Ordinary and Extraordinary Meetings. Two types of shareholders' meetings exist under French corporation law, ordinary and extraordinary. Alcatel is required to hold an ordinary meeting of shareholders within six months of the end of each fiscal year to approve its annual accounts. Ordinary meetings may also be held to elect directors, appoint statutory auditors, determine dividends and ratify agreements entered into between Alcatel on the one hand and its directors, certain other members of its management, or corporations or other legal entities that are affiliates of those persons on the other hand. Extraordinary meetings of shareholders must be held to amend the articles of association or by-laws, to approve mergers, spinoffs, asset contributions, dispositions of all or substantially all of a company's assets, to create new classes of capital stock, to increase or decrease share capital, to waive shareholders' preferential subscription rights, to authorize employee stock option plans, to issue debt instruments or other securities convertible, redeemable or exchangeable into Alcatel shares and to wind up business.

      Right to Call Meetings. Meetings of Alcatel shareholders may be called by the Alcatel board of directors or, if the Alcatel board of directors does not call the meeting, by Alcatel's statutory auditors or, under certain circumstances, by an agent appointed by the President of the Commercial Court (President du Tribunal de Commerce). Any interested party, in the case of an emergency, holders of 10% or more of Alcatel's capital stock and certain qualifying organized groups of shareholders meeting certain specific conditions pursuant to French corporation law may request that the Commercial Court appoint an agent.

      Notice. Shareholders' meetings must be announced by a preliminary notice (avis de reunion) at least 30 days prior to the meeting date. The preliminary notice must set forth certain information, including the agenda for the meeting, a draft of the resolutions to be submitted to the shareholders, a description of the procedures which holders of bearer shares must follow to attend the meeting and the procedure for voting by mail. The preliminary notice must also be published in the BALO. Final notice of the shareholders' meeting setting forth the time, date and place of the meeting (avis de convocation) must be sent to registered shareholders and published in a qualified newspaper and in the BALO 15 days prior to the shareholders' meeting.

      Attendance and Voting. Holders of Alcatel shares in registered form must register their Alcatel shares at least five days prior to a meeting of shareholders to be entitled to attend and vote at the meeting. Holders of Alcatel shares in bearer form must deposit with Alcatel at lease five days prior to a meeting of shareholders a certificate from an accredited financial intermediary, stating that their Alcatel shares will be held by the intermediary until the time fixed for the shareholders' meeting. Shareholders may participate in general meetings either in person or by proxy. Shareholders may vote in person, by proxy or by mail.

      Proxies must be sent to any shareholder upon request. In order to be counted, proxies must be received at Alcatel's registered office, or at another address indicated on the notice convening the meeting, prior to the date of the meeting. A shareholder may grant a proxy to his or her spouse or to another shareholder. A shareholder that is a corporation may grant a proxy to a legal representative. Alternatively, the shareholder may send a blank proxy without nominating any representative. In this case, the chairman of the meeting will vote the blank proxy in favor of all resolutions proposed by the board of directors and against all others.

      Alcatel must send shareholders a voting form to be used by the shareholder to vote by mail. The completed form must be returned to Alcatel at least three days prior to the date of the shareholders' meeting.

      Each Alcatel share entitles its holder to one vote at ordinary shareholders' meetings. However, double voting rights (or two votes per share) are assigned to Alcatel registered shares held by the same person for at least three years. These double voting rights expire upon conversion of Alcatel registered shares into Alcatel bearer shares or upon transfer of ownership. Under French corporation law, shares held directly or indirectly by Alcatel are not entitled to voting rights.

      No shareholder casting single votes in its own name or by proxy may exercise more than 8% of the votes present or represented at a shareholders' meeting. If the shareholder also has the right to exercise double voting rights in its own name or by proxy, the 8% limitation may be exceeded solely to take into account those double voting rights. Except as discussed in the next sentence, however, no shareholder may exercise voting rights exceeding 16% of the total number of votes present or represented at a shareholders' meeting. The foregoing limitations do not apply to any person if a person or group of persons acting in concert who come to own 66.66% or more of all Alcatel shares as a result of a cash tender offer or a stock-for-stock exchange offer for 100% of Alcatel's shares. This limitation does not apply to the votes cast by the chairman of the meeting pursuant to a blank proxy.

      French corporation law does not allow for cumulative voting in the election of directors.

      Quorum. For an ordinary shareholders' meeting, 25% of the outstanding voting power of Alcatel shares must be present for a quorum to exist. For an extraordinary shareholders' meeting, 33.33% of the outstanding voting power of Alcatel shares must be present for a quorum to exist. If a shareholders' meeting is reconvened for lack of a quorum, there is no quorum requirement for an ordinary shareholders' meeting, and 25% of the outstanding voting power must be present for a quorum to exist for an extraordinary shareholders' meeting.

      Majority. A simple majority of the votes cast is required to approve actions taken at ordinary shareholders' meetings. Actions taken at extraordinary shareholders' meetings require 66.66% of the votes cast for approval. A unanimous vote is required, however, to increase the liabilities of shareholders.

GENESYS

      Annual and Special Meetings. Genesys' by-laws provide for two types of meetings, annual and special. Genesys is required to hold an annual meeting on a date set by the board in order to elect directors and conduct any other proper business.

      Right to Call Meetings. A special meeting may be called at any time by the board of directors, by the chairman of the board, by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

      Notice. All notices of meetings of Genesys shareholders must be sent or otherwise given in accordance with Genesys' by-laws not less than ten (or, if sent by third-class mail, 30 days) nor more than 60 days before the date of the meeting. The notice must specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, or (b) in the case of the annual meeting, those matters which the board, at the time of giving notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected must include the name of any nominee or nominees whom, at the time of notice, management intends to present for election.

      Attendance and Voting. Shareholders may vote in person or by written proxy signed by the shareholder and filed with the secretary of the corporation.

      Quorum. Genesys' by-laws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by at least a majority of the shares required to constitute a quorum.

      Majority. A simple majority of the votes constituting a quorum is required to approve any action taken at an annual or special meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

ALCATEL

      Shareholder action by written consent, in lieu of a shareholder meeting, is not allowed under French corporation law.

GENESYS

      Under California law, shareholders may execute an action by written consent in lieu of a shareholder meeting. However, Genesys' by-laws provide that any action required or permitted to be taken by the shareholders must be effected by a duly called annual or special meeting and may not be effected by any consent in writing.

SHAREHOLDERS' PROPOSALS

ALCATEL

      Generally, only actions set forth in a meeting's agenda may be taken at a shareholders' meeting. Shareholders may, however, dismiss directors and take certain other actions even if those actions were not included in the agenda. Additional resolutions may be submitted for shareholder approval at the meeting by the board of directors if made within 10 days of the publication of the preliminary notice in the BALO by:

      -  one or several shareholders holding a specified percentage of shares;
         or

      - a duly qualified association of shareholders who have held their shares in registered form for at least two years and who together hold at least 1% of Alcatel's voting rights.

      During the two weeks preceding a meeting of shareholders, any shareholder may submit by registered mail questions to the board of directors relating to the agenda for the meeting. The board of directors must respond to these questions.

GENESYS

      Under California law, any shareholder approval at a meeting other than unanimous approval by shareholders entitled to vote is valid only if the general nature of the proposal so approved was stated in the notice of meeting or any written waiver of notice.

SHAREHOLDER SUITS

ALCATEL

      Under French corporation law, one or more shareholders can sue the directors of the company, on behalf of the company, for damages suffered by the company. Any damages awarded are paid to the company.

GENESYS

      California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. California law also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

APPRAISAL RIGHTS

ALCATEL

      French corporation law does not provide for an appraisal procedure allowing dissenting shareholders to have their shares appraised in the context of a merger or consolidation. However, French law provides that, in certain circumstances, including mergers, spin-offs, asset contributions or squeeze-outs, an independent expert must pass upon the fairness of the consideration being offered.

      Rights of appraisal are not available to Alcatel shareholders in connection with the merger.

GENESYS

      For a discussion of dissenters' rights under California law and in connection with the merger, see "THE SPECIAL MEETING -- Dissenters' Rights." Annex D contains the full text of Chapter 13 of the California Corporations Code regarding dissenters' rights.

PREFERENTIAL SUBSCRIPTION RIGHTS

ALCATEL

      Under French corporation law, shareholders have preferential rights to subscribe for additional shares to be issued on a pro rata basis. Additional shares may be subscribed for with cash or by set-off of cash debts. Shareholders may also subscribe for any other securities issued which may either directly result in, or carry rights to subscribe for, additional Alcatel shares. Shareholders may waive their preferential subscription rights in respect of any particular offering, either individually or collectively, at an extraordinary meeting. In the event of any waiver, the relevant issuance of securities must be completed within the period prescribed by law, and the Alcatel board of directors may offer existing holders of shares a non-transferable priority right to subscribe to the new securities issued during a limited period of time. Preferential subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offering and may be quoted on the Paris Bourse.

GENESYS

      No Genesys shareholders have preferential subscription rights.

STOCK REPURCHASES

ALCATEL

      For a discussion of Alcatel's ability to purchase and hold Alcatel shares, see "NATURE OF THE TRADING MARKET -- Trading by Alcatel in its Shares."

GENESYS

      Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

ANTI-TAKEOVER STATUTES

ALCATEL

      There are no French anti-takeover statutes similar to the anti-takeover statutes enacted by certain states in the United States. However, a number of provisions are available under French corporation law that have certain anti-takeover effects. These provisions include, among other things:

      -  a company's ability to repurchase its own shares;

      -  the existence of shares with double voting rights;

      -  the board's ability to increase share capital during a tender offer;

      -  limitations on the voting power of each shareholder; and

      - shareholders' agreements providing for preemptive rights in case of a sale of shares by a shareholder.

      Additionally, unless a shareholder has double voting rights, Alcatel's articles of association and by-laws provide that no shareholder may cast, in his or her own name or by proxy, more than 8% of the votes present or represented at a shareholders' meeting. See "-- Shareholders' Meetings." In addition, the shareholders of Alcatel have authorized Alcatel's board of directors to increase the share capital during a tender or exchange offer for Alcatel shares. See "DESCRIPTION OF ALCATEL SHARES -- Changes in Capital Stock."

GENESYS

      California has not enacted an anti-takeover statute similar to the anti-takeover statutes enacted by certain other states.

CONFLICT-OF-INTEREST TRANSACTIONS

ALCATEL

      Agreements between a company and a member of its board of directors are subject to approval the board of directors unless the agreement is entered into at arm's length and in the ordinary course of business. The same applies to agreements in which a director has an indirect personal interest. The agreement may be declared void if it is not submitted to the board of directors for approval and is proven to be detrimental to the company. Additionally, the company's statutory auditors must be made aware of the agreement within one month of its execution and must submit a report to the company's shareholders, who then must approve the agreement at their next meeting. If the agreement is not approved by the shareholders, it will remain enforceable by third parties against the company, but the company may hold the interested member of the board of directors liable for any damages it suffers as a result thereof.

GENESYS

      Under California law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. California law requires that (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" to the corporation, or (b) the person asserting the validity of the contract or transaction must sustain the burden of proving that it was just and reasonable as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director.

      If shareholder approval is sought, the interested director is not entitled to vote his shares at the shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

DIVIDENDS

ALCATEL

      Dividends, if any, are decided at ordinary meetings of shareholders and are generally paid once a year. Interim dividends may be paid if they are approved by the Alcatel board of directors and distributed in accordance with French corporation law.

      The Alcatel board of directors examines the financial statements each fiscal year and recommends how to dispose of all unappropriated profits. Distributable profits of Alcatel are distributed as dividends, unless the Alcatel shareholders decide otherwise at the ordinary meeting. Distributable profits are equal to:

      -  net profits for the year; plus

      -  profits carried forward; plus

      -  distributable reserves; minus

      -  losses carried forward; minus

      - amounts to be allocated by law or pursuant to the Alcatel articles of association and by-laws, as reserves.

      The Alcatel board of directors, at its discretion, may propose a dividend that is payable in cash or shares. If the shareholders' meeting approves such proposal, Alcatel shareholders may elect to receive the dividends to which they are entitled entirely in cash or entirely in shares, plus or minus cash for fractional amounts. The value of the Alcatel shares is determined by reference to the price of the shares on the Paris Bourse and cannot be less than their nominal value. In 1996, the Alcatel board of directors proposed, and the shareholders approved, payment of dividends either in Alcatel shares or cash. Accordingly, 1,137,022 Alcatel shares were issued as dividends. In 1997, 1998 and 1999, cash dividends, but not dividends in Alcatel shares, were paid.

      Under French corporation law, the ordinary shareholders' meeting at which annual dividends may be declared must be held within six months of the end of the company's prior fiscal year unless otherwise authorized by court order. Annual dividends must be paid within nine months of the end of the company's prior fiscal year, unless otherwise authorized by court order. Dividends are payable to persons holding shares issued with a right to the dividends for that year on the date of payment. Dividends not claimed within five years of the date of payment become the property of the French government.

      If earnings are sufficient, the Alcatel board of directors may, without the approval of shareholders, declare and pay interim dividends on the basis of audited accounts. French corporation law requires that interim dividends amount to at least five francs per share. Interim dividends may also be paid in stock in lieu of cash. Alcatel has in the past ten years not paid interim dividends.

GENESYS

      Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

             SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                       MANAGEMENT OWNERSHIP OF SECURITIES

      The following table sets forth certain information known to Genesys with respect to beneficial ownership of Genesys' common stock as of November 1, 1999 for (i) all persons who are beneficial owners of more than five percent of Genesys' common stock; (ii) each director of Genesys; (iii) each of the executive officers named in the Summary Compensation Table of the "Executive Compensation and Related Information" section of Genesys' Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, including certain former officers as required by the SEC rules; and (iv) all current executive officers and directors as a group as of November 1, 1999. As of November 1, 1999, no executive officers or directors of Alcatel had beneficial ownership of any shares of Genesys' common stock.

                                                            NUMBER OF SHARES
NAME                                                      BENEFICIALLY OWNED(1)    PERCENT OWNED(2)
----                                                      ---------------------    ----------------
Gregory Shenkman(3)...................................          3,009,750               11.6%
Alec Miloslavsky(4)...................................          2,746,500               10.6%
Ori Sasson(5).........................................            661,916                2.5%
Richard DeGolia(6)....................................            204,720                   *
Donald Hunt(7)........................................             25,529                   *
Paul Levy(8)..........................................            102,500                   *
Bruce Dunlevie(9).....................................             87,748                   *
Michael McCloskey(10).................................                  0                   *
John McNulty(11)......................................             14,167                   *
Yuri Shtivelman(12)...................................            242,670                   *
All current executive officers and directors as a
  group (11 Persons)(13)..............................          7,431,335               27.4%

---------------

* Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Genesys' common stock. The number of shares beneficially owned includes Genesys' common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after November 1, 1999, including, but not limited to, upon the exercise of an option.

(2) Percentage of beneficial ownership is based upon 25,853,766 shares of Genesys' common stock, all of which were outstanding on November 1, 1999. For each individual, this percentage includes Genesys' common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of November 1, 1999, including, but not limited to, upon the exercise of an option; however, such Genesys common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3) Includes 354,000 shares held by Dmitry Shenkman, Trustee of the Michelle Shenkman 1996 Trust u/t/a dated March 18, 1996, Michelle Shenkman is Mr. Shenkman's daughter; 354,000 shares held by Dmitry Shenkman, Trustee of the Nikita Anthony Shenkman 1996 Trust u/t/a dated March 18, 1996, Nikita is Mr. Shenkman's child; 928,000 shares held by Gregory and Yelena Shenkman, Trustees of the Shenkman Family Trust u/t/a dated March 7, 1996 and 500,000 shares held by Shenkman Partners. L.P., a California limited partnership of which Mr. Shenkman is a general partner. Also includes 7,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days and if exercised would be subject to Genesys' right of repurchase.

(4) Includes 360,000 shares held by Larry Miloslavsky and Anatoly Elkinbard, Trustees of the Miloslavsky 1996 Irrevocable Trust u/t/a dated March 13, 1996; 350,000 shares held by Miloslavsky Partners, L.P., a California limited partnership of which Mr. Miloslavsky is a general partner and 110,000 shares held by Larry and Linda Miloslavsky, Trustee of the Joshua Trobnika Miloslavsky 1996 Trust u/t/a dated March 15,1996. Also includes 106,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after November 1, 1999.

(5) Includes 40,000 shares held by the DAS Trust UTA 9-24-98, 40,000 shares held by the EIS Trust UTA 9-24-98 and 78,000 shares held by the EYS Trust UTA 5-19-97, of which Mr. Sasson is the trustee. Includes 450,000 shares issuable upon exercise of options that shareholders will become immediately vested and exercisable upon the effective date of the merger.

(6) Includes 104,131 shares held by Richard C. DeGolia or Jennifer H. DeGolia, as Trustees of the RJ Family Trust u/t/a dated 6/16/95 of which 38,250 are unvested and subject to repurchase by Genesys. Includes 100,000 unvested shares that are exercisable and, to the extent exercised, subject to repurchase by Genesys, at the purchase price paid per share, in the event of Mr. DeGolia's early termination of service with Genesys.

(7) Includes 25,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after November 1, 1999.

(8) Includes 30,000 unvested shares that are subject to repurchase by Genesys at the purchase price paid per share, in the event Mr. Levy resigns from Genesys' Board of Directors. Also includes 7,500 unvested shares issuable upon exercise of options that are currently exercisable and if exercised would be subject to Genesys' right of repurchase.

(9) Includes 57,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after November 1, 1999 and if exercised would be subject to Genesys' right of repurchase.

(10) Mr. McCloskey (former President, Chief Financial Officer and Chief Operating Officer) holds zero shares of record.

(11) Includes 10,000 unvested shares which are subject to repurchase by Genesys, at the purchase price paid per share, in the event of Mr. McNulty's (former Vice President, Sales) early termination of service with Genesys. Also includes 4,167 unvested shares issuable upon exercise of options that are currently exercisable and if exercised would be subject to Genesys' right of repurchase.

(12) Includes 45,000 shares that remain subject to vesting and repurchase by Genesys and 1,800 shares held by Mr. Shtivelman's daughter. Also includes 100,000 unvested shares that are exercisable and, to the extent exercised, subject to repurchase by Genesys, at the purchase price paid per share, in the event of Mr. Shtivelman's early termination of service with Genesys.

(13) Includes (i) 1,203,750 shares issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days after November 1, 1999, including 800,000 shares that, pursuant to certain employment agreements become vested and exercisable upon the effective date of the merger, and (ii) 113,250 unvested shares which are subject to repurchase by Genesys, at the purchase price paid per share, in the event of the officer's early termination of service with Genesys.

                                 LEGAL MATTERS

      The validity of the Alcatel shares, including those underlying the ADSs offered hereby, to be issued to Genesys shareholders in connection with the merger, as well as certain other legal matters in connection with the merger will be passed upon for Alcatel by Mr. Pascal Durand-Barthez, Alcatel's general counsel. Mr. Durand-Barthez is regularly employed by Alcatel. Certain legal matters in connection with the merger will be passed upon for Genesys by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                    EXPERTS

      The consolidated financial statements of Genesys incorporated in this proxy statement/prospectus by reference to its Annual Report on Form 10-K, as amended, for the year ended June 30, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. These consolidated financial statements are incorporated herein by reference in reliance upon Arthur Andersen LLP's authority as experts in giving such reports.

      The consolidated financial statements of Alcatel incorporated in this proxy statement/prospectus by reference to its Annual Report on Form 20-F for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. These consolidated financial statements are incorporated herein by reference in reliance upon Arthur Andersen LLP's authority as experts in giving such reports.

      With respect to the unaudited interim financial information for the six months ended June 30, 1999 and 1998, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon dated September 9, 1999 appearing therein states that they did not audit and they do not express an opinion on that unaudited consolidated interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                         WHERE TO FIND MORE INFORMATION

      Alcatel and Genesys are each subject to the information reporting requirements of the Securities Exchange Act and, in accordance with that Act, file certain reports and other information with the SEC. However, as a foreign private issuer, Alcatel and its stockholders are exempt from some of the Securities Exchange Act reporting requirements. The reporting requirements that do not apply to Alcatel or its stockholders include the proxy solicitation rules, the rules regarding the furnishing of annual reports to stockholders, and
Section 16 short-swing profit reporting for officers and directors and for holders of more than 10% of Alcatel shares. You may read and copy any report, statement or other information filed by Alcatel or Genesys at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Reports and other information filed electronically with the SEC are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at "http:// www.sec.gov."

      Alcatel is filing a registration statement on Form F-4 to register with the SEC the ADSs to be delivered in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Alcatel in addition to being a proxy statement of Genesys for the special meeting of Genesys shareholders. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

      Alcatel provides The Bank of New York with annual and semi-annual reports in English, as well as summaries in English or an English version of all notices of stockholders' meetings and other reports and communications that it generally makes available to stockholders. Alcatel's annual reports include a review of its operations and annual audited consolidated financial statements prepared in accordance with French GAAP, together with a reconciliation of net income and stockholders' equity to U.S. GAAP. Alcatel's semi-annual reports include unaudited interim consolidated financial information prepared in accordance with French GAAP. You may read these reports and other documents at The Bank of New York's Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

      The SEC allows Alcatel and Genesys to "incorporate by reference" information into this proxy statement/prospectus, which means that Alcatel and Genesys can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Alcatel and Genesys have previously filed with the SEC. These documents contain important information about Alcatel and Genesys and their finances.

      ALCATEL SEC FILINGS (FILE NO. 333-76003)        PERIOD
      ----------------------------------------        ------
      Annual Report on Form 20-F....................  year ended December 31, 1998
      Report of Foreign Private Issuer on Form
        6-K.........................................  dated July 29, 1999
      Report of Foreign Private Issuer on Form
        6-K.........................................  dated September 24, 1999
      Report of Foreign Private Issuer on Form
        6-K.........................................  dated September 30, 1999
      Report of Foreign Private Issuer on Form
        6-K.........................................  dated November 12, 1999
      Report of Foreign Private Issuer on Form
        6-K.........................................  dated November 18, 1999

      GENESYS SEC FILINGS (FILE NO. 000-22605)        PERIOD
      ----------------------------------------        ------
      Genesys' Quarterly Report on Form 10-Q........  for the quarter ended September 30, 1999
      Genesys' Current Report on Form 8-K...........  dated September 29, 1999
      Genesys' Annual Report on Form 10-K/A.........  for the fiscal year ended June 30, 1999
      Genesys' Quarterly Report on Form 10-Q........  for the quarter ended March 31, 1999
      Genesys' Current Report on Form 8-K...........  dated January 14, 1999
      Genesys' Quarterly Report on Form 10-Q........  for the quarter ended December 31, 1998
      Genesys' Current Report on Form 8-K...........  dated August 3, 1998

      Alcatel and Genesys are also incorporating by reference additional documents that they file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting of Genesys shareholders. All reports and other documents subsequently filed by Alcatel or Genesys pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement/prospectus.

      Alcatel has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to Alcatel, and Genesys has supplied all information relating to Genesys.

      If you are a shareholder of Alcatel and/or Genesys, you may have previously received some of the documents incorporated by reference, but you can obtain any of them through Alcatel, Genesys or the SEC. Documents incorporated by reference are available from Alcatel and Genesys without charge. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this proxy statement/prospectus. Shareholders may obtain, without charge, documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Alcatel                                  Genesys Telecommunications Laboratories
Department of Investor Relations         Rick DeGolia, Corporate Secretary
54, rue La Boetie                        1155 Market Street
75008 Paris                              San Francisco, CA 94103
France                                   USA
(33) 1-40-76-10-10                       (415) 437-1100

      IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM ALCATEL OR GENESYS, PLEASE DO SO BY JANUARY 15, 2000 TO RECEIVE THEM BEFORE THE SPECIAL MEETING OF GENESYS SHAREHOLDERS.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. NEITHER ALCATEL NOR GENESYS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 20, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO GENESYS SHAREHOLDERS, NOR THE DELIVERY OF ALCATEL ADSS, CASH OR OTHER MERGER CONSIDERATION IN THE MERGER SHOULD CREATE ANY IMPLICATION TO THE CONTRARY.

                      INDEX TO ALCATEL'S UNAUDITED INTERIM
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                             -------
Independent Public Accountants' Review Report...............     F-2
Consolidated income statements for the six-month periods
  ended June 30, 1999 and 1998 and for the year ended
  December 31, 1998.........................................     F-3

Consolidated balance sheet at June 30, 1999, June 30, 1998
  and December 31, 1998.....................................     F-4

Consolidated statements of cash flows for the first half
  1999 and 1998 and for 1998................................     F-6

Consolidated statements of changes in shareholders' equity
  for the six-month periods ended June 30, 1999 and 1998 and
  for the year ended December 31, 1998......................     F-7

Notes to consolidated financial statements..................     F-8

Reconciliation to U.S. GAAP.................................    F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Alcatel:

      We have reviewed the accompanying consolidated balance sheet of Alcatel and consolidated subsidiaries (the "Alcatel Group") as of June 30, 1999, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the six-month periods ended June 30, 1999 and 1998, all expressed in euro. These financial statements are the responsibility of the company's management.

      We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles in France.

      Without calling into question the conclusions expressed above, we wish to draw your attention to note 1(b) to the unaudited interim consolidated financial statements, which state the change in the methods used to evaluate and present the provisions for pension and retirement indemnities.

      Accounting practices used by the Alcatel Group in preparing the accompanying consolidated interim financial statements conform with generally accepted accounting principles in France ("French GAAP"), but do not conform in certain respects with accounting principles generally accepted in the United States of America ("US GAAP"). A description of the differences between French GAAP and US GAAP and reconciliations of the consolidated net income (loss) and shareholders' equity to United States generally accepted accounting principles are set forth in Notes 11 and 12 of the Notes to the Unaudited Consolidated Interim Financial Statements.

      We have previously audited, in accordance with generally accepted auditing standards in France and in the United States of America, the consolidated balance sheet of the Alcatel Group as of December 31, 1998, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the year then ended, and, in our report dated March 11, 1999, we expressed an unqualified opinion on those statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1998, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the year then ended, is fairly stated, in all material respects, in relation to the consolidated balance sheet, and the related consolidated statement of income, cash flows and changes in shareholders' equity from which they have been derived.

Arthur Andersen LLP
Paris, France

September, 9, 1999, except for the amounts translated for convenience as described in Note (a), for which the date is December 15, 1999

                            ALCATEL AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                         SIX-MONTH PERIOD ENDED JUNE 30,
                                                 -----------------------------------------------
                                          NOTE   1999(A)    1999         1998           1998
                                          ----   -------   -------   ------------   ------------
                                                                     AS PUBLISHED   AS PUBLISHED
                                                   (IN MILLIONS EXCEPT PER SHARE INFORMATION)
Net sales...............................         $10,158   E10,091     E 9,391        E 21,259
Cost of sales...........................          (7,269)   (7,221)     (6,817)        (15,426)
                                                 -------   -------     -------        --------
GROSS PROFIT............................           2,889     2,870       2,575           5,833
Administrative and selling expenses.....          (1,528)   (1,518)     (1,391)         (3,027)
R&D costs...............................          (1,048)   (1,041)       (833)         (1,809)
                                                 -------   -------     -------        --------
INCOME FROM OPERATIONS..................  (3)        313       311         351             997
Financial income (loss).................  (4)        (52)      (52)         45              (4)
Restructuring costs.....................  (9)       (142)     (141)         (8)           (406)
Other revenue (expense).................  (5)        375       373       2,160           2,207
                                                 -------   -------     -------        --------
INCOME BEFORE AMORTIZATION OF GOODWILL
  AND TAXES.............................             493       490       2,547           2,795
Income tax..............................            (139)     (138)       (174)           (199)
Share in net income of equity
  affiliates............................              83        82         100             177
CONSOLIDATION NET INCOME BEFORE
  AMORTIZATION OF GOODWILL..............             438       435       2,473           2,774
Amortization of goodwill................            (194)     (193)       (151)           (424)
Minority interests......................             (19)      (19)         (4)             (9)
                                                 -------   -------     -------        --------
NET INCOME..............................             224       223       2,318           2,340
                                                 =======   =======     =======        ========
Basic earnings per share................  (6)       1.22      1.21       14.59           13.83
Diluted earnings per share..............  (6)       1.21      1.20       13.45           13.16

---------------

For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

              The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

                            ALCATEL AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                            JUNE 30,
                                                   ---------------------------   DECEMBER 31,
                                            NOTE   1999(A)    1999      1998         1998
                                            ----   -------   -------   -------   ------------
                                                                 (IN MILLIONS)
Goodwill, net............................    (7)   $ 6,020   E 5,981   E 4,202     E 4,036
Other intangible assets, net.............              566       562       134         411
                                                   -------   -------   -------     -------
INTANGIBLE ASSETS, NET...................            6,586     6,543     4,336       4,447
                                                   -------   -------   -------     -------
Property, plant and equipment............           10,265    10,198     9,538       9,817
Depreciation.............................           (6,553)   (6,510)   (6,207)     (6,188)
                                                   -------   -------   -------     -------
PROPERTY, PLANT AND EQUIPMENT, NET
  VALUE..................................            3,711     3,687     3,331       3,629
                                                   -------   -------   -------     -------
Share in net assets of equity
  affiliates.............................            1,285     1,277     1,001       1,182
Other investments and miscellaneous,
  net....................................            2,412     2,396     2,076       2,218
                                                   -------   -------   -------     -------
INVESTMENTS AND OTHER NON-CURRENT
  ASSETS.................................            3,697     3,673     3,077       3,400
                                                   -------   -------   -------     -------
TOTAL NON-CURRENT ASSETS.................           13,995    13,903    10,745      11,477
                                                   -------   -------   -------     -------
INVENTORIES AND WORK IN PROGRESS.........            4,110     4,083     3,887       3,468
                                                   -------   -------   -------     -------
Trade receivables and related accounts...            7,958     7,906     7,719       7,726
Other accounts receivable................            3,720     3,696     2,148       3,157
                                                   -------   -------   -------     -------
ACCOUNTS RECEIVABLE......................           11,678    11,601     9,867      10,882
                                                   -------   -------   -------     -------
Short-term investments...................              336       334     1,238         456
Marketable securities, net value.........            1,672     1,661       352       1,502
Cash.....................................            1,213     1,205     2,695       1,855
                                                   -------   -------   -------     -------
Cash and cash equivalents................            2,885     2,866     3,047       3,357
                                                   -------   -------   -------     -------
SHORT-TERM INVESTMENTS AND CASH AND CASH
  EQUIVALENTS............................            3,221     3,200     4,285       3,813
TOTAL CURRENT ASSETS.....................           19,009    18,884    18,039      18,163
                                                   -------   -------   -------     -------
TOTAL ASSETS.............................           33,003    32,787    28,784      29,640
                                                   =======   =======   =======     =======

---------------
For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

              The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

                            ALCATEL AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                               JUNE 30,
                                             ---------------------------------------------   DECEMBER 31,
                                      NOTE      1999(A)          1999            1998            1998
                                      ----   -------------   -------------   -------------   -------------
                                                                     (IN MILLIONS)
                                                BEFORE          BEFORE          BEFORE          BEFORE
                                             APPROPRIATION   APPROPRIATION   APPROPRIATION   APPROPRIATION
                                             -------------   -------------   -------------   -------------
Capital stock (E 10 nominal value;
198,781,381 shares issued at June
30, 1999; FF 40 nominal value
169,270,712 at June 30, 1998 and
198,710,296 at December 31, 1998)...            $ 2,001        E  1,988        E  1,032        E  1,212
Additional paid-in capital..........              6,553           6,510           6,071           7,272
Retained earnings...................              3,720           3,696           1,737           3,675
Cumulative translation
  adjustments.......................               (718)           (713)           (811)           (989)
Net income..........................                224             223           2,318              --
Less treasury stock at cost.........             (1,278)         (1,270)           (394)         (1,257)
                                                -------        --------        --------        --------
SHAREHOLDERS' EQUITY................   (8)       10,503          10,434           9,954           9,913
                                                -------        --------        --------        --------
MINORITY INTERESTS..................                458             455             453             438
                                                -------        --------        --------        --------
Accrued pension and retirement
  obligations.......................              1,126           1,119           1,172           1,232
Accrued contract costs and other
  reserves..........................   (9)        4,085           4,058           3,704           4,045
                                                -------        --------        --------        --------
TOTAL RESERVES FOR LIABILITIES AND
  CHARGES...........................              5,211           5,177           4,876           5,277
                                                -------        --------        --------        --------
Bonds and notes issued..............  (10)        3,236           3,215           2,730           2,134
Other borrowings....................              3,190           3,169           1,882           1,971
                                                -------        --------        --------        --------
TOTAL FINANCIAL DEBT................              6,426           6,384           4,612           4,105
                                                -------        --------        --------        --------
Customers' deposits and advances....              1,104           1,097           1,849           1,046
Trade payables and related
  accounts..........................              3,532           3,509           3,438           3,416
Other payables......................              5,771           5,733           3,601           5,446
                                                -------        --------        --------        --------
TOTAL OTHER LIABILITIES.............             10,406          10,338           8,889           9,908
                                                -------        --------        --------        --------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY............................             33,003          32,787          28,784          29,640
                                                =======        ========        ========        ========

---------------
For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

              The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

                            ALCATEL AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 FIRST HALF   FIRST HALF   FIRST HALF
                                                  1999(A)        1999         1998        1998
                                                 ----------   ----------   ----------   --------
                                                                  (IN MILLIONS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income.....................................  $      224       E 223      E 2,318     E 2,340
Minority interests.............................          19          19            4           9
Adjustments to reconcile income before minority
  interests to net cash provided by operating
  activities:
  Depreciation, amortization, net..............         668         664          540       1,239
  Changes in reserves for pension obligations,
     net.......................................        (115)       (114)          42          73
  Changes in other reserves, net...............         (14)        (14)        (190)       (351)
  Net (gain) loss on disposal of non-current
     assets....................................        (286)       (284)      (2,166)     (2,250)
  Share in net income of equity affiliates (net
     of dividends received)....................         (51)        (51)         (38)       (102)
                                                 ----------    --------     --------    --------
WORKING CAPITAL PROVIDED BY OPERATIONS.........         446         443          510         958
                                                 ----------    --------     --------    --------
Net change in current assets and liabilities:
  Decrease (increase) in accounts receivable...        (271)       (269)         162        (577)
  Decrease (increase) in inventories...........        (450)       (447)        (483)         (7)
  Increase (decrease) in accounts payable and
     accrued expenses..........................           8           8         (162)        156
  Changes in reserves on current assets
     (including accrued contract costs), net...           1           1          (99)        157
                                                 ----------    --------     --------    --------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES...................................        (266)       (264)         (71)        687
                                                 ----------    --------     --------    --------
CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from disposal of fixed assets.........          65          65           27         125
Capital expenditures...........................        (465)       (462)        (372)     (1,012)
Decrease (increase) in loans...................          24          24           28         (47)
Cash expenditures for acquisition of
  consolidated companies, net of cash acquired,
  and for acquisition of unconsolidated
  companies....................................      (2,050)     (2,037)         (19)       (893)
Cash proceeds from sale of previously
  consolidated companies, net of cash sold, and
  from sale of unconsolidated companies........         273         271        3,060       2,960
Decrease (increase) in short-term
  investments..................................         258         256         (570)        426
                                                 ----------    --------     --------    --------
NET CASH PROVIDED (USED) BY INVESTING
  ACTIVITIES...................................      (1,895)     (1,883)       2,154       1,559
NET CASH FLOW AFTER INVESTMENT.................      (2,161)     (2,147)       2,083       2,246
CASH FLOW FROM FINANCING ACTIVITIES:
Increase (decrease) in short-term debt.........         934         928       (2,786)     (2,758)
Proceeds from issuance of long-term debt.......       1,074       1,067          666         602
Proceeds from issuance of shares...............           5           5           47         277
Dividends paid.................................        (382)       (379)        (287)       (295)
                                                 ----------    --------     --------    --------
NET CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES...................................       1,632       1,621       (2,360)     (2,175)
                                                 ----------    --------     --------    --------
Net effect of exchange rate change.............          35          35           (5)        (43)
NET INCREASE (DECREASE) IN MARKETABLE
  SECURITIES AND CASH..........................        (494)       (491)        (282)         28
                                                 ----------    --------     --------    --------
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR.........................................       3,379       3,357        3,329       3,329
                                                 ----------    --------     --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......       2,885       2,866        3,047       3,357
                                                 ==========    ========     ========    ========

---------------

For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

              The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

                            ALCATEL AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                       TREASURY
                                                                                                        STOCK
                                NUMBER                ADDITIONAL              CUMULATIVE               OWNED BY
                               OF SHARES    CAPITAL    PAID-IN     RETAINED   TRANSLATION    NET     CONSOLIDATED   SHAREHOLDERS'
                              OUTSTANDING    STOCK     CAPITAL     EARNINGS   ADJUSTMENTS   INCOME   SUBSIDIARIES      EQUITY
                              -----------   -------   ----------   --------   -----------   ------   ------------   -------------
                                                                            (IN MILLIONS OF EURO)
BALANCE AT DECEMBER 31, 1997
AFTER APPROPRIATION.........  157,953,570      995       5,453      1,501        (855)          0         (394)         6,701
                              -----------    -----      ------      -----        ----       ------      ------         ------
Capital increase............   35,511,216      217       5,360                                                          5,577
DSC's goodwill charges to
 equity.....................                            (3,541)                                                        (3,541)
Net change in treasury stock
 owned by consolidated
 subsidiaries...............   (9,088,242)                              9                                 (863)          (854)
Translation adjustment......                                                     (135)                                   (135)
Effect on Thomson-CSF's
 stake in Alcatel Space.....                                          232                                                 232
Change in ALSTOM's profit...                                          (10)                                                (10)
Net income..................                                                                2,340                       2,340
Appropriation of net
 income.....................                                        1,943                   (2,340)                      (397)
                              -----------    -----      ------      -----        ----       ------      ------         ------
BALANCE AT DECEMBER 31, 1998
 AFTER APPROPRIATION........  184,376,544    1,212       7,272      3,675        (989)          0       (1,257)         9,913
Translation of the capital
 stock in euro..............                   775        (767)        (8)                                                  0
Capital increase............       71,085        1           5                                                              6
Net change in treasury stock
 owned by consolidated
 subsidiaries...............     (167,656)                             29                                  (13)            16
Translation adjustment......                                                      276                                     276
Net income..................                                                                  223                         223
                              -----------    -----      ------      -----        ----       ------      ------         ------
BALANCE AT JUNE 30, 1999....  184,279,973    1,988       6,510      3,696        (713)        223       (1,270)        10,434
                              ===========    =====      ======      =====        ====       ======      ======         ======

---------------

For 1997 and 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 = FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

              The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF ACCOUNTING POLICIES

      The interim consolidated financial statements of Alcatel and its consolidated subsidiaries (the "Group") are presented in accordance with the Conseil National de la Comptabilite (French Accounting Authorities) recommendation of March 1999 about interim statements and comply with the same accounting rules as year-end policies with the following specifications:

A)  SEASONAL NATURE OF ACTIVITY

      Interim net sales and income from operations recorded by the Telecom activity have been characterized during past financial years by a highly seasonal nature due to a high level of activity during the last quarter of the year, particularly in December. The company expects that this trend, the degree of which varies each year, will continue in 1999. Pursuant to the Conseil National de la Comptabilite (French Accounting Authorities) recommendation of March 1999, these seasonal net sales are accounted for under the same rules as year-end net sales; sales are recorded in the period in which they are achieved.

B)  PENSION AND RETIREMENT OBLIGATIONS

      For defined benefit pension plans, in order to harmonize the procedure throughout the Group, liabilities and prepaid expenses are determined from January 1, 1999, in accordance with Statements of Financial Accounting Standards no. 87 and no. 88 as follows:

      -- using the Projected Unit Credit Method (with projected final salary);

      -- recognising, over the expected average remaining working lives of the employees participating in the plan, actuarial gains and losses in excess of more than 10% of the present value of the defined benefit obligation or 10% of the fair value of any plan assets.

      The pension obligation for the first half 1999 has been set up using the extrapolation of the actuarial evaluation made for December 1998.

      Furthermore, the financial component of the periodic benefit cost (interest costs after deduction of return on plan assets) is from now on shown in the financial income rather than in the income from operations. For 1998 and the first half 1998, information has been restated in order to take into account this new presentation.

      The effect of change in valuation and presentation are detailed in Notes 3, 4 and 5.

C)  INCOME TAX

      For interim financial statements, the income tax charge is calculated by applying the estimated effective annual tax rate to net income for the period. The estimated effective annual tax rate takes account of any eventual tax credits.

D)  INTRODUCTION OF THE EURO

      The consolidated financial statements, previously presented in French francs, are now presented in euro. The financial statements denominated in French francs have been translated into euro using the fixed exchange rate applicable since January 1, 1999 (E 1 = FF 6.55957) for 1998 and the first semester 1998. From January 1, 1999, consolidated financial statements are prepared in euro.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- CHANGE IN CONSOLIDATED COMPANIES

      The main changes in the consolidated companies for the first half 1999 and for the year 1998 are as follows:

      -- In March 1998, Alcatel sold to ALSTOM (successor of GEC Alsthom NV) most of the Engineering and Systems segment's activities. In order to allow easier comparisons, the activities disposed of have been accounted for under the equity method from January 1, 1998 to March 31, 1998 (the effective date of the transaction). (Share in net income for the first quarter amounted to E 9 million.)

      -- In June 1998, ALSTOM made an international initial public offering of up to 120.9 million shares, including 11.7 million new shares and 109.2 million shares previously held by GEC and Alcatel and its 100% owned subsidiary Societe Immobiliere Kleber-Lauriston (SIKL). Following the offering, Alcatel retains a 24% stake in the capital. In order to allow easier comparisons, ALSTOM is accounted for under the equity method from January 1, 1998 and the accounting date for the disposal is June 30, 1998. (Share in net income at 50% for the first half 1998 amounted to E 59 million.)

      -- In April 1998, Alcatel signed with Aerospatiale, Dassault Industries,
        Thomson-CSF and Thomson SA a cooperation agreement for the purpose of creating a significant defense and electronics entity by grouping within Thomson-CSF the electronic and defense activities of Alcatel and Dassault Electronique and by grouping the satellite activities of Alcatel, Aerospatiale and Thomson-CSF within a single company, Alcatel Space. Following these transactions, Alcatel held a 16.36% stake in Thomson-CSF and a 51% stake in Alcatel Space. As of December 31, 1998, Alcatel's stake in Thomson-CSF had decreased to 15.84% due to the increase in capital of Thomson-CSF in connection with its tender offer for Dassault Electronique.

      In view of Alcatel's role in managing Thomson-CSF as outlined in the Shareholders Agreement among the shareholders of Thomson-CSF and Alcatel's 15.84% share in Thomson-CSF, Alcatel has a significant influence on Thomson-CSF, and therefore accounts for it under the equity method. Alcatel Space is fully consolidated.

       The transactions are accounted for as of January 1, 1998.

      -- In September 1998, Alcatel closed in a stock-for-stock transaction the acquisition of DSC Communications Corporation, a U.S. company with a strong position in access and switching products for fixed and mobile networks. Upon closing, 19,504,775 Alcatel shares were issued and DSC shareholders received 0.815 Alcatel ADSs (American Depositary Shares), which represents 0.163 shares of ordinary Alcatel stock, for each outstanding DSC share. At the end of the year 1998, Alcatel combined DSC's activities with those of its United States operations. DSC (now Alcatel USA, Inc) has been consolidated since September 1998.

      -- In November 1998, Alcatel sold to Mannesmann Dematic AG its postal automation activities comprising the French APAS SA entity, as well as a division of Alcatel Bell in Belgium.

      -- In December 1998, Alcatel acquired, for $290 million in cash, Packet
        Engines Inc, a U.S. company which make routers and powerful Ethernet switches for local access networks. This company will be consolidated from January 1, 1999.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      -- In March 1999, Alcatel acquired for $350 million Assured Access
        Technology Inc, a U.S. company which is an innovative developer of leading remote access solutions for the rapidly expanding IP carrier market. This company is consolidated from April 1, 1999.

      -- Early in April 1999, Alcatel successfully completed its tender offer launched at the beginning of March 1999 for $37.00 per share (the transaction is valued at approximately $2.0 billion) for Xylan Corporation, a U.S. company with a fast-growing position in the enterprise data market. This company is consolidated from April 1, 1999.

      -- In June 1999, Alcatel acquired for $180 million Internet Devices Inc., a U.S. leading provider of IP-based Virtual Private Network solutions. This company will be consolidated from July 1, 1999.

NOTE 3 -- INFORMATION BY BUSINESS SEGMENT AND BY GEOGRAPHICAL AREA

A)  INFORMATION BY BUSINESS SEGMENT

       The tables below break down information by business segment:

      -- Networking: fixed and mobile switching and voice and data networking, fixed and mobile radio infrastructure, networking implementation and design.

      -- Internet and Optics: terrestrial and submarine transmission, ADSL, satellites.

      -- Enterprise and Consumer: PBX, corporate networking, terminals.

      -- Telecom components: network and data cables, mobile components, power systems and mechanical components for telecom systems.

      -- Energy cables: energy cables and enamelled wires and power systems.

      -- Other: includes miscellaneous businesses outside Alcatel's core business, such as postal automation (sold to Mannesmann in 1998), defense activities (sold to Thomson-CSF in 1998), corporate purchasing, reinsurance and banking activities and corporate expenses. None of these activities meets sufficient quantitative criteria to be disclosed as reportable segments.

      Following the new organization, effective January 1, 1999, wireline and wireless access systems activities were transferred to the Networking segment from the Transport and Access segment, which was renamed the Internet and Optics segment. The former HSS activity was transferred from the Enterprise and Consumer segment to the Networking segment. The Battery activities were transferred from the Telecom Components segment to the Energy Cables segment.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      For 1998 and the first half 1998, information has been restated in order to take into account this new information by business segment and the new presentation of the financial component of the pension costs. Figures for the year 1998 and the first semester 1998 amount respectively to E 46 million and E 23 million (Note 1(b)).

                                                 INTERNET   ENTERPRISE
                                                   AND         AND        TELECOM     ENERGY             TOTAL
JUNE 30, 1999                       NETWORKING    OPTICS     CONSUMER    COMPONENTS   CABLES   OTHER     GROUP
-------------                       ----------   --------   ----------   ----------   ------   ------   -------
                                                   (IN MILLIONS OF EURO, EXCEPT FOR STAFF COUNT)
Net sales
-- segments......................      3,087       2,354       1,548        1,540     1,759        83
-- between segments..............         (7)         (1)        (13)        (218)      (29)      (12)
                                      ------      ------      ------       ------     ------   ------   -------
Net sales........................      3,080       2,353       1,535        1,322     1,730        71    10,091
                                      ------      ------      ------       ------     ------   ------   -------
Income from operations...........         55          88         (36)         151        37        16       311
Depreciation of property, plant
  and equipment, net.............        121          86          40           56        63        33       400
Appropriation reserves (current
  assets and accrued contract
  costs).........................         22         (24)        (11)         (11)       (8)       27        (4)
Capital expenditures.............        104         105          58           60        47        15       389
Property, plant and equipment....      1,044         675         319          771       590       288     3,687
Inventories and work in
  progress.......................      1,289       1,264         524          383       575        48     4,083
Other current assets from
  operations(a)..................      3,082       2,598         787          356     1,025       434     8,282
Total assets from operations.....      5,415       4,537       1,630        1,509     2,189       770    16,052
                                      ------      ------      ------       ------     ------   ------   -------
Staff............................     42,852      20,554      15,717       17,785     17,698    3,847   118,453

---------------

(a)  Total current assets from operations for
     reportable segments..........................  8,282
     Eliminations of inter-segment operations.....   (199)
                                                    -----
     Total consolidated trade receivables and
     advances.....................................  8,083
                                                    =====

                                                 INTERNET   ENTERPRISE
                                                   AND         AND        TELECOM     ENERGY             TOTAL
JUNE 30, 1998 RESTATED*             NETWORKING    OPTICS     CONSUMER    COMPONENTS   CABLES   OTHER     GROUP
-----------------------             ----------   --------   ----------   ----------   ------   ------   -------
                                                   (IN MILLIONS OF EURO, EXCEPT FOR STAFF COUNT)
Net sales
-- segments......................      2,872       1,845       1,373        1,545     1,891       305
-- between segments..............         (3)         (7)        (12)        (241)      (23)      (28)
Net sales........................      2,869       1,838       1,361        1,304     1,868       277     9,517
Income from operations...........         71         136         (54)         125        82        33       393
                                      ------      ------      ------       ------     ------   ------   -------
Staff............................     41,024      19,642      16,231       19,146     17,502    5,441   118,986
                                      ------      ------      ------       ------     ------   ------   -------

---------------

* Taking into account from January 1, 1998, the disposal of the Defense business and the contribution of the new Space activities from Thomson-CSF.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                 INTERNET   ENTERPRISE
                                                   AND         AND        TELECOM     ENERGY             TOTAL
1998 RESTATED                       NETWORKING    OPTICS     CONSUMER    COMPONENTS   CABLES   OTHER     GROUP
-------------                       ----------   --------   ----------   ----------   ------   ------   -------
                                                   (IN MILLIONS OF EURO, EXCEPT FOR STAFF COUNT)
Net sales
-- segments......................      6,790       4,651       3,126        3,101     3,684       601
-- between segments..............         (8)         (6)        (20)        (441)      (43)     (177)
Net sales........................      6,782       4,646       3,106        2,660     3,641       424    21,259
Income from operations...........        238         462         (69)         298       141       (26)    1,044
                                      ------      ------      ------       ------     ------   ------   -------
Staff............................     42,625      19,906      14,699       18,028     17,425    5,589   118,272
                                      ------      ------      ------       ------     ------   ------   -------

B)  INFORMATION BY GEOGRAPHICAL AREA

                                                          REST OF             NORTH     REST OF
                                     FRANCE    GERMANY    EUROPE    ASIA     AMERICA     WORLD     CONSOLIDATED
                                     ------    -------    -------   -----    -------    -------    ------------
                                                   (IN MILLIONS OF EURO, EXCEPT FOR STAFF COUNT)
JUNE 30, 1999
NET SALES
  -- by subsidiary location.......   3,653      1,056      2,666      330     1,870        516        10,091
  -- by geographical market.......   1,601        847      3,662      881     1,983      1,117        10,091
JUNE 30, 1998 (RESTATED)*
NET SALES
  -- by subsidiary location.......   3,669      1,015      2,728      314     1,373        418         9,517
  -- by geographical market.......   1,681        874      3,399      920     1,399      1,244         9,517
DECEMBER 31, 1998 (RESTATED)*
NET SALES
  -- by subsidiary location.......   8,203      2,436      6,238      732     3,037        614        21,259
  -- by geographical market.......   3,681      2,082      6,774    2,063     3,437      3,222        21,259
Income from operations............     230          2        423       21       231        137         1,044
Property, plant and equipment,
  net.............................   1,034        531        963       57       816        229         3,629
Total assets......................   15,354     2,399      6,591      670     3,359      1,267        29,640
Staff.............................   38,267    17,685     35,139    3,575    15,688      7,918       118,272

---------------

* Same restatements as those presented in information by business segment.

NOTE 4 -- FINANCIAL INCOME (LOSS)

                                                                       JUNE 30,
                                                                ----------------------
                                                                1999    1998     1998
                                                                ----    -----    -----
                                                                (IN MILLIONS OF EURO)
Net interest (expense) income*..............................    (53)      (68)     (49)
Dividends**.................................................     32       119      128
Provisions for depreciation of investments..................     (6)       (2)     (16)
Net exchange gain (loss)....................................      7        (9)     (66)
Financial item of retirement fees***........................    (26)       --       --
Other financial items (net).................................     (6)        4       (1)
                                                                ---     -----    -----
FINANCIAL INCOME (LOSS).....................................    (52)       45       (4)
                                                                ===     =====    =====

---------------

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

* of which E 74 million for 1998 and E 26 million for the first semester 1998 relating to unamortized premium regarding the 2.5% 1994 convertible bonds converted during 1998.

** received from unconsolidated companies, which includes E 92 million of exceptional dividends received from Havas in the first half 1998.

*** in compliance with accounting treatment mentioned in Note 1(b), the corresponding figures for the first half 1998 and the year 1998 amount respectively to E 23 million and E 46 million.

NOTE 5 -- OTHER REVENUE (EXPENSE)

                                                                       JUNE 30,
                                                                ----------------------
                                                                1999    1998     1998
                                                                ----    -----    -----
                                                                (IN MILLIONS OF EURO)
Net capital gains on disposal of fixed assets*..............    208     2,166    2,250
Other (net)**...............................................    165        (6)     (43)
                                                                ---     -----    -----
TOTAL.......................................................    373     2,160    2,207
                                                                ===     =====    =====

---------------

* which includes E 2,098 million relating to the disposal of Cegelec and Alstom for the first half 1998 and 1998.

** which includes for the first half 1999, E 67 million relating to the change in actuarial valuation of the pension obligation due to the adoption of the U.S. accounting standards (Note 1(b)) and E 77 million relating to the conversion of the Vivendi's convertible bonds at the beginning of 1999.

NOTE 6 -- EARNINGS PER SHARE

      The number of shares and share equivalents used to calculate net income per share and diluted earnings per share is defined in accordance with U.S. accounting standards.

      Net income per share is computed on the basis of the weighted average number of shares issued after deduction of the weighted average number of shares owned by group subsidiaries.

      Diluted earnings per share take into account share equivalents having a dilutive effect after deduction of the weighted average number of share equivalents owned by group subsidiaries. Net income is adjusted for after tax interest expense of related convertible bonds. The dilutive effect of stock option plans is calculated using the treasury stock method.

      The following tables present a reconciliation of the net income per share and the diluted earnings per share for each period disclosed:

                                                                          NUMBER       PER SHARE
JUNE 30, 1999                                            NET INCOME      OF SHARES      AMOUNT
-------------                                           ------------    -----------    ---------
                                                        (IN MILLIONS
                                                          OF EURO)
Net income per share................................          223       184,254,037       1.21
Stock option plans..................................            0         1,591,564         --
Convertible bonds...................................                                        --
                                                            -----       -----------      -----
DILUTED EARNINGS PER SHARE..........................          223       185,845,601       1.20
                                                            =====       ===========      =====
DILUTED EARNINGS PER SHARE BEFORE AMORTIZATION OF
  GOODWILL..........................................          409       185,845,601       2.20
                                                            =====       ===========      =====

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      At June 30, 1999, certain securities having a potential dilutive effect in the future were not included in the computation of diluted earnings per share because to do so would have been antidilutive:

      -- 7% convertible bonds issued by DSC Communications in 1997;

      Consolidated subsidiaries owned 14,476,853 shares and zero share equivalents.

                                                                          NUMBER       PER SHARE
JUNE 30, 1998                                            NET INCOME      OF SHARES      AMOUNT
-------------                                           ------------    -----------    ---------
                                                        (IN MILLIONS
                                                          OF EURO)
Net income per share................................        2,318       158,921,794      14.59
Stock option plans..................................           --         2,008,051         --
Convertible bonds...................................           11        12,192,714         --
                                                            -----       -----------      -----
DILUTED EARNINGS PER SHARE..........................        2,329       173,122,559      13.45
                                                            =====       ===========      =====
DILUTED EARNINGS PER SHARE BEFORE AMORTIZATION OF
  GOODWILL..........................................        2,480       173,122,559      14.32

      At June 30, 1998, no share equivalent having a potential dilutive effect in the future existed. Group subsidiaries owned 5,245,510 shares and 2,200,790 share equivalents.

                                                                          NUMBER       PER SHARE
1998                                                     NET INCOME      OF SHARES      AMOUNT
----                                                    ------------    -----------    ---------
                                                        (IN MILLIONS
                                                          OF EURO)
Basic earnings per share............................        2,340       169,142,442      13.83
Stock option plans..................................           --         1,524,791         --
Convertible bonds...................................            5         7,521,511         --
                                                            -----       -----------      -----
DILUTED EARNINGS PER SHARE..........................        2,345       178,188,744      13.16
                                                            =====       ===========      =====
DILUTED EARNINGS PER SHARE BEFORE AMORTIZATION OF
  GOODWILL..........................................        2,760       178,188,744      15.49

      At December 31, 1998, no share equivalent having a potential dilutive effect in the future existed. Consolidated subsidiaries owned 7,419,355 shares and 1,420,840 share equivalents.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- GOODWILL, NET

                                                                                  JUNE 30,
                                                       JUNE 30, 1999                1998     1998
                                             ----------------------------------   --------   -----
                                                            CUMULATIVE
ACQUISITIONS                                 GROSS VALUE   AMORTIZATION    NET      NET       NET
------------                                 -----------   ------------   -----   --------   -----
                                                             (IN MILLIONS OF EURO)
CFA.......................................      2,910         (1,330)     1,580    1,725     1,652
Xylan.....................................      1,439            (18)     1,421       --        --
Telettra..................................      1,546           (976)       570      625       592
Alcatel Cable.............................        398            (70)       328      348       338
Assured Access............................        329             (4)       325       --        --
Packet Engine.............................        286             (7)       279       --        --
STC.......................................        907           (688)       219      246       218
NTS Rockwell..............................        669           (419)       250      261       233
AEG Kabel.................................        380           (278)       102      120       116
Canada Wire and Cable.....................        206           (206)         0        0        --
Alcatel Space.............................        472            (36)       436      254       398
Others....................................      1,011           (540)       471      623       488
                                               ------         ------      -----    -----     -----
TOTAL.....................................     10,553         (4,572)     5,981    4,202     4,036
                                               ======         ======      =====    =====     =====

      The acquisition of the U.S. company DSC was financed by capital increase and therefore the related goodwill (E 3,541 million) was charged against shareholders' equity. Amortization of goodwill charged to shareholders' equity would have amounted to E 101 million for the first semester 1999 (E 84 million in 1998 and E 13 million for the first semester 1998).

      The caption "other reserves" includes the negative goodwill (net) related to the acquisition of Thomson-CSF in 1998 for E 167 million at June 1999 (Note
9). The negative goodwill will be amortized over a twenty year period. Cumulative amortization of negative goodwill amounted to E 13 million at June 30, 1999.

NOTE 8 -- SHAREHOLDERS' EQUITY

      The annual shareholders' meeting of June 10, 1999 determined the net dividend per share to be E 2.00 before tax credit. Dividends were paid on June 30, 1999, giving rise to an aggregate distribution of E 397 million.

NOTE 9 -- ACCRUED CONTRACT COSTS AND OTHER RESERVES

A)  ANALYSIS BY TYPE

                                                               JUNE 30,   JUNE 30,
                                                                 1999       1998     1998
                                                               --------   --------   -----
                                                                  (IN MILLIONS OF EURO)
Accrued contract costs......................................    2,133      1,606     2,042
Reserves for restructuring..................................      900        926       915
Other reserves*.............................................    1,025      1,172     1,088
                                                                -----      -----     -----
TOTAL.......................................................    4,058      3,704     4,045
                                                                =====      =====     =====

---------------

* of which E 178 million of negative goodwill relating to the acquisition of Thomson-CSF at December 31, 1998 and E 167 million at June 30, 1999.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      Accrued contract costs relate primarily to warranties, cost of completed billed contracts, contract losses and penalties relating to commercial contracts.

B)  ANALYSIS OF RESERVES FOR RESTRUCTURING

                                                         JUNE 30, 1999    JUNE 30, 1998    1998
                                                         -------------    -------------    -----
                                                                  (IN MILLIONS OF EURO)
OPENING BALANCE                                               915             1,303        1,303
Expensed during year.................................        (173)             (168)        (585)
New plans and adjustments to previous estimates......         141                 8          406
Effect of acquisition (disposal) of consolidated
  subsidiaries.......................................          (1)             (213)        (193)
Currency translation adjustments and others..........          19                (3)         (16)
                                                             ----             -----        -----
CLOSING BALANCE......................................         900               926          915
                                                             ====             =====        =====

      A plan aimed at adapting the level of workforce and rationalizing manufacturing facilities and distribution activities of the Telecom and Cables sectors was set up in 1995 for the three year period 1996/1998 and mainly concerns the subsidiaries in France, Italy, Germany, Spain and Belgium. This plan is expected to be completed in 1999.

   The main activities concerned by the new 1998 plan are the following:

      -- restructuring of U.S. operations following the DSC acquisition,

      -- reorganization of the "carrier data" activity in the United States and in France.

      For the first half 1999, it concerns essentially the HFC activity (Hybrid Fiber Coax) in Germany, which will be discontinued, as well as of adjustments of existing plans.

NOTE 10 -- OTHER BONDS AND NOTES

   The main changes for the first half 1999 are analyzed as follows:

      -- issuance by Alcatel, on February 17, 1999, of a E 1,000 million convertible bond, bearing interest at 4,375% rate and maturing on February 17, 2009.

      -- redemption for 2,500 million yen (E 28 million) of samurai bonds amounting to 20,000 million yen issued in 1997.

NOTE 11 -- SUMMARY OF DIFFERENCES BETWEEN FRENCH AND UNITED STATES GENERALLY
           ACCEPTED ACCOUNTING PRINCIPLES

      The accompanying Unaudited Condensed Consolidated Interim Financial Statements have been prepared in accordance with French GAAP which differ in certain significant respects from those applicable in the United States (U.S.
GAAP). These differences relate mainly to the following items, and the necessary adjustments are shown in the table set forth below (see Note 12).

(A)  ACCOUNTING FOR GAINS ON SALES OF TREASURY STOCK

      Alcatel includes gains on its own shares sold by its subsidiaries in the determination of its income. Under U.S. GAAP, such gains are credited directly to equity.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(B)  AMORTIZATION OF ACQUISITION GOODWILL

      In France, goodwill is generally amortized over 20 years. Under U.S. GAAP, goodwill must be amortized against income over its estimated life not to exceed 40 years. The company has concluded that the goodwill has an indeterminate life and, as a result, has used a 40-year life in preparing the U.S. GAAP reconciliation. For the most recent U.S. acquisitions, the remaining goodwill, after allocation to the purchase price of research and development in process, is amortized over a 20-year life in French GAAP as well as in U.S. GAAP.

(C) FAIR VALUE ACCOUNTING FOR THE MERGERS WITH COMPAGNIE FINANCIERE ALCATEL, ALSTHOM AND GENERALE OCCIDENTALE

      Alcatel accounted for the mergers with Compagnie Financiere Alcatel, Alsthom and Generale Occidentale, paid for with its own newly-issued shares, on the basis of the historical value of the net assets transferred to the Group. Under U.S. GAAP, the net assets acquired by issuing shares are recorded at the fair value of the shares issued using the purchase accounting method. Accordingly, additional goodwill amortization has been reflected in the U.S. GAAP reconciliation.

(D)  ACQUISITION GOODWILL CHARGED AGAINST SHAREHOLDERS' EQUITY

      A portion of the goodwill related to the acquisition of a majority interest in Telettra (1991), Alcatel SEL (1992), DSC Communications Corporation
(1998) and of the 30% stake in Alcatel n.v. (1992) were directly charged against shareholders' equity. Under U.S. GAAP, acquisition goodwill is classified as an intangible asset. For reconciliation purposes, the Company has amortized acquisition goodwill over a 40-year life (over a 20-year life for DSC).

(E)  ACCOUNTING FOR MARKETABLE SECURITIES AND MARKETABLE EQUITY SECURITIES

      Alcatel accounts for its investments at the lower of historical cost or fair value, assessed investment by investment. Under U.S. GAAP, certain investments in equity securities are stated at fair value. Changes in fair value related to trading securities are included in net income while those relating to available-for-sale securities are included directly in shareholders' equity.

(F)  LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFIT AND OTHER
COSTS

      Alcatel accounts for such liabilities when restructuring programs have been finalized and approved by group management. The group has applied EITF 94-3, SFAS 88 and SFAS 112 in preparing the U.S. GAAP reconciliation. Under such requirements, the conditions to be met in order to record a restructuring reserve in the balance sheet are more stringent than under Alcatel's policy.

(G)  ACCOUNTING FOR CLOSING OF DUPLICATE FACILITIES OF ACQUIRING COMPANIES

      Under certain conditions, Alcatel accounted for costs incurred to close duplicate facilities of acquiring companies as part of the cost of acquisition. Under U.S. GAAP, such costs are charged to income.

(H)  ACCOUNTING FOR THE ACQUISITION OF THE 30% STAKE IN ALCATEL N.V.

      In connection with this transaction, Alcatel used forward exchange contracts to reduce its foreign currency exposure relative to the cash payments in 1993 and 1994. The premium on these contracts was

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

charged to expenses in 1992 net income. Under U.S. GAAP, the premium should be included in net income over the life of the contracts.

      In addition, this investment was accounted for at the price contractually agreed which did not include any interest factor. Under U.S. GAAP, this investment would be recorded using the present value of the future payments.

(I)  INCOME TAXES

      Income taxes have been accounted for in accordance with the Financial Accounting Standard Board's Statement no. 109 "Accounting for Income Taxes." From January 1, 1998, Alcatel's accounting policies are in line with the recognition of deferred tax assets under U.S. GAAP. Consequently, there will be no more adjustment for the purpose of reconciliation to U.S. GAAP except for the tax effect of other adjustments and tax on undistributed earnings on equity investments.

(J)  ACCOUNTING FOR THOMSON CSF'S INVESTMENT

      The investment in Thomson CSF's shares has been accounted for as an exchange of a similar line of business and is recorded at carryover basis without impact in the income statement. Under U.S. GAAP, such transactions are recorded at fair value, with recognition of a gain based on the proportion of the business that is "sold."

(K)  ACCOUNTING FOR THE U.S. INVESTMENTS

      The costs identified with research and development activities which have no alternative future use, are not distinguished as part of acquisition cost and have been considered as goodwill. Under U.S. GAAP, such costs are to be allocated to the purchase price and expensed at the date of acquisition if technological feasibility has not been established and no alternative commercial use has been identified.

(L)  OTHER COMPREHENSIVE INCOME

      Statement of Financial Accounting Standards no. 130, "Other Comprehensive Income," effective for financial periods beginning after December 15, 1997, requires retroactive reporting of comprehensive income and its components, displayed as prominently as other financial statements. Comprehensive income may be defined for U.S. GAAP purposes as the change in equity of a business enterprise from transactions and other events and circumstances from non-owner sources. French GAAP does not require separate disclosure of all such changes in equity during a fiscal period.

NOTE 12 -- RECONCILIATION TO U.S. GAAP

      The following is a summary of the estimated adjustments to the Consolidated Income Statements for the six-month period ended June 30, 1999 and June 30, 1998 and the year 1998 and Alcatel shareholders' equity at June 30, 1999 and December 31, 1998, which would be required if U.S. GAAP had been applied instead of French GAAP.

      On January 1, 1999, the euro was introduced as the common legal currency of eleven member states of the European Economic and Monetary Union, including France. The Company has adopted the euro as its reporting currency in its Consolidated Financial Statements and translated all French franc amounts at the fixed exchange rate for French francs to euro for 1998. From January 1, 1999, Consolidated Financial Statements are prepared in euro. Although these 1998 statements depict the same trends as would have been shown had they been presented in French francs, they may not be directly

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

comparable to the financial statements of other companies that have also been restated in euro. Prior to the adoption of the euro, the currencies of other countries fluctuated against the French francs, but because the euro did not exist prior to January 1, 1999, historical exchange rates for euro are not available. A comparison of the Company's financial statements and those of another company that had historically used a reporting currency other than the French franc that takes into account actual fluctuation in exchange rates could give a much different impression than a comparison of the financial statements and those of another company as translated into euro. Note 1(d) to the Consolidated Financial Statements explains how the amounts in these statement were translated.

(1)  NET INCOME

                                                 SIX-MONTH PERIOD ENDED JUNE 30,
                                                 -------------------------------
                                                 1999(A)      1999        1998        1998
                                                 -------    --------    --------    --------
                                                                (IN MILLIONS)
NET INCOME AS REPORTED IN THE CONSOLIDATED
INCOME STATEMENTS.............................   $   224    E    223    E  2,318    E  2,340
Accounting for gains on sales of treasury
  stock.......................................                                --          --
Amortization of acquisition goodwill..........        95          94          83         153
Fair value accounting for the mergers of
  Alcatel with subsidiaries (amortization of
  acquisition goodwill).......................        (6)         (6)         (6)        (12)
Acquisition goodwill charged against
  shareholders' equity........................       (67)        (67)         (6)        (53)
Accounting for investments in securities......        63          63          70           2
Restructuring plans...........................      (110)       (109)         10          40
Accounting for the acquisition of the 30%
  stake in Alcatel n.v. ......................         1           1           1           1
Income taxes..................................         4           4         (91)       (329)
Accounting for disposal of Cegelec and
  ALSTOM......................................         0           0        (124)       (124)
Accounting for Thomson CSF's investment.......       (13)        (13)        601         430
Purchased in process research and development
  (US investments)............................      (303)       (301)         --      (1,096)
Other adjustments*............................      (146)       (145)        (26)       (212)
Tax effect of the above adjustments...........       (49)        (49)        (20)         39
                                                 -------    --------    --------    --------
NET INCOME ACCORDING TO U.S. GAAP.............   $  (307)   E   (305)   E  2,810    E  1,179
                                                 =======    ========    ========    ========

---------------

For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

* For 1999, concerns mainly the cancellation of E 67 million relating to the change in actuarial valuation of the pension obligation due to the adoption of U.S. accounting standards (Note 1(b)) and E 77 million relating to the conversion of the Vivendi's convertible bonds at the beginning of 1999.

    For 1998, concerns mainly retirement benefits and unpaid interest and unamortized premiums on converted bonds (see Note 4).

(a) Translation of amounts from euro ("E ") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

                            ALCATEL AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(2)  STATEMENT OF COMPREHENSIVE INCOME

      Under U.S. GAAP, the following information would be displayed within the consolidated financial statements as either a separate statement or as a component of the consolidated statements of changes in shareholders' equity and minority interest.

                                                 SIX-MONTH PERIOD ENDED JUNE 30,
                                                 -------------------------------
                                                 1999(A)      1999        1998        1998
                                                 -------    --------    --------    --------
                                                                (IN MILLIONS)
NET INCOME UNDER U.S. GAAP....................   $  (307)   E   (305)   E  2,810    E  1,179
Foreign currency translation adjustments......       285         283          30        (144)
Unrealized gains on securities................       100          99         497         398
Minimum pension liabilities adjustments.......       (53)        (53)         91          77
Tax effect on the above adjustments...........        (6)         (6)       (157)       (126)
                                                 -------    --------    --------    --------
COMPREHENSIVE INCOME ACCORDING TO U.S. GAAP...   $    18    E     18    E  3,271    E  1,384
                                                 =======    ========    ========    ========

---------------

For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 =
FF 6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E ") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

(3)  SHAREHOLDERS' EQUITY

                                                             SIX-MONTH PERIOD ENDED JUNE 30,
                                                             -------------------------------
                                                             1999(A)      1999        1998
                                                             -------    --------    --------
                                                                      (IN MILLIONS)
SHAREHOLDERS' EQUITY AS REPORTED IN THE
CONSOLIDATED INTERIM BALANCE SHEET........................   $10,503    E 10,434    E  9,913
Amortization of acquisition goodwill......................       553         549         451
Fair value accounting for the mergers of Alcatel with
  subsidiaries (acquisition goodwill).....................       529         526         532
Acquisition goodwill charged against shareholders'
  equity..................................................     2,780       2,762       2,829
Accounting for investments in securities..................     1,004         997         835
Restructuring plans.......................................       195         194         296
Accounting for the acquisition of the 30% stake in Alcatel
  n.v.....................................................       (45)        (45)        (46)
Income taxes..............................................      (164)       (163)       (165)
Accounting for disposal of Cegelec and GEC ALSTOM.........      (125)       (124)       (124)
Accounting for the investment in Thomson-CSF..............       555         551         564
Purchased in process research and development related to
  U.S. investments........................................      (303)       (301)         --
Other adjustments.........................................      (310)       (308)       (191)
Tax effect of the above adjustments.......................      (438)       (435)       (374)
Minority interests........................................         1           1          (7)
                                                             -------    --------    --------
SHAREHOLDERS' EQUITY ACCORDING TO U.S. GAAP...............   $14,735    E 14,638    E 14,514
                                                             =======    ========    ========

---------------
For 1998, the Consolidated Financial Statements have been prepared in French francs and translated into euro using the fixed exchange rate of E 1.00 = FF
6.55957 applicable since January 1, 1999 (see Note 1(d)).

(a) Translation of amounts from euro ("E") into U.S. Dollars ("$") has been made solely for the convenience of the reader at the Noon Buying Rate of E 1.00 = $1.0066 on December 15, 1999.

                                    ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.,

                                    ALCATEL

                                      AND

                               EDEN MERGER CORP.

                         Dated as of September 27, 1999

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I     THE MERGER..................................................     A-5
SECTION 1.1   THE MERGER..................................................     A-5
SECTION 1.2   EFFECT ON COMMON STOCK......................................     A-6
SECTION 1.3   EXCHANGE OF CERTIFICATES....................................     A-7
SECTION 1.4   TRANSFER TAXES; WITHHOLDING.................................     A-9
SECTION 1.5   STOCK OPTIONS...............................................     A-9
SECTION 1.6   LOST CERTIFICATES...........................................     A-9
SECTION 1.7   MERGER CLOSING..............................................     A-9
SECTION 1.8   STOCK TRANSFER BOOKS........................................    A-10
SECTION 1.9   RESTRICTED STOCK............................................    A-10
ARTICLE II    THE SURVIVING CORPORATION...................................    A-10
SECTION 2.1   ARTICLES OF INCORPORATION...................................    A-10
SECTION 2.2   BY-LAWS.....................................................    A-10
SECTION 2.3   OFFICERS AND DIRECTORS......................................    A-10
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............    A-10
SECTION 3.1   CORPORATE EXISTENCE AND POWER...............................    A-10
SECTION 3.2   CORPORATE AUTHORIZATION.....................................    A-11
SECTION 3.3   CONSENTS AND APPROVALS; NO VIOLATIONS.......................    A-11
SECTION 3.4   CAPITALIZATION..............................................    A-12
SECTION 3.5   SUBSIDIARIES................................................    A-13
SECTION 3.6   SEC DOCUMENTS...............................................    A-13
SECTION 3.7   FINANCIAL STATEMENTS........................................    A-13
SECTION 3.8   ABSENCE OF UNDISCLOSED LIABILITIES..........................    A-14
SECTION 3.9   PROXY STATEMENT; FORM F-4...................................    A-14
SECTION 3.10  ABSENCE OF MATERIAL ADVERSE CHANGES, ETC....................    A-14
SECTION 3.11  TAXES.......................................................    A-15
SECTION 3.12  EMPLOYEE BENEFIT PLANS......................................    A-16
SECTION 3.13  LITIGATION; COMPLIANCE WITH LAWS............................    A-18
SECTION 3.14  LABOR MATTERS...............................................    A-18
SECTION 3.15  CERTAIN CONTRACTS AND ARRANGEMENTS..........................    A-18
SECTION 3.16  ENVIRONMENTAL MATTERS.......................................    A-19
SECTION 3.17  INTELLECTUAL PROPERTY.......................................    A-20
SECTION 3.18  OPINION OF FINANCIAL ADVISOR................................    A-22
SECTION 3.19  BOARD RECOMMENDATION........................................    A-22
SECTION 3.20  TAX TREATMENT...............................................    A-22
SECTION 3.21  FINDERS' FEES...............................................    A-22

                                                                              PAGE
                                                                              ----
SECTION 3.22  AFFILIATE TRANSACTIONS......................................    A-22
SECTION 3.23  INSURANCE...................................................    A-22
SECTION 3.24  YEAR 2000 COMPLIANCE........................................    A-22
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
              22..........................................................    A-23
SECTION 4.1   CORPORATE EXISTENCE AND POWER...............................    A-23
SECTION 4.2   AUTHORIZATION...............................................    A-23
SECTION 4.3   CONSENTS AND APPROVALS; NO VIOLATIONS.......................    A-23
SECTION 4.4   CAPITALIZATION..............................................    A-24
SECTION 4.5   SEC DOCUMENTS...............................................    A-24
SECTION 4.6   FINANCIAL STATEMENTS........................................    A-24
SECTION 4.7   ABSENCE OF MATERIAL ADVERSE CHANGES, ETC....................    A-25
SECTION 4.8   PROXY STATEMENT; FORM F-4...................................    A-25
SECTION 4.9   LITIGATION; COMPLIANCE WITH LAWS............................    A-25
SECTION 4.10  INTELLECTUAL PROPERTY.......................................    A-25
SECTION 4.11  MERGER SUB'S OPERATIONS.....................................    A-25
SECTION 4.12  TAX TREATMENT...............................................    A-25
SECTION 4.13  FINDERS' FEES...............................................    A-26
ARTICLE V     COVENANTS OF THE PARTIES....................................    A-26
SECTION 5.1   CONDUCT OF THE BUSINESS OF THE COMPANY......................    A-26
SECTION 5.2   CONDUCT OF THE BUSINESS OF PARENT...........................    A-26
SECTION 5.3   SHAREHOLDERS' MEETING; PROXY MATERIAL.......................    A-26
SECTION 5.4   ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT............    A-27
SECTION 5.5   NO SOLICITATION.............................................    A-27
SECTION 5.6   DIRECTOR AND OFFICER LIABILITY..............................    A-28
SECTION 5.7   COMMERCIALLY REASONABLE EFFORTS.............................    A-29
SECTION 5.8   CERTAIN FILINGS.............................................    A-29
SECTION 5.9   PUBLIC ANNOUNCEMENTS........................................    A-30
SECTION 5.10  FURTHER ASSURANCES..........................................    A-30
SECTION 5.11  EMPLOYEE MATTERS............................................    A-30
SECTION 5.12  TAX-FREE REORGANIZATION TREATMENT...........................    A-30
SECTION 5.13  STATE AND FOREIGN PERMITS...................................    A-30
SECTION 5.14  LISTING.....................................................    A-30
SECTION 5.15  STATE TAKEOVER LAWS.........................................    A-31
SECTION 5.16  CERTAIN NOTIFICATIONS.......................................    A-31
SECTION 5.17  AFFILIATE LETTERS...........................................    A-31
SECTION 5.18  POOLING.....................................................    A-31
SECTION 5.19  LETTERS OF ACCOUNTANTS......................................    A-31
ARTICLE VI    CONDITIONS TO THE MERGER....................................    A-32
SECTION 6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS......................    A-32
SECTION 6.2   CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE THE
              MERGER......................................................    A-32
SECTION 6.3   CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS TO
              CONSUMMATE THE MERGER.......................................    A-33

                                                                              PAGE
                                                                              ----
ARTICLE VII   TERMINATION.................................................    A-33
SECTION 7.1   TERMINATION.................................................    A-33
SECTION 7.2   EFFECT OF TERMINATION.......................................    A-34
SECTION 7.3   FEES........................................................    A-35
ARTICLE VIII  MISCELLANEOUS...............................................    A-35
SECTION 8.1   NOTICES.....................................................    A-35
SECTION 8.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................    A-36
SECTION 8.3   INTERPRETATION..............................................    A-36
SECTION 8.4   AMENDMENTS, MODIFICATION AND WAIVER.........................    A-36
SECTION 8.5   SUCCESSORS AND ASSIGNS......................................    A-37
SECTION 8.6   SPECIFIC PERFORMANCE........................................    A-37
SECTION 8.7   GOVERNING LAW...............................................    A-37
SECTION 8.8   SEVERABILITY................................................    A-37
SECTION 8.9   THIRD PARTY BENEFICIARIES...................................    A-37
SECTION 8.10  ENTIRE AGREEMENT............................................    A-37
SECTION 8.11  COUNTERPARTS; EFFECTIVENESS.................................    A-37

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 27, 1999 (this "AGREEMENT"), by and among Genesys Telecommunications Laboratories, Inc., a California corporation (the "COMPANY"), Alcatel, a corporation organized under the laws of France ("PARENT"), and Eden Merger Corp., a California corporation and a direct wholly-owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, and Parent as sole shareholder of Merger Sub, have each approved this Agreement and the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein, and in accordance with the California Corporations Code (the "CCC"), whereby each issued and outstanding share of common stock, no par value (the "COMMON STOCK"), of the Company (other than shares of Common Stock owned, directly or indirectly, by the Company or by Merger Sub immediately prior to the Effective Time (as defined in Section 1.1(b) hereof)), will, upon the terms and subject to the conditions and limitations set forth herein, be converted into a fraction of a Parent American Depositary Share (collectively, the "ADSS"), each of which ADS represents one-fifth of a share, nominal value 10 Euros per share of Parent (the "PARENT SHARES") in accordance with the provisions of Article I of this Agreement;

WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with certain shareholders of the Company, dated the date hereof (the "VOTING AGREEMENT"), pursuant to which, among other things, such shareholders have agreed, subject to the terms and conditions contained therein, to vote all shares of Common Stock then owned by such shareholders to approve and adopt this Agreement, and have granted to Parent a proxy to vote their shares of Common Stock upon the terms and subject to the conditions set forth therein;

WHEREAS, the parties intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes in accordance with French generally accepted accounting principles; and

WHEREAS, for federal income tax purposes, the Merger (as defined in Section 1.1(a) hereof) is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER.

       SECTION 1.1  THE MERGER.

      (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the CCC, at the Effective Time (as defined in Section 1.1(b) hereof), Merger Sub shall be merged (the "MERGER") with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of California and shall continue under the name "Genesys Telecommunications Laboratories, Inc."

      (b) Concurrently with the Closing (as defined in Section 1.7 hereof), the Company, Parent and Merger Sub shall cause an agreement of merger (the "AGREEMENT OF MERGER") with respect to the Merger to be executed and filed with the Secretary of State of the State of California (the "SECRETARY OF STATE") as provided in the CCC. The Merger shall become effective on the date and time at which the Agreement of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Agreement of Merger, and such date and time is hereinafter referred to as the "EFFECTIVE TIME."

      (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub.

       SECTION 1.2  EFFECT ON COMMON STOCK.  At the Effective Time:

      (a) CANCELLATION OF SHARES OF COMMON STOCK. Each share of Common Stock held by the Company as treasury stock and each share of Common Stock owned by Merger Sub immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Common Stock to be converted into ADSs pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist, and each holder of a certificate (representing prior to the Effective Time any such shares of Common Stock) shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive (i) the ADSs representing Parent Shares into which such shares of Common Stock have been converted, (ii) any dividend and other distributions in accordance with Section 1.3(c) hereof and
(iii) any cash, without interest, to be paid in lieu of any fraction of an ADS in accordance with Section 1.3(d) hereof.

      (b) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, no par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

      (c) CONVERSION OF SHARES OF COMMON STOCK. Subject to Section 1.3(d) hereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock referred to in the first sentence of Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.2(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (i) 1.667 ADS's in the event the Closing Share Value (as defined below) is less than $33.00 and greater than $27.00, or (ii) that number of ADS's equal to the quotient (calculated to three decimal places) obtained by dividing $55 by the Closing Share Value in the event the Closing Share Value is not less than $33.00 or (iii) that number of ADSs equal to the quotient (calculated to three decimal places) obtained by dividing $45.00 by the Closing Share Value in the event the Closing Share Value is not greater than $27.00 (the "EXCHANGE RATIO"). In the event the Closing Share Value is not greater than $24.00, Parent shall be entitled to deliver to Company shareholders, in lieu of the ADSs to which they might otherwise be entitled hereunder, an amount in cash equal to $45.00 per share of Common Stock held. The parties hereto acknowledge that in such event, several changes to the terms of the proposed transaction necessitated by such event would arise, including the fact that the proposed transaction would cease to be a tax-free reorganization. In such event, the duties of the Exchange Agent as set forth in Section 1.3 below shall be exercised for the exchange of Common Stock for cash instead of ADSs. "CLOSING SHARE VALUE" shall mean the average of the closing price of the ADS's on the New York Stock Exchange (the "NYSE") during the 10-trading day period ending 2 trading days prior to the Special Meeting.

      (d) DISSENTING SHARES. (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the CCC and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive ADSs pursuant to Section 1.2(c), but the holder thereof shall only be entitled to such rights as are granted by the CCC.

      (i) Notwithstanding the provisions of subsection (i) above, if any holder of shares of Common Stock who demands purchase of such shares under the CCC shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (A) the Effective Time or (B) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive ADSs as provided in Section 1.2(c), without interest thereon, upon surrender of the certificate formerly representing such shares.

      (ii) The Company shall give Parent (A) prompt notice of its receipt of any written demands for purchase of any shares of Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the CCC and received by the Company and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Common Stock under the CCC. The Company shall not, except with the prior written consent of Parent or as may be required under applicable laws (in which case Company shall provide prior notice to Parent), voluntarily make any payment with respect to any demands for the purchase of Common Stock or offer to settle or settle any such demands.

       SECTION 1.3  EXCHANGE OF CERTIFICATES.

      (a) Prior to the mailing of the Proxy Statement (as defined in Section 5.3(c) hereof) The Bank of New York or such other bank, trust company, Person or Persons as shall be designated by Parent and reasonably acceptable to the Company shall act as the depositary and exchange agent for the delivery of the ADSs in exchange for shares of Common Stock (the "EXCHANGE AGENT") in connection with the Merger. At or promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent the receipts ("ADRS"), representing ADSs, for the benefit of the holders of shares of Common Stock which are converted into ADSs pursuant to Section 1.2(c) hereof (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section 1.3(c) hereof and (ii) make payments in lieu of fractional ADSs, pursuant to Section 1.3(d) hereof, being hereinafter referred to as the "EXCHANGE FUND")). To the extent required, the Exchange Agent will requisition from The Bank of New York, as depositary for the ADSs (the "DEPOSITARY"), from time to time, such number of ADSs as are issuable in respect of shares of Common Stock properly delivered to the Exchange Agent. For purposes of this Agreement, "PERSON" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

      (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock (other than Dissenting Shares) (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate or Certificates shall pass, only upon proper delivery of the Certificate or Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate or certificates representing ADRs evidencing that number of whole ADSs, if any, into which the number of shares of Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and ADRs evidencing the ADSs in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor ADRs evidencing the fraction of an ADS for each share of Common Stock formerly represented by such Certificate or Certificates, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within fifteen business days of receipt thereof (but in no case prior to the Effective Time), and the Certificate or Certificates so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificate or Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash payable pursuant to subsections (c) and (d) below upon the surrender of the Certificates.

      (c) No dividends or other distributions with respect to Parent Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ADSs represented thereby by reason of the conversion of shares of Common Stock pursuant to Sections 1.2(c) hereof and no cash payment in lieu of fractional ADSs shall be paid to any such holder pursuant to Section 1.3(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the ADSs representing such securities are registered (i) at the time of such surrender or as promptly after the sale of the Excess ADSs (as defined in Section 1.3(d) hereof) as practicable, the amount of any cash payable in lieu of fractional ADSs to which such holder is entitled pursuant to Section 1.3(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to ADSs, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such ADSs.

      (d) Notwithstanding any other provision of this Agreement, no fraction of an ADS will be issued and no dividend or other distribution, stock split or interest with respect to Parent Shares shall relate to any fractional ADS, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the ADSs. In lieu of any such fractional security, each holder of shares of Common Stock otherwise entitled to a fraction of an ADS will be entitled to receive in accordance with the provisions of this
Section 1.3 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of ADSs which would otherwise be issued (the "EXCESS ADSS"). The sale of the Excess ADSs by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock, the Exchange Agent will, subject to Section 1.3(e) hereof, hold such proceeds in trust for the holders of shares of Common Stock (the "ADS TRUST"). Parent shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's shareholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess ADSs. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Common Stock in lieu of any fractional ADS interests, the Exchange Agent shall make available such amounts to such holders of shares of Common Stock without interest.

      (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificate or Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Parent for their claim for ADSs, any cash without interest, to be paid, in lieu of any fractional ADSs and any dividends or other distributions with respect to ADSs to which such holders may be entitled.

      (f) None of Parent, Merger Sub, Company or the Exchange Agent shall be liable to any Person in respect of any ADSs held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any ADSs, (ii) any cash in lieu of fractional ADSs or (iii) any dividends or distributions with respect to ADSs in respect of such Certificate or Certificates would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof)), any such ADSs, cash, dividends or distributions in respect of such Certificate or Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

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      SECTION 1.4  TRANSFER TAXES; WITHHOLDING.  If any certificate for an ADS is to be issued to, or cash is to be remitted to, a Person (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.11(b) hereof) required by reason of the issuance of the ADSs (or cash in lieu of fractional ADSs) to a Person other than the registered holder of the Certificate or Certificates so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the ADSs (or cash in lieu of fractional ADSs) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

       SECTION 1.5  STOCK OPTIONS.

      (a) Each option granted to a Company employee, consultant or director of the Company or any Subsidiary of the Company to acquire shares of Common Stock, which is outstanding immediately prior to the Effective Time ("OPTION") shall become and represent an option to purchase a number of ADSs (a "SUBSTITUTE OPTION"), determined by multiplying (i) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (ii) the Exchange Ratio (rounded to the nearest whole ADS), at an exercise price per ADS (rounded to the nearest whole cent) equal to the exercise price per share of Common Stock subject to the Option immediately prior to the Effective Time divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of an Option that is intended to qualify as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to conform with
Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Option prior to the Effective Time subject to accelerated vesting if and to the extent provided in the applicable plans as of the date hereof. Parent shall take such corporate action as may be necessary or appropriate to, as soon as practicable, but in no event more than five business days following the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the ADSs subject to any Substitute Option to the extent such registration is required under applicable law in order for such ADSs to be sold without restriction in the United States, and Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Substitute Option remains outstanding.

      SECTION 1.6 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the ADSs to which the holder thereof is entitled pursuant to this
Article I.

      SECTION 1.7 MERGER CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m., California time, on a date to be specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time, date or place is agreed to by the parties hereto (such date, the "CLOSING DATE").

      SECTION 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to shares of Common Stock, except as otherwise provided in this Agreement or by applicable law.

      SECTION 1.9 RESTRICTED STOCK. Any unvested shares of restricted stock shall be converted into ADSs pursuant to Section 1.2(c) hereof and shall continue to vest upon the same terms and conditions as under the applicable Plan and/or restricted stock agreement.

                                   ARTICLE II

                           THE SURVIVING CORPORATION.

      SECTION 2.1 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Genesys Telecommunications Laboratories, Inc."

      SECTION 2.2 BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of incorporation of such entity and the by-laws of such entity.

       SECTION 2.3  OFFICERS AND DIRECTORS.

      (a) From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Company, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

      (b) The Board of Directors of the Company effective as of, and immediately following, the Effective Time shall consist of the directors of Merger Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter previously supplied by the Company to Parent, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "COMPANY DISCLOSURE SCHEDULE") as follows:

      SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "LICENSES") required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. As used herein, the term "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, PROVIDED, HOWEVER, that in no event shall any effect that results from (x) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (y) changes affecting the telecommunications and enterprise communications software industries generally and which do not disproportionately materially affect the Company or (z) changes affecting the United States economy generally, constitute a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Articles of Incorporation and the by-laws of the Company as currently in effect. The Company's Articles of Incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of the Company's Articles of Incorporation or its bylaws.

       SECTION 3.2  CORPORATE AUTHORIZATION.

      (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's shareholders, as set forth in Section 3.2(b) hereof and as contemplated by
Section 5.3 hereof, to perform its obligations hereunder and consummate the Merger and the other transactions contemplated hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized, and this Agreement has been approved, by the Board of Directors of the Company and no other corporate proceedings, on the part of the Company, other than the approval of the Company's shareholders, are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (b) Under applicable law, the Articles of Incorporation and the rules of the Nasdaq, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the by-laws of the Company, applicable law and this Agreement, is the only vote required to approve the Merger and adopt this Agreement.

       SECTION 3.3  CONSENTS AND APPROVALS; NO VIOLATIONS.

      (a) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the by-laws of the Company; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect (without giving effect to clause (x) of the definition of Company Material Adverse Effect) and would not have a material adverse effect on, or materially delay, the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Parent or Merger Sub or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Parent or Merger Sub.

      (b) No filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "GOVERNMENTAL ENTITY") is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Articles of Merger in accordance with the CCC and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), the EC Merger Regulations (as defined below) or any foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"); (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on, or materially delay, the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Parent or Merger Sub or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Parent or Merger Sub. For purposes of this Agreement, "EC MERGER REGULATIONS" mean Council Regulation
(EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1, as amended, and the regulations and decisions of the Commission of the European Community or other organs of the European Union or European Community implementing such regulations.

      SECTION 3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value, of the Company (the "PREFERRED STOCK"). As of September 24, 1999, there were (i) 25,374,145 shares of Common Stock issued and outstanding and (ii) no shares of Preferred Stock issued and outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of September 24, 1999, there were outstanding Options to purchase 11,966,169 shares of Common Stock. The Company has provided to Parent schedules detailing each outstanding Option, the name of the holder of such Option, the number of shares of Common Stock subject to such Option, the exercise price of such Option and the vesting schedule of such Option, including the extent vested to date and whether the exercisability of such Option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as set forth in this Section 3.4 and except for changes since September 24, 1999, resulting from the exercise of Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No Subsidiary of the Company owns any capital stock or other voting securities of the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

      SECTION 3.5  SUBSIDIARIES.

      (a) Each Subsidiary of the Company that is actively engaged in any business or owns any material assets (each, an "ACTIVE COMPANY SUBSIDIARY") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for failures of this representation and warranty to be true which would not, in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "SUBSIDIARY" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. All Active Company Subsidiaries and their respective jurisdictions of incorporation and the percentage of each such Subsidiary's outstanding capital stock or equity interest owned by the Company are identified in Schedule 3.5 of the Company Disclosure Schedule.

      (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company free and clear of any Liens (as defined hereafter) or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      SECTION 3.6 SEC DOCUMENTS. The Company has filed all required reports, proxy statements, registration statements, forms and other documents with the SEC since June 17, 1997 (the "COMPANY SEC DOCUMENTS"). As of their respective dates, and giving effect to any amendments thereto, (a) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Effective Time by the Company will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

      SECTION 3.7 FINANCIAL STATEMENTS. The financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (a) were prepared from the books and records of the Company and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) are in conformity with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis (subject to normal year-end audit adjustments in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved and (d) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

      SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company SEC Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

       SECTION 3.9  PROXY STATEMENT; FORM F-4.

      (a) None of the information contained in the Proxy Statement (defined in Section 5.3(c)) (and any amendments thereof or supplements thereto) will, at the time of the mailing of the Proxy Statement to the shareholders of the Company, at the Effective Time and at the time of the Special Meeting (defined in Section 5.3(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Proxy Statement relating to Parent or Merger Sub based on information supplied by Parent for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement relating to Parent or Merger Sub based on information supplied by Parent for inclusion in the Proxy Statement.

      (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form F-4 (and/or such other form as may be applicable and used) to be filed with the SEC in connection with the issuance of ADSs and, if applicable, the deemed issuance, if any, of shares of Common Stock by reason of the transactions contemplated by this Agreement (such registration statement, as it may be amended or supplemented, is herein referred to as the "FORM F-4") will, with respect to information relating to the Company, at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except as set forth in the Company SEC Documents filed prior to the date hereof, since June 30, 1999, there has not been a Company Material Adverse Effect. Without limiting the foregoing, except as disclosed in the Company SEC Documents filed by the Company prior to the date hereof or as contemplated by this Agreement, since June 30, 1999, (i) the Company and its Subsidiaries have conducted their business in the ordinary course of business and (ii) there has not been:

      (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or of any Company Securities;

      (b) any amendment of any provision of the Articles of Incorporation or by-laws of, or of any material term of any outstanding security issued by, the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company;

      (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than borrowings under existing short term credit facilities not in excess of $100,000 in the aggregate;

      (d) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP;

      (e) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any employee benefit plan or any severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case other than in the ordinary course of business consistent with past practices;

      (f) any issuance of Company Securities other than pursuant to the exercise of Options outstanding as of June 30, 1999 and the issuance of Options after such date exercisable for not more than 750,000 shares of Common Stock and the issuance of Company Securities pursuant thereto;

      (g) any acquisition, disposition or exclusive license of assets material to the Company and its Subsidiaries or any contract or agreement that limits or purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any geographical area or any contract or agreement which involves or purports to involve exclusivity arrangements or exclusive dealings to which the Company or any of its subsidiaries is a party, except for sales of inventory in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party (other than acquisitions of noncontrolling equity interests of third parties in the ordinary course of business where the aggregate cost of all such acquisitions and dispositions does not exceed $250,000), or any merger or consolidation with any third party, by the Company or any Subsidiary;

      (h) any entry into any contract or agreement involving a commitment on behalf of the Company of up to an aggregate of $250,000 other than in the ordinary course of business;

      (i) any capital expenditure, other than capital expenditures which are not, in the aggregate, in excess of $1,000,000 for the Company and its Subsidiaries taken as a whole;

      (j) any settlement, compromise or other disposition of any claim, action or proceeding seeking monetary damages in excess of $250,000 or otherwise material to the Company;

      (k) entry by the Company into any joint venture, partnership or similar agreement with any person other than a wholly-owned Subsidiary; or

      (l) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

       SECTION 3.11  TAXES.

      (a) (1) All federal, state, local and foreign Tax Returns (as defined below) required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "COMPANY GROUP") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Company Material Adverse Effect;
(2) all Taxes (as defined below) due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect;
(3) there is no presently pending and, to the knowledge of the Company, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy which would, individually or in the aggregate, have a Company Material Adverse Effect with respect to any
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Taxes due and owing by the Company, any Subsidiary of the Company or any Company
Group nor has the Company or any Subsidiary of the Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax which would, individually or in the aggregate, have a Company Material Adverse Effect; (4) all assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid; (5) neither the Company nor any Subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary of the Company could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax; and (6) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

      (b) For purposes of this Agreement, (i) "TAXES" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes and (ii) "TAX RETURN" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

       SECTION 3.12  EMPLOYEE BENEFIT PLANS.

      (a) Except for any plan, fund, program, agreement or arrangement that is subject to the laws of any jurisdiction outside the United States, Schedule 3.12(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, and equity compensation plan; "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement, policy or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee, consultant, director or former employee, consultant or director of the Company or any Subsidiary of the Company (the "PLANS"). Schedule 3.12(a) of the Company Disclosure Schedule contains an accurate and complete list of the Plans.

      (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent a true and complete copy of the Plan and any amendments thereto, all written communications regarding any Plan and relating to any amendments to the Plan which both would result in any material liability to the Company and are not already reflected in the applicable Plan document (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, the most recent reports or summaries required under ERISA or the Code, the most recent determination letter received from the Internal Revenue Service and any material correspondence with the Internal Revenue Service at the Department of Labor with respect to each Plan intended to qualify under section 401 of the Code, the most recent annual actuarial valuations, if any, prepared by each Plan; if the Plan is funded, the most recent annual and periodic accounting of Plan assets; the most recent summary Plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Plan; and all communications material to any employee or employees relating to any Plan and any proposed Plan and not reflected in the applicable Plan document, in each case, relating to any increases in benefits, acceleration of payments or vesting schedules or other increases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

                                      A-16
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      (c) Neither the Company nor any of its ERISA Affiliates has, for the past six (6) years, maintained, established, sponsored, participated in, or contributed to, any employee benefit plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

      (d) No Plan is a "multiemployer plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in section 4063(a) of ERISA.

      (e) Each Plan has been established, operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code. The Company has performed in all material respects all obligations required to be performed by it under each Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Plan or against the assets of any Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms (for example, including 401(k) plan vesting and the exercise of previously granted options), without material liability to the Company, Parent or any of their Subsidiaries (other than ordinary administration expenses typically incurred in a termination event). There are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the Internal Revenue Service or Department of Labor with respect to any Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

      (f) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or in the case of such a Plan for which a favorable determination letter has not yet been received, the applicable remedial amendment period under Section 401(b) of the Code has not expired.

      (g) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), dependant or other covered person. The Company has never represented or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

      (h) There are no pending, or to the knowledge of the Company, threatened or anticipated, material claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

      (i) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, forgiveness of indebtedness, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, other than payments, accelerations or increases mandated by applicable law.

      (j) No payment or benefit which may be made under the Plans will be characterized as an "excess parachute payment" within the meaning of section 280G of the Code.

      (k) To the knowledge of the Company, all employee benefit plans that are subject to the laws of any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant Tax laws, and the requirements of any trust deed under which they were established. Schedule 3.12(k) lists all employee benefit plans that are subject to the laws of any jurisdiction outside the United States except for such plans that are governmental or statutory plans. Each such plan which is required by contract or under applicable local law to be funded has been funded at least to the extent so required. If and to the extent any such plan is not funded, the obligations under such plan are reflected on

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the books and records of the entity maintaining the plan and on the consolidated financial statements of the Company.

      (l) The Company, in all material respects, (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

       SECTION 3.13  LITIGATION; COMPLIANCE WITH LAWS.

      (a) Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any Governmental Entity which would (i) reasonably be expected to have a Company Material Adverse Effect or (ii) seek to delay or prevent the consummation of the Merger or the other transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any material order, writ, judgment, injunction, decree, determination or award of any court, Governmental Entity or arbitrator that would reasonably be expected to have a Company Material Adverse Effect.

      (b) The Company and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All governmental approvals, permits and licenses (collectively, "PERMITS") required to conduct the business of the Company and its Subsidiaries have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.14 LABOR MATTERS. As of the date of this Agreement (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company; (ii) to the knowledge of the Company, no union organizing campaign with respect to the Company's employees is underway; (iii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; (v) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) there are no collective bargaining agreements with any union covering employees of the Company.

      SECTION 3.15 CERTAIN CONTRACTS AND ARRANGEMENTS. Each material contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any such contract or agreement, and no event has occurred that with notice or passage of time or both would

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constitute such a breach or default thereunder by the Company or any of its
Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

       SECTION 3.16   ENVIRONMENTAL MATTERS.

      (a) (i) "CLEANUP" means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (B) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

             (ii) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (B) circumstances forming the basis of any violation of any Environmental Law (as defined hereafter).

             (iii) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations (and enforceable judicial or administrative interpretations thereof) relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

             (iv) "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

             (v) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

      (b) (i) To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 1996 and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

             (ii) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its

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

      Subsidiaries has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to have a Company Material Adverse Effect.

             (iii) There are no present or past, actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would in either case, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

             (iv) The Company agrees to cooperate with Parent to effect the retention of any permits or other governmental authorizations under Environmental Laws that will be required to permit the Company to conduct the business as conducted by the Company and its Subsidiaries immediately prior to the Closing Date.

             (v) None of the real property owned or leased by the Company or any Subsidiary of the Company is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar list of sites in the United States or any other jurisdiction requiring investigation or Cleanup, where such listing would result in a liability to the Company which would have a Company Material Adverse Effect.

       SECTION 3.17  INTELLECTUAL PROPERTY.

      (a) The Company Disclosure Schedule sets forth a list of United States, international and foreign (i) patents and patent applications, (ii) registered trademarks and trademark applications, and (iii) registered copyrights and copyright applications, in each case owned by the Company and its Subsidiaries and material to the business of the Company and its Subsidiaries ("Company Registered Intellectual Property"). Such list is only true and complete as of the Effective Date as to patents and patent applications.

      (b) To the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries own or have the right to use all Intellectual Property (as defined hereafter) material to the conduct of their businesses as currently conducted and as currently anticipated to be conducted until Closing.

      (c) (i) All registrations relating to the Company Registered Intellectual Property are subsisting, unexpired and free of liens and encumbrances; (ii) to the knowledge of the Company and its Subsidiaries, the operation of the business of the Company and its Subsidiaries as currently conducted and currently anticipated to be conducted until Closing does not infringe the Intellectual Property of any third party and no such claim is pending or threatened; (iii) no final judgment, decree, injunction, rule or order has been rendered by any Governmental Entity or arbitral body that would restrict the Company's or its Subsidiaries' rights to use any Intellectual Property owned by the Company or its Subsidiaries; and (iv) neither the Company nor its Subsidiaries have received notice of any pending suit, action or administrative proceeding that seeks to invalidate any Intellectual Property owned by the Company or its Subsidiaries; and (v) to the Company's knowledge, the consummation of the transactions contemplated by this Agreement will not result in the termination of any of the Company or Subsidiary owned or licensed Intellectual Property, except where such termination will not have a Company Material Adverse Effect.

      (d) To the knowledge of the Company and its Subsidiaries, no person is engaging in any activity that infringes any Intellectual Property owned by the Company and its Subsidiaries.

      (e) The Company and its Subsidiaries have made available to Parent copies of all material agreements relating to Licensed Intellectual Property (as defined in Section 3.17(f)(ii) below). With respect to each such material agreement:

                                      A-20
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             (i) Subject to the obtaining of any necessary third-party consents set forth in the Company Disclosure Schedule, such agreement will not cease to be in full force and effect on its terms as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement permit acceleration of or constitute a breach or default under such agreement or otherwise give rise to a right to terminate such agreement, except where such acceleration, breach, default or termination is not anticipated to have a Company Material Adverse Effect;

             (ii) Neither the Company nor its Subsidiaries have (A) received any notice of acceleration, termination or cancellation under such agreement, nor (B) received any notice of breach or default under such agreement, which breach has not been cured;

             (iii) To the knowledge of the Company and its Subsidiaries, neither the Company, its Subsidiaries, nor any other party to such agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such agreement; and

             (iv) To the Company's knowledge, such agreement is valid and binding and in full force and effect.

      (f) The Company and its Subsidiaries have taken reasonable steps in accordance with industry practice to maintain the confidentiality of their trade secrets and other confidential information of the Company and its Subsidiaries. To the knowledge of the Company and its Subsidiaries: (i) no person has misappropriated any material trade secrets or other material confidential information owned by the Company and its Subsidiaries; and (ii) no employee, independent contractor or agent of the Company and its Subsidiaries has misappropriated any trade secrets of any other person in the course of such performance as an employee; and (iii) no employee, independent contractor or agent of the Company and its Subsidiaries is in breach of any material term of any employment agreement, non-disclosure agreement or assignment of invention agreement relating to the protection or ownership of Intellectual Property material to the business of the Company and its Subsidiaries.

      (g) To the knowledge of the Company and its Subsidiaries, the Software is free of all viruses, worms or trojan horses that materially disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems. To the Company's knowledge, the Company has obtained all approvals necessary for exporting the Software outside the United States and importing the Software into any country in which the Software is licensed for use, and, to the Company's knowledge, all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

       (h) For purposes of this Agreement:

             (i) "INTELLECTUAL PROPERTY " shall mean all rights provided under U.S., state and foreign law relating to intellectual property, including without limitation all: (x) (1) patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) copyrights and copyrightable works, including, but not limited to, computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information; and (y) all registrations, applications and recordings for any of the foregoing.

             (ii) "LICENSED INTELLECTUAL PROPERTY " shall mean (x) Intellectual Property or Software licensed to the Company and its Subsidiaries by any third party, and (y) Intellectual Property and Software licensed by the Company and its Subsidiaries to any third party.

             (iii) "SOFTWARE " shall mean all computer software (i) material to the operation of the business of the Company and its Subsidiaries, or (ii) distributed or licensed by the Company and its Subsidiaries.

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      SECTION 3.18  OPINION OF FINANCIAL ADVISOR.  The Company has received the opinion of Goldman, Sachs & Co. ("GOLDMAN SACHS") to the effect that, as of such date, the consideration to be received by the holders of Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

      SECTION 3.19 BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has unanimously approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the shareholders of the Company; and (ii) resolved to recommend that the shareholders of the Company adopt this Agreement and approve the Merger.

      SECTION 3.20 TAX TREATMENT. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code, or (ii) prevent the exchange of shares of Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(1).

      SECTION 3.21 FINDERS' FEES. Except for Goldman Sachs, whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission from the Company, any Subsidiary of the Company, Parent or any of Parent's affiliates upon consummation of the transactions contemplated by this Agreement.

      SECTION 3.22 AFFILIATE TRANSACTIONS. Except as set forth in the Company SEC Documents filed prior to the date hereof, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

      SECTION 3.23 INSURANCE. The Company has provided or made available to Parent true, correct and complete copies of all policies of insurance to which each of the Company and its Subsidiaries are a party or are a beneficiary or named insured. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in business similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance).

      SECTION 3.24  YEAR 2000 COMPLIANCE.  The Company and its Subsidiaries have
(1) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (2) developed a plan and time line for rendering such Systems Year 2000 Compliant, and (3) to date, implemented such plan in accordance with such timetable as would reasonably be expected to avoid a Company Material Adverse Effect. Based on such inventory, review and assessment, all Company Systems are Year 2000 Compliant or will be Year 2000 Compliant as required to avoid having a Company Material Adverse Effect. For purposes hereof, "COMPANY SYSTEMS" shall mean all computer, hardware, software, Software, systems, and equipment (including embedded microcontrollers in noncomputer equipment) embedded within or required to operate the current products of the Company and its Subsidiaries, and/or material to or necessary for the Company and its Subsidiaries to carry on its business as currently conducted. For purposes hereof, "YEAR 2000 COMPLIANT" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

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                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

      Parent and Merger Sub, jointly and severally, represent and warrant to the Company subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "PARENT DISCLOSURE SCHEDULE"), as follows:

      SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated (or other entity duly organized), validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate or other power, as the case may be, and all Licenses required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of Parent and its Subsidiaries, taken as a whole, PROVIDED, HOWEVER, that in no event shall any effect that results from (x) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (y) changes affecting the telecommunications industry generally and which do not disproportionately materially affect Parent or (z) changes affecting the economies in which such entity operates generally, constitute a Parent Material Adverse Effect. Parent has heretofore delivered or made available to the Company true and complete copies of the governing documents or other organizational documents of like import, as currently in effect, of each of Parent and Merger Sub.

      SECTION 4.2 AUTHORIZATION. Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, by Parent as the sole shareholder of Merger Sub, this Agreement has been approved by the Board of Directors of Merger Sub, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

       SECTION 4.3  CONSENTS AND APPROVALS; NO VIOLATIONS.

      (a) Neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder will
(i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or other governing or organizational documents) of Parent or Merger Sub, as the case may be, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which any of Parent or Merger Sub is a party or by which any of them or any of their respective assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule
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or regulation of any Governmental Entity to which either Parent or Merger Sub is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of either Parent or Merger Sub to consummate the transactions contemplated hereby or (B) that become applicable as a result of the business activities in which the Company or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, the Company.

      (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub or the performance by any of them of their respective obligations hereunder, except
(i) the filing of the Articles of Merger in accordance with the CCC and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the HSR Act or the EC Merger Regulations or any other foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws; (v) the filing of a registration statement relating to the new Parent shares to be issued in connection with the issuance of the ADSs with the French Commission des Operations de Bourse (the "COB"); and
(vi) the approval (visa) of such registration statement by the COB and such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not reasonably be expected to have a Parent Material Adverse Effect and would not have a material adverse effect on the ability of either Parent or Merger Sub to perform their respective obligations hereunder or (B) that become applicable as a result of the business or activities in which the Company or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, the Company.

      SECTION 4.4 CAPITALIZATION. As of June 30, 1999 there were 198,781,381 issued Parent Shares. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, of which 100 shares are outstanding, all of which are owned by Parent. All ADSs to be issued at the Effective Time shall be, when issued, duly authorized and validly issued and fully paid and nonassessable and free of preemptive rights with respect thereto. As of June 30, 1999, there were outstanding options and securities convertible into or exchangeable or exercisable for 10,718,314 Parent Shares.

      SECTION 4.5 SEC DOCUMENTS. Parent has filed all required periodic reports on Forms 20-F and 6-K with the SEC since January 1, 1997 (the "PARENT SEC DOCUMENTS"). As of their respective dates, and giving effect to any amendments thereto, (a) the Parent SEC documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the reports on Form 20-F contained in the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Effective Time by the Parent will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Parent is required to file any form, report or other document with the SEC.

      SECTION 4.6 FINANCIAL STATEMENTS. The financial statements of Parent (including, in each case, any notes and schedules thereto) included in the Parent SEC Documents filed prior to the date hereof (a) were prepared from the books and records of Parent and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto and (c) are in conformity with applicable accounting principles applied on a consistent basis (subject to normal year-end audit adjustments in the case of unaudited statements).

                                      A-24
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      SECTION 4.7  ABSENCE OF MATERIAL ADVERSE CHANGES, ETC.  Since December 31,
1998 there has not been a Parent Material Adverse Effect.

       SECTION 4.8  PROXY STATEMENT; FORM F-4.

      (a) None of the information supplied or to be supplied by Parent or Merger Sub, as the case may be, in writing for inclusion in the Proxy Statement (and any amendments thereof or supplements thereto) will, with respect to information relating to such entities, at the time of the mailing the Proxy Statement to the shareholders of the Company, at the Effective Time and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) None of the information supplied or to be supplied by Parent or Merger Sub, as the case may be, for inclusion or incorporation by reference in the Form F-4 will, with respect to information relating to such entities, at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 4.9  LITIGATION; COMPLIANCE WITH LAWS.

      (a) Except as set forth in either the Parent SEC Documents or otherwise fully covered by insurance, there is no action, suit or proceeding pending against, or to the knowledge of Parent threatened against, Parent or any Subsidiary of Parent or any of their respective properties before any court or arbitrator or any Governmental Entity which would reasonably be expected to have a Parent Material Adverse Effect.

      (b) Parent and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

       SECTION 4.10  INTELLECTUAL PROPERTY.

      (a) Parent and its Subsidiaries own or have the right to use all material Intellectual Property reasonably necessary for Parent and its Subsidiaries to conduct their business as it is currently conducted.

      (b) To the knowledge of Parent: (i) Parent does not infringe the intellectual property rights of any third party in any respect that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) no judgment, decree, injunction, rule or order has been rendered by a Governmental Entity which would limit, cancel or question the validity of, or Parent's or its Subsidiaries' rights in and to, any Intellectual Property owned by Parent in any respect that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and
(iii) Parent has not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or Parent's or its Subsidiaries' rights in and to, any Intellectual Property, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      SECTION 4.11 MERGER SUB'S OPERATIONS. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby.

      SECTION 4.12 TAX TREATMENT. Neither Parent nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code or (ii) prevent the
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

exchange of shares of Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(1).

      SECTION 4.13 FINDERS' FEES. Except for J.P. Morgan Securities Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE V
                           COVENANTS OF THE PARTIES.

      SECTION 5.1 CONDUCT OF THE BUSINESS OF THE COMPANY. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not (and will not permit any of its Subsidiaries to) take any action or omit to take any action that would (i) make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in
Section 6.3(b) not to be satisfied or (ii) make the representation and warranty set forth in Section 3.10 false. Furthermore, for the avoidance of doubt, the Company will not take any of the actions specified in Section 3.10 (as modified by the Company Disclosure Schedule) without the prior consent of Parent.

      SECTION 5.2 CONDUCT OF THE BUSINESS OF PARENT. From the date hereof until the Closing Date, Parent will not (and will not permit any of its Subsidiaries to) take any action or omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.2(b) not to be satisfied.

       SECTION 5.3  SHAREHOLDERS' MEETING; PROXY MATERIAL.

      (a) Subject to the last sentence of this Section 5.3(a), the Company shall, in accordance with applicable law and the Articles of Incorporation and the by-laws of the Company duly call, give notice of, convene and hold a special meeting of its shareholders (the "SPECIAL MEETING") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders; PROVIDED that the Board of Directors of the Company may withdraw, modify or change such recommendation if but only if (i) it believes in good faith that a Superior Proposal (as defined in Section 5.5 hereof) has been made and (ii) it has determined in good faith, based on the advice of outside counsel, that the failure to withdraw, modify or change such recommendation is reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law. The Company shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and to take all other action necessary or advisable to secure the vote or consent of shareholders required by the CCC to obtain such approval, except to the extent that the Board of Directors of the Company has changed its recommendation to the shareholders of the Company with respect to the Merger and this Agreement in accordance with this Section 5.3(a).

      (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the shareholders of the Company in favor of approval of the Merger and this Agreement; PROVIDED HOWEVER, that the Board of Directors of the Company may, prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the

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

Company has changed its recommendation to the shareholders of the Company with respect to the Merger and this Agreement in accordance with Section 5.3(a).

      (c) Promptly following the date of this Agreement, the Company shall prepare a proxy statement relating to the adoption of this Agreement and the approval of the Merger by the Company's shareholders (the "PROXY STATEMENT"), and Parent shall prepare and file with the SEC, following resolution of any comments the SEC may have with respect to the Proxy Statement, the Form F-4, in which the Proxy Statement will be included. Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents and shall furnish all information concerning such party as the other party may reasonably request in connection with the preparation of such documents. Parent and the Company shall each use its reasonable best efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act.

      (d) The Company shall as promptly as practicable notify Parent of the receipt of any comments from the SEC relating to the Proxy Statement. Each of Parent and the Company shall as promptly as practicable notify the other of (i) the effectiveness of the Form F-4, (ii) the receipt of any comments from the SEC relating to the Form F-4 and (iii) any request by the SEC for any amendment to the Form F-4 or for additional information. All filings by Parent and the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement, the Form F-4 and any amendment or supplement thereto, shall be subject to the prior review of the other, and all mailings to the Company's shareholders in connection with the transactions contemplated by this Agreement shall be subject to the prior review of Parent.

      SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT. Upon reasonable advance notice, between the date hereof and the Closing Date, the Company shall (i) give Parent, its respective counsel, financial advisors, auditors and other authorized representatives (collectively, "PARENT'S REPRESENTATIVES") reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent's Representatives such financial and operating data and other information relating to the Company, its Subsidiaries and their respective operations as such Persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; PROVIDED THAT any information and documents received by Parent or Parent's Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreements dated August 17, 1999 and September 21, 1999 between Parent and the Company (the "CONFIDENTIALITY AGREEMENTS"), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof until the Effective Time.

      SECTION 5.5 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall cause its respective officers, directors, advisors, representatives or other agents of the Company not to, directly or indirectly, (a) solicit, initiate or encourage any inquiry, offer or proposal that constitutes an Acquisition Proposal (as defined hereafter) or (b) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal (or inquires with respect thereto) or has advised the Company that it is interested in making an Acquisition Proposal; PROVIDED THAT, if and only if (i) the Company's Board of Directors believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisor, that such Acquisition Proposal is a Superior Proposal and (ii) the Company's Board of Directors determines in good faith, based on such matters as it deems relevant, including the advice of the Company's outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information is reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may furnish information with respect to the Company and its Subsidiaries and participate in negotiations regarding such Acquisition Proposal; PROVIDED THAT the Company will not disclose any information to such Person without (i) first entering into a confidentiality agreement on terms no less favorable to the Company than the one entered into by Company and Parent on August 17, 1999, and (ii) providing Parent twenty-four (24) hours notice of the Company's intention to provide such information, PROVIDED that Company is not in breach of this Section 5.5. The Company shall provide Parent with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the terms thereof. The Company shall inform Parent as promptly as practicable, and in any event within one (1) business day, regarding any change in the terms of any Acquisition Proposal with a third party or any other material development regarding any Acquisition Proposal with a third party. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 50% or more of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that, if consummated, would result in any Person beneficially owning 50% or more of any class of equity securities of the Company, or a substantial portion of the assets of, the Company and its Subsidiaries taken as a whole or any solicitation in opposition to approval by the Company's shareholders of this Agreement, other than the transactions contemplated by this Agreement. As used herein, a "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal which in the reasonable judgment of the Company's Board of Directors, based on such matters as it deems relevant including the advice of the Company's financial advisor, (i) is likely to result in a transaction providing greater benefits to the Company's shareholders than those provided pursuant to this Agreement, and (ii) is reasonably capable of being financed by the Person making such Proposal on a timely basis. Nothing contained in this
Section 5.5 shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party unless such third party has made a Superior Proposal.

       SECTION 5.6  DIRECTOR AND OFFICER LIABILITY.

      (a) Parent and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined hereafter) as provided in the Articles of Incorporation or by-laws of the Company or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect in accordance with its terms.

      (b) For six years after the Effective Time, Parent shall or shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company and any of its Subsidiaries (the "INDEMNITEES") to the same extent as set forth in subsection (a) above. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied. (c) For six (6) years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (the "MAXIMUM AMOUNT") to maintain or procure insurance coverage pursuant hereto; PROVIDED, FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

      (d) The obligations of Parent and the Surviving Corporation under this
Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

      SECTION 5.7 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

      SECTION 5.8  CERTAIN FILINGS.

      (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Form F-4 Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Form F-4 Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this Section 5.8, each party hereto shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten (10) days of the date of this Agreement, and each party will use its reasonable best efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Without limiting the provisions of this Section 5.8, each party hereto shall use commercially reasonable efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable.

      (b) The Company and Parent shall each use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transaction contemplated by this Agreement under any Antitrust Law (as defined below). Notwithstanding anything to the contrary in this Agreement, none of Parent, any of its Subsidiaries or the Surviving Corporation, shall be required (and the Company shall not, without the prior written consent of Parent, agree, but shall, if so directed by Parent, agree) to hold separate or divest any of their respective assets or operations or enter into any consent decree or licensing or other arrangement with respect to any of their assets or operations.

      (c) Each of the Company and Parent shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission of the European Community or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

      (d) "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate competition or actions having the purpose or effect of monopolization or restraint of trade.

      SECTION 5.9 PUBLIC ANNOUNCEMENTS. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement
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with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consent of the other party, except that public disclosure may be made as may be required by law or by any listing agreement with, or the policies of, a national securities exchange following prior consultation with the other party.

      SECTION 5.10 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger.

       SECTION 5.11  EMPLOYEE MATTERS.

      (a) For a period of one year immediately following the date of the Closing, Parent agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("CONTINUING EMPLOYEES") coverage by benefit plans or arrangements that are, in the aggregate, substantially equivalent to (including, with respect to eligibility requirements, exclusions and the employee portion of the cost of such benefit plans or arrangements) than those provided to the employees of the Company immediately prior to the date of the Closing (other than stock option or other equity-based plans and other than employment, severance or similar plans and agreements).

      (b) Parent shall, and shall cause the Surviving Corporation and Parent's Subsidiaries to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 3.12(a) of the Company Disclosure Schedule, except as such agreements, contracts, arrangements, commitments and understandings may be amended or waived with the consent of the applicable employee.

      (c) The holders of Options have been or will be given by the Company, or shall have property waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Date.

      SECTION 5.12 TAX-FREE REORGANIZATION TREATMENT. In the event Parent does not exercise its election under Section 1.2(c) to convert shares of Common Stock into cash as set forth in Section 1.2(c), each of Parent and the Company shall take all reasonable actions necessary to cause the Merger to qualify as a reorganization under the provisions of section 368(a) of the Code and the exchange of shares of Common Stock pursuant to the Merger to meet the requirements of Treasury Regulation Section 1.367(a)-3(c)(1) and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(e) hereof, and neither party will take any action inconsistent therewith.

      SECTION 5.13 STATE AND FOREIGN PERMITS. Parent shall use commercially reasonable efforts to obtain, prior to the effective date of the Form F-4 Registration Statement, all necessary state and foreign securities law permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

      SECTION 5.14 LISTING. Parent shall use commercially reasonable efforts to cause the ADSs to be issued in the Merger or upon exercise of Substitute Options or upon cancellation of Options to be listed on the NYSE, subject to notice of official issuance thereof, prior to the Closing Date.

      SECTION 5.15 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger, the Company and Parent shall each take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger.

      SECTION 5.16 CERTAIN NOTIFICATIONS. Between the date hereof and the Effective Time, each party shall promptly notify the other party hereto in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VI.

      SECTION 5.17 AFFILIATE LETTERS. The Company shall, at least 45 days prior to the date of the Special Meeting, deliver to Parent a list reasonably satisfactory to Parent setting forth the names and addresses of all persons who at the time of the Special Meeting are, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an affiliate on such list to execute a written agreement at least 30 days prior to the date of the Special Meeting in the form of Exhibit A hereto (collectively, the "AFFILIATE AGREEMENTS").

      SECTION 5.18 POOLING. From and after the date of this Agreement and until the Effective Time, neither Parent nor the Company, nor any of their respective Subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a French "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a French "pooling of interests" for accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, no action or omission shall be required on the part of the Company or any of its affiliates pursuant hereto if the Company or any such affiliate determines, in good faith, that such action or omission could be detrimental (other than to a de minimus extent) to the Company or such affiliate.

       SECTION 5.19  LETTERS OF ACCOUNTANTS.

      (a) Parent shall use commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated and delivered the date on which the Form F-4 shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

      (b) The Company shall use commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated and delivered the date on which the Form F-4 shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                   ARTICLE VI
                           CONDITIONS TO THE MERGER.

      SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) This Agreement shall have been adopted, and the Merger approved, by the shareholders of the Company in accordance with applicable law;

      (b) Any applicable waiting periods under the HSR Act and the EC Merger Regulation relating to the Merger shall have expired or been terminated;

      (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

      (d) The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky," other state, federal and foreign securities laws applicable to the registration and qualification of the ADSs and the Parent Shares following the Closing shall have been complied with (including visas of the COB); and

      (e) The ADSs issuable in accordance with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

      SECTION 6.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE THE MERGER. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) Parent and Merger Sub shall each have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

      (b) The representations and warranties of Parent and Merger Sub contained in Article IV hereof (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect;

      (c) The Company shall have received certificates signed by any senior executive vice president of Parent, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) hereof have been satisfied or waived; and

      (d) In the event Parent does not exercise its election under Section 1.2(c) to convert shares of Common Stock into cash as set forth in Section 1.2(c), the Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code and that Parent, Merger Sub and the Company are each parties to a reorganization and such opinion shall not have been withdrawn prior to the Effective Time; PROVIDED, HOWEVER, that if Wilson Sonsini Goodrich & Rosati, Professional Corporation does not render such opinions, this condition shall nonetheless be deemed to be satisfied with respect to Company if Shearman & Sterling renders such opinions to Company. The Company agrees to make such reasonable representations related to the requirements of Section 368 and 367 of the Code as may be requested by tax counsel in connection with the opinions referred to above.

      SECTION 6.3 CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS TO CONSUMMATE THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof (except for those agreements set forth in Section 5.18);

      (b) The representations and warranties of the Company contained in Article III hereof (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect;

      (c) Parent shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

      (d) All foreign laws regulating competition, antitrust, investment or exchange control shall have been complied with, and all approvals required under such foreign laws shall have been received;

      (e) In the event Parent does not exercise its election under Section 1.2(c) to convert shares of Common Stock into cash as set forth in Section 1.2(c). Parent shall have received an opinion of Shearman & Sterling, its tax counsel, in form and substance reasonable satisfactory to it, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code and that Parent, Merger Sub and the Company are each parties to a reorganization and such opinion shall not have been withdrawn prior to the Effective Time PROVIDED, HOWEVER, that if Shearman & Sterling does not render such opinions, this condition shall nonetheless be deemed to be satisfied with respect to Parent and Merger Sub if Wilson Sonsini Goodrich & Rosati, Professional Corporation renders such opinions to Parent. Parent and Merger Sub agree to make such reasonable representations related to the requirements of Section 368 and 367 of the Code as may be requested by tax counsel in connection with the opinions referred to above; and

      (f) Each of the individuals listed on Schedule 6.3(f) shall have executed an employment agreement concurrently with the execution and delivery of this Agreement, and such employment agreement shall be in full force and effect at the Effective Time.

                                  ARTICLE VII
                                  TERMINATION.

      SECTION 7.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained shareholder approval:

      (a) by the mutual written consent of the Company and Parent;

      (b) by either the Company or Parent, if the Merger has not been consummated by May 31, 2000, or such other date, if any, as the Company and Parent shall agree upon; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement;

      (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

      (d) by Parent, if (i) the Board of Directors of the Company shall have withheld, withdrawn or modified or amended in any respect adverse to Parent or Merger Sub its approval or recommendation of the Merger or shall have resolved to do so, or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Acquisition Proposal or shall have resolved or announced an intention to do so, or (iii) a tender offer, exchange offer for 50% or more of the outstanding shares of the Company Common Stock is announced or commenced and, either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its shareholders or (B) within (i) ten
(10) business days of such commencement or (ii) in any event, at least three (3) business days prior to the shareholder meeting, the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), (iv) the Company shall have failed to include in the Proxy Statement the recommendation of the Company's Board of Directors in favor of the approval of the Merger or this Agreement, (v) the Company's Board of Directors shall have failed to reaffirm its recommendation in favor of the approval of the Merger and this Agreement within ten business days after the announcement of an Acquisition Proposal and Parent's written request for such reaffirmation in connection therewith (unless such announcement shall have occurred less than ten business days prior to the Special Meeting, in which case such reaffirmation shall occur as soon as practicable, and if so practicable, in advance of the Special Meeting), or (vi) the Company shall have breached its obligations under
Section 5.5 in any respect;

      (e) by either the Company or Parent, if the approval of the shareholders of the Company of the Merger and the adoption of this Agreement shall not have been obtained at a duly held meeting of shareholders of the Company or any adjournment thereof;

      (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 7.1; or

      (g) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of commercially reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 7.1. The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

      SECTION 7.2 EFFECT OF TERMINATION. Except for any willful breach of this Agreement by any party hereto (which willful breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any Termination Fee (as defined in Section 7.3(a) hereof)), if this Agreement is terminated pursuant to Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED, HOWEVER that notwithstanding such termination the agreements contained in Sections 7.2, 7.3 and 8.7 hereof and the provision to Section 5.4 hereof shall survive the termination hereof.

       SECTION 7.3  FEES.

      (a) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to $45 million (the "TERMINATION FEE") if:

             (i) this Agreement is terminated by Parent pursuant to Section 7.1(d) hereof, other than a termination pursuant to Section 7.1(d)(i) either (A) after the occurrence of a Parent Material Adverse Effect or (B) in the event the representations and warranties of Parent set forth in
      Article IV were not true in all material respects at the time of the withdrawal, modification or amendment referred to in such section; or

             (ii) (A) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(e) hereof due to the failure of the Company's shareholders to approve the Merger and this Agreement, (B) at the time of such failure to so approve the Merger and this Agreement there shall exist an Acquisition Proposal with respect to the Company that has not been publicly and irrevocably withdrawn and (C) within nine (9) months after such termination, the Company shall enter into a definitive agreement with respect to any merger, consolidation, recapitalization, liquidation, tender offer, exchange offer or other business combination involving the acquisition, purchase or change of control of 50% or more of any class of equity securities of the Company (an "ACQUISITION TRANSACTION") or any Acquisition Transaction shall be consummated.

      (b) The Company shall pay the Termination Fee required to be paid pursuant to Section 7.3(a) hereof (if all conditions thereto have been satisfied) (i) not later than one (1) business day after the termination of this Agreement by Parent or (ii) in the case of Section 7.3(a)(ii), at or prior to the execution of an agreement described in Section 7.3(a)(ii)(C).

      (c) Except as provided otherwise in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                                  ARTICLE VIII

                                 MISCELLANEOUS.

      SECTION 8.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

If to the Company, to:

          Genesys Telecommunications Laboratories, Inc.
           1155 Market Street
           San Francisco, California 94103
           United States
           Fax: (415) 437-1250
           Attention: President
with a copy to:

          Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           United States
           Fax: (650) 493-6811
           Attention: Jeffrey D. Saper, Esq.
           Steve L. Camahort, Esq.

If to Parent or Merger Sub, to:

          Alcatel
           54, rue La Boetie
           75008 Paris
           FRANCE
           Fax: 33-140-761-435
           Attention: Pascal Durand-Barthez

with a copy to:

          Shearman & Sterling
           1550 El Camino Real
           Menlo Park, California 94025
           UNITED STATES
           Fax: (650) 330-2299
           Attention: Alan F. Denenberg, Esq.
           Christopher D. Dillon, Esq.

      SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

      SECTION 8.3 INTERPRETATION. References herein to the "knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

       SECTION 8.4  AMENDMENTS, MODIFICATION AND WAIVER.

      (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED THAT after the adoption of this Agreement by the shareholders of the Company, no such amendment shall be made except as allowed under applicable law.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Parent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

      SECTION 8.6 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

      SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

      SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

      SECTION 8.9 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent and Merger Sub under this Agreement, and for the benefit of Parent and Merger Sub, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Article I and Section 5.6 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

      SECTION 8.10 ENTIRE AGREEMENT. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

      SECTION 8.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.
                                  ALCATEL

                                  By: /s/ SERGE TCHURUK
                                     -------------------------------------------
                                     Name: Serge Tchuruk
                                     Title: Chairman and Chief Executive Officer

                                  EDEN MERGER CORP.

                                  By: /s/ PAUL A. WENSEL
                                     -------------------------------------------
                                     Name: Paul A. Wensel
                                     Title: Secretary

                                  GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                                  By: /s/ ORI SASSON
                                     -------------------------------------------
                                     Name: Ori Sasson
                                     Title: Chief Executive Officer

                                    ANNEX B

GOLDMAN, SACHS & CO.
- 85 BROAD STREET
- NEW YORK, NEW YORK 10004
TEL: 212-902-1000

                                                                 GOLDMAN
                                                                 SACHS

PERSONAL AND CONFIDENTIAL

September 27, 1999

Board of Directors
Genesys Telecommunications Laboratories, Inc.
1155 Market Street
San Francisco, CA 94103

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, no par value (the "Shares"), of Genesys Telecommunications Laboratories, Inc. (the "Company") of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 27, 1999, among Alcatel ("Buyer"), Eden Merger Corp., a wholly owned subsidiary of Buyer ("Merger Sub"), and the Company (the "Agreement"). For purposes of this opinion, "Consideration" shall mean (a) the per Share exchange ratio of (i)
1.667 American Depository Shares of Buyer (an "ADS"), each of which represents one-fifth of a share, nominal value 10 Euros per share, of Buyer (each, a "Buyer Share") in the event the average closing price of an ADS on the New York Stock Exchange during the 10 trading day period ending two trading days prior to the special meeting of the Company's shareholders to be held for the purpose of considering and taking action upon the Agreement and the merger (the "Merger") of Merger Sub with and into the Company (the "Closing Share Value") is less than $33.00 and greater than $27.00, or (ii) that number of ADS's equal to the quotient obtained by dividing $55 by the Closing Share Value in the event the Closing Share Value is not less than $33.00 or (iii) that number of ADS's equal to the quotient obtained by dividing $45.00 by the Closing Share Value in the event the Closing Share Value is not greater than $27.00, or (b) in the event the Closing Share Value is less than $24.00 and Buyer does not elect under
Section 1.2(c) of the Agreement to convert Shares into ADS's as set forth in
Section 1.2(c), $45.00 per Share in cash.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We

Board of Directors
Genesys Telecommunications Laboratories, Inc.
September 27, 1999
Page Two

are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as lead managing underwriter of the Company's initial public offering in June 1997, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. In addition, we have provided certain investment banking services to Buyer from time to time, including having acted as a joint global coordinator and a lead managing underwriter of the initial public offering of ALSTOM, formerly a 50/50 joint venture between Buyer and The General Electric Company, p.l.c., in June 1998, and may provide investment banking services to Buyer and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-1, dated June 12, 1997, and the prospectus, dated June 16, 1997, relating to the initial public offering of the Company; Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended June 30, 1998; Annual Reports to Shareholders and Annual Reports on Form 20-F of the Buyer for the five years ended December 31, 1998; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain Reports of Foreign Private Issuer on Form 6-K of the Buyer; certain other communications from the Company and the Buyer to their respective shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and Buyer regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares, the Buyer Shares and ADS's, compared certain financial and stock market information for the Company and the Buyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the telecommunications industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, Buyer did not make available to us its projections of expected future performance. Accordingly, our review with respect to such information was limited to discussions with senior managers of Buyer of the estimates of research analysts for Buyer. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Buyer or any of their subsidiaries,

Board of Directors
Genesys Telecommunications Laboratories, Inc.
September 27, 1999
Page Three

and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
GOLDMAN, SACHS & CO.

                                    ANNEX C

                                VOTING AGREEMENT

      VOTING AGREEMENT, dated as of September 27, 1999 (this "Agreement"), between Alcatel, a company organized under the laws of France ("Parent"), and certain shareholders of Genesys Telecommunications Laboratories, Inc., a California corporation (the "Company"), as set forth on Exhibit A hereto (collectively, the "Individual Shareholders").

WITNESSETH:

      WHEREAS, Parent, Merger Sub, a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for, among other things, the merger of Merger Sub with and into the Company;

      WHEREAS, certain shareholders of the Company own such number of shares of common stock, no par value, of the Company ("Common Stock") as is set forth on Exhibit A hereto; and

      WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that the Individual Shareholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Individual Shareholder has agreed, to enter into this Agreement with respect to all shares of Common Stock now owned and which may hereafter be acquired by the Individual Shareholders (the "Shares");

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                VOTING OF SHARES

      SECTION 1.01. Vote in Favor of Merger; Grant of Proxy. (a) During the period commencing on the date hereof and terminating at the Effective Time, each Individual Shareholder, solely in his or her capacity as a shareholder of the Company, agrees to vote (or cause to be voted) all shares of Common Stock currently beneficially owned by such Individual Shareholder, and all shares of Common Stock which such Individual Shareholder acquires in the future, at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, (i) in favor of the approval, consent, ratification and adoption of the Merger Agreement and the Merger, and (ii) against any action that would materially impede, interfere, or discourage the Merger, and, other than the Merger and the transactions contemplated by the Merger Agreement, against any merger, consolidation or other business combination involving the Company, against any recapitalization, reorganization, dissolution or liquidation of the Company and against any extraordinary corporate transaction involving a disposition of 50% or more of the assets of the Company, and against any action that would result in any material breach of representation, warranty, covenant, or agreement of the Company under the Merger Agreement.

      (b) Each Individual Shareholder, solely in his or her capacity as a shareholder of the Company, also hereby constitutes Parent, or any nominee of Parent, with full power of substitution, as such Individual Shareholder's irrevocable proxy and attorney-in-fact to vote and otherwise act (by written consent or otherwise) with respect to such Individual Shareholder's shares of Common Stock as indicated in Section 1.01(a) in the event that such Individual Shareholder fails to comply with its obligations under such section. Each Individual Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. To the extent inconsistent with the foregoing provisions of this Section 1.01, each Individual Shareholder hereby revokes any and all previous proxies with respect to any shares of Common Stock that such Individual Shareholder owns or has the right to vote.

      (c) Notwithstanding anything in this Agreement to the contrary, no Individual Shareholder shall be required to exercise any option or convert any Company security into Common Stock.

                                   ARTICLE II
      REPRESENTATIONS, WARRANTIES AND COVENANTS OF INDIVIDUAL SHAREHOLDERS

      SECTION 2.01. Representations, Warranties and Covenants of the Individual Shareholders. Each of the Individual Shareholders (referred to in this Section
2.01 as "he") hereby represents and warrants to Parent and Merger Sub solely with respect to himself that:

      (a) Holdings. He is the lawful record and beneficial owner of the number of shares of Common Stock set forth on Exhibit A of this Agreement, free and clear of all encumbrances, and, except as contemplated by this Agreement, he is not a party to any voting trust, shareholder agreement, proxy or other agreement or understanding in effect with respect to the voting or transfer of any shares
of Common Stock; except that           shares of Common Stock owned by Alec
Miloslavsky and           shares of Common Stock owned by Gregory Shenkman are
subject to certain forward contracts with Salomon Smith Barney, Inc.

      (b) Capacity; No Conflict. He has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Individual Shareholder, and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of such Individual Shareholder. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Individual Shareholder or such Individual Shareholder's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental body, agency, official or authority is required by or with respect to such Individual Shareholder in connection with the execution and delivery of this Agreement by such Individual Shareholder or the consummation by such Individual Shareholder of the transactions contemplated hereby, except for (i) any filings as may be required under applicable U.S. or state securities laws and the securities laws of any foreign country and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

      (c) Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Individual Shareholder or any of his affiliates, threatened against such Individual Shareholder or any of his affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on his ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Individual Shareholder or any of his affiliates or, to the knowledge of such Individual Shareholder or any of his affiliates, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on such Individual Shareholder's ability to consummate the transactions contemplated by this Agreement.

                                  ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

      Parent hereby represents and warrants to the Individual Shareholders as follows:

      SECTION 3.01. Authority Relative to This Agreement. Parent is a corporation duly incorporated and validly existing under the laws of France. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within Parent's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Individual Shareholders, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms.

      SECTION 3.02. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign, (insofar as such action or filing relates to Parent) other than (i) compliance with any applicable requirements of the HSR Act, the EC Merger Regulations, any foreign laws regulating competition or antitrust, or the Exchange Act, (ii) approvals and authorizations of self-regulatory and governmental organizations in the securities and commodities field, and (iv) such other consents, approvals and filings which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated hereby.

      (b) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of Parent, (ii) assuming receipt of or compliance with all matters referred to in
Section 3.02(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or (iii) constitute a breach of or a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit to which Parent is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any license, franchise, permit or other similar authorization held by Parent, other than, in the case of each of (ii) and (iii), any such items that, individually or in the aggregate, would not have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

                                   ARTICLE IV
                                 MISCELLANEOUS

      SECTION 4.01. Amendment; No Waiver. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Individual Shareholder and Parent or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 4.02. Fees and Expenses. Except as otherwise provided herein, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      SECTION 4.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, facsimile, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses as specified in Exhibit B hereto.

      SECTION 4.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      SECTION 4.05. Assignment; Binding Effect; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate without the consent of the Individual Shareholders.

      SECTION 4.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, that the parties hereto would not have an adequate remedy at law for money damages in such event and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 4.07. Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by the Laws of the State of California as applied to contracts executed and to be performed entirely in such state.

      (b) Each Individual Shareholder and Parent hereby irrevocably submits to the non-exclusive jurisdiction of any California State court or any Federal court sitting in the state of California in any action or proceeding arising out of or relating to this Agreement, and each Individual Shareholder hereby irrevocably agrees that all claims with respect to any such action or proceeding may be heard and determined in such California State court or in such Federal court. Each Individual Shareholder and Parent hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      SECTION 4.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 4.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 4.10. Entire Agreement. This Agreement and, to the extent referred to herein, the Merger Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect thereto; provided, however, that any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by themselves, as individuals, or by their respective officers thereunto duly authorized.

                                        ALCATEL

                                        By: /s/ SERGE TCHURUK
                                           -------------------------------------
                                           Name: Serge Tchuruk
                                           Title: Chairman and Chief Executive
                                                  Officer

                                        /s/ GREGORY SHENKMAN
                                        ----------------------------------------
                                        Gregory Shenkman

                                        /s/ ALEC MILOSLAVSKY
                                        ----------------------------------------
                                        Alec Miloslavsky

                                        /s/ ORI SASSON
                                        ----------------------------------------
                                        Ori Sasson

                                        /s/ BRUCE DUNLEVIE
                                        ----------------------------------------
                                        Bruce Dunlevie

                                   EXHIBIT A

                           OWNERSHIP OF COMMON STOCK

NAME                                    SHARES
----                                   ---------
Bruce Dunlevie.......................    840,258
Alec Miloslavsky.....................  3,125,250
Gregory Shenkman.....................  3,002,250
Ori Sasson...........................    258,918

                                   EXHIBIT B

                             ADDRESSES FOR NOTICES

      If to the Parent:

          Alcatel
          54, rue La Boetie
          75008 Paris
          France
          Attn: Pascal Durand-Barthez
          Fax:  331-4076-1435

           With a copy to:

                Shearman & Sterling
                1550 El Camino Real
                Menlo Park, California 94025
                Attn: Alan F. Denenberg, Esq.
                      Christopher D. Dillon, Esq.
                Fax:  (650) 330-2299

      If to the Individual Shareholders:

                c/o Genesys Telecommunications Laboratories, Inc.
                1155 Market Street, 11th Floor
                San Francisco, California 94103
                Fax: (415) 437-1260

           With a copy to:

                In the case of Ori Sasson:

                Jeff Saper
                Steve L. Lamahort
                Wilson, Sonsini, Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, CA 94304
                Tel: (650) 493-9300
                Fax: (650) 461-5375

                In the cases of Gregory Shenkman and Alec Miloslavsky:

                Ed Kaufman
                Irell & Manella
                1800 Avenue of the Stars, Suite 900
                Los Angeles, California 90067-4276
                Tel: (310) 277-1010
                Fax: (310) 203-7199

                                    ANNEX D
              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

1300 SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER.--

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and
      (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation is a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

           (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

           (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor or the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

           (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
           Section 1301.

           (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301 DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES.--

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Section 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization of short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302 DISSENTING SHARES, STAMPING OR ENDORSING. -- Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303 DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST;
     TIME OF PAYMENT.--

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306; payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304 DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS.--

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiff, or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305 APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL;
     COSTS OF ACTION.--

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares. (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306 DISSENTING SHAREHOLDERS: EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE. -- To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307 DISSENTING SHARES, DISPOSITION OF DIVIDENDS. -- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308 DISSENTING SHARES, RIGHTS AND PRIVILEGES. -- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309 DISSENTING SHARES, LOSS OF STATUS. -- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310 SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING. -- If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceeding under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311 CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES. -- This chapter, EXCEPT
SECTION 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312 VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON;
     SHAREHOLDERS' RIGHTS; BURDEN OF PROOF. --

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                    EXHIBIT 99.1

                                     PROXY

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 21, 2000

This Proxy is Solicited on Behalf of the Board of Directors of Genesys Telecommunications Laboratories, Inc.

      The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Shareholders to be held on January 21, 2000 and the proxy statement, and appoints Ori Sasson and Richard DeGolia, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Genesys Telecommunications Laboratories, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Shareholders of Genesys to be held at the Genesys' executive offices at 1155 Market Street, San Francisco, California, 94103 on January 21, 2000 at 11:00 AM, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

 SEE REVERSE                                                         SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

     --------------------------------------------------------

To approve and adopt the Agreement and
Plan of Merger and Reorganization,
dated as of September 27, 1999, by and
among Genesys Telecommunications
Laboratories, Inc., Alcatel and Eden
Merger Corp., and the transactions
contemplated thereby, pursuant to
which Genesys will become a
wholly-owned subsidiary of Alcatel.

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FOR         AGAINST         ABSTAIN
[ ]           [ ]             [ ]
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                                                        MARK HERE FOR ADDRESS CHANGE                      [ ]
                                                        AND NOTE AT LEFT
                                                                                                      ------------
                                                        Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee, or in other representative capacity sign name and title.
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